EXPLANATORY NOTE

This amended draft offering statement is submitted solely for the purpose of resubmitting the version that Fundrise Real Estate Investment Trust, LLC intended to submit as the initial draft offering statement on June 19, 2015. Due to an EDGAR processing error, an earlier test file of the offering statement was accepted by the EDGAR filing system instead of the correct, intended version. No changes have been made to the printed version of the offering statement that was provided to the Commission as a courtesy copy following the initial submission (other than to reflect the current date and to add this Explanatory Note).

The registrant is submitting this draft offering statement for non-public review pursuant to Rule 252(d) of Regulation A under the Securities Act of 1933, as amended.

 As submitted to the Securities and Exchange Commission on July 16, 2015 (Amendment No. 1)

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated [_____], 2015

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Fundrise Real Estate Investment Trust, LLC

Sponsored by

Rise Companies Corp.

Up to $50,000,000 in Common Shares

Fundrise Real Estate Investment Trust, LLC is a newly organized Delaware limited liability company formed to originate, invest in and manage a diversified portfolio of commercial real estate investments. We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure commercial real estate loans (including senior mortgage loans, subordinated mortgage loans (also referred to as B-Notes), mezzanine loans, and participations in such loans) and senior preferred equity investments in commercial real estate. We may also invest in commercial real estate-related debt securities (including commercial mortgage-backed securities, or CMBS, collateralized debt obligations, or CDOs, and REIT senior unsecured debt), select commercial real estate equity investments and other real estate-related assets.

We are managed by Fundrise Real Estate Investment Trust Manager , LLC, or our Manager, which is an indirectly wholly-owned subsidiary of our sponsor, Rise Companies Corp., the parent company of Fundrise, LLC, our affiliate. Fundrise, LLC owns and operates an online investment platform www.fundrise.com (the “Fundrise Platform”) that allows investors to become equity or debt holders in real estate opportunities that may have been historically difficult to access for some investors. Through the use of the Fundrise Platform, investors can browse and screen real estate investments, view details of an investment and sign legal documents online. We intend to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2015.

We are offering up to $50,000,000 in our common shares, which represent limited liability company interests in our company, to the public at $10.00 per share. The minimum investment in our common shares for initial purchases is 100 shares, or $1,000 based on the current per share price. In addition, our sponsor and Fundrise, LP, an affiliate of our sponsor, have committed to purchase an aggregate of 20,000 common shares from us at $10.00 per share in private placements by the date this offering statement is declared “qualified” by the Securities and Exchange Commission, or SEC (including 100 common shares already owned by our sponsor). We expect to offer common shares in this offering until we raise the maximum amount being offered, unless terminated by our Manager at an earlier time. For the six months following commencement of this offering, the per share purchase price for our common shares will be $10.00 per share, an amount that was arbitrarily determined by our Manager. Thereafter, the per share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will equal the sum of our net asset value, or NAV, divided by the number of our common shares outstanding as of the end of the prior fiscal quarter (NAV per share). Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our shareholders with limited liquidity on a quarterly basis for their investment in our shares.

We intend to distribute our shares principally through the Fundrise Platform.

Investing in our common shares is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 20 to read about the more significant risks you should consider before buying our common shares. These risks include the following:

•	We depend on our Manager to select our investments and conduct our operations. We will pay fees and expenses to our Manager and its affiliates that were not determined on an arm’s length basis, and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

•	We have no operating history, and as of the date of this offering circular, our total assets consist of $1,000 in subscriptions receivable. The prior performance of our sponsor and its affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•	This is a “blind pool” offering because we have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing shares.

•	Our Manager’s executive officers, key real estate and debt finance professionals are also officers, directors, managers and/or key professionals of our sponsor and its affiliates. As a result, they will face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our Manager’s compensation arrangements with us and other affiliates of our sponsor.

•	Our sponsor may sponsor other companies that compete with us, and our sponsor does not have an exclusive management arrangement with us; however, our sponsor has adopted a policy for allocating investments between different companies that it sponsors with similar investment strategies.

•	This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended, or the Securities Act. The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

•	If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets. We may commence operations with as little as $1,200,000 (including proceeds from common shares purchased by affiliates of our Manager).

•	If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

•	We may change our investment guidelines without shareholder consent, which could result in investments that are different from those described in this offering circular.

•	Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. Our sponsor has agreed to purchase our common shares in this offering under certain circumstances in order to provide additional funds for distributions to shareholders; however, such issuances will dilute the equity ownership of public shareholders.

•	Our accountants calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets and investments, including related liabilities, could be liquidated on any given day.

•	Our operating agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our operating agreement require our Manager to list our shares for trading by a specified date. No public market currently exists for our shares. Until our shares are listed, if ever, you may not sell your shares. If you are able to sell your shares, you may have to sell them at a substantial loss.

•	If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level tax and, as a result, our cash available for distribution to our shareholders and the value of our shares could materially decrease.

•	Our intended investments in commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interests rates, and other risks associated with debt, senior preferred equity investments and real estate investments generally. These investments are only suitable for sophisticated investors with a high-risk investment profile.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our common shares.

	Per Share	Total Minimum		Total Maximum

Public Offering Price(1)	$10.00	$—	(2)	$50,000,000.00
Underwriting Discounts and Commissions(3)	$—	$—		$—
Proceeds to Us from this Offering to the Public (Before Expenses)	$10.00	$—	(2)	$50,000,000.00
Proceeds to Us from the Private Placements to our Sponsor and its Affiliate (Before Expenses)	$10.00	$200,000.00		$200,000.00
Total Proceeds to Us (Before Expenses)	$10.00	$200,000.00		$50,200,000.00

(1)	The price per share shown was arbitrarily determined by our Manager and will apply for the six months following commencement of this offering. Thereafter, our price per share will be adjusted every fiscal quarter and will be based on our NAV as of the end of the prior fiscal quarter.

(2)	This is a “best efforts” offering. There is no minimum amount required in order to have an initial closing, although we do not plan to start operations until we have raised at least $1,000,000 (not including the $200,000 received in the private placements to our sponsor and Fundrise, LP).

(3)	Investors will not pay upfront selling commissions in connection with the purchase of our common shares. We will reimburse our Manager for organization and offering costs. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

We will offer our common shares on a best efforts basis through the online Fundrise Platform. Neither Fundrise, LLC nor any other affiliated entity involved in the offer and sale of the shares being offered hereby is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of our common shares.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the Form S-11 disclosure format.

The date of this offering circular is [_______], 2015

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

For ease of review, we have included hyperlinks to other portions of this offering circular to permit us to not have to repeat information multiple times in the offering circular.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments, update our quarterly NAV per share amount, or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the Fundrise Platform website, www.fundrise.com. The contents of the Fundrise Platform website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our sponsor and those selling shares on our behalf in this offering will be permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the shareholder regarding the shareholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as, for non-accredited investors, their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor“ for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has an individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor who is a non-accredited investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase our common shares.

Q:	What is Fundrise Real Estate Investment Trust, LLC?

A:	We were recently formed as a Delaware limited liability company to originate, invest in and manage a diversified portfolio of commercial real estate loans and senior preferred equity investments in commercial real estate. We may also invest in commercial real estate-related debt securities, select commercial real estate equity investments and other real estate-related assets. The use of the terms “Fundrise Real Estate Investment Trust”, the “company”, “we”, “us” or “our” in this offering circular refer to Fundrise Real Estate Investment Trust, LLC unless the context indicates otherwise.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

• combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management;

• is able to qualify as a “real estate investment trust” for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that is distributed, which substantially eliminates the “double taxation” treatment (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and

• pays distributions to investors of at least 90% of its annual ordinary taxable income.

In this offering circular, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We intend to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2015.

Q:	Who will choose which investments you make?

A:	We are managed by Fundrise Real Estate Investment Trust Manager, LLC, or our Manager. Our Manager will make all of our investment decisions.

Q:	Who is Rise Companies Corp.?

A:	Rise Companies Corp., our sponsor and the parent company of our Manager, is also the parent company of Fundrise, LLC, our affiliate. Fundrise, LLC owns and operates an online investment platform www.fundrise.com (the “Fundrise Platform”).

Q:	What is the Fundrise Platform?

A:	The Fundrise Platform is an online investment platform for commercial real estate, often times referred to as a crowdfunding platform or investment marketplace. Fundrise gives investors the ability to:

• browse investment offerings based on investment preferences including location, asset type, risk and return profile;

• transact entirely online, including digital legal documentation, funds transfer, and ownership recordation; and

• manage and track investments easily through an online portfolio; receive automated distributions and/or interest payments, and regular financial reporting.

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Q:	What competitive advantages do we achieve through our relationship with our sponsor?

A:	Our Manager will utilize the personnel and resources of our sponsor to select our investments and manage our day-to-day operations. Our sponsor’s corporate, investment and operating platforms are well established, allowing us to realize economies of scale and other benefits including the following:

• Experienced Management Team — Our sponsor has a highly experienced management team of real estate and debt finance professionals, led by Benjamin S. Miller, its Co-Founder and Chief Executive Officer, and Daniel S. Miller, its Co-Founder and President. The senior investment executives at our sponsor have dedicated their entire careers to the commercial real estate sector. These executives provide stability in the management of our business and allow us to benefit from the knowledge and industry contacts they have gained through numerous real estate cycles. Please see “Management —Executive Officers of our Manager” for biographical information regarding these individuals.

• Real Estate Credit Experience — As of May 31, 2015, our sponsor had facilitated or originated approximately 46 assets in its prior programs (collectively, the “Programs”) with an aggregate purchase price of approximately $2.9 billion. Of such amount, the aggregate capital offered in the Programs was approximately $35.7 million, consisting of approximately $9.0 million of commercial real estate loan assets, $23.2 million of senior preferred equity investments in commercial real estate, and $3.5 million of commercial real estate common equity investments. The portfolios included in the Programs are diversified by investment size, security type, property type and geographic region. As a result of the depth and thoroughness of its underwriting process, the extensive investing experience of its management team and its strong performance record in managing a diverse portfolio of assets, we believe our sponsor has earned a reputation as a leading real estate manager, which has allowed it to access funding from a broad base of investors.

• Market Knowledge and Industry Relationships — Through its active and broad participation in the fixed income markets, our sponsor benefits from market information that enables it to identify attractive commercial real estate debt investment opportunities and to make informed decisions with regard to the relative valuation of financial assets and capital allocation. We believe that our sponsor’s extensive industry relationships with a wide variety of commercial real estate owners and operators, brokers and other intermediaries and third party commercial real estate debt originators will provide us with a competitive advantage in sourcing attractive investment opportunities to meet our investment objectives.

• Warehousing of Assets — Generally, our sponsor or its affiliates will close and fund each loan or other investment prior to it being acquired by us. This ability to warehouse investments allows us the flexibility to deploy our offering proceeds as funds are raised. We will acquire such investments generally at cost (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of our acquisition. In addition, if we only have sufficient proceeds to acquire a portion of a warehoused investment, our sponsor has agreed to retain the balance, in the form of a participation interest, until we have sufficient funds to acquire the rest of such investment. See “Plan of Operation – Warehousing of Assets”.

• Public Offering Experience — Our sponsor’s executive team was one of the first groups to sponsor a real estate investment opportunity through a Regulation A offering, having sponsored three Regulation A offerings from August 2012 through February 2014. In addition, our sponsor, through its wholly owned subsidiaries, runs an active online investment platform that utilizes private offering exemptions under the Securities Act to sell real estate-related securities to investors. Its management team is skilled in reporting and compliance obligations related to Regulation A and the Securities Act, and has well-developed compliance and investor relations functions.

• Distribution Support Commitment — In order to provide additional funds to pay distributions to our shareholders at a rate of at least 15% per annum on shareholders’ invested capital before we have acquired a substantial portfolio of income-producing investments, an affiliate of our sponsor has agreed to purchase up to an aggregate of $1,000,000 in additional common shares during the two-year period following commencement of this offering (the “distribution support period”). If the distributions we pay for any calendar quarter exceed our adjusted funds from operations, or AFFO, for such quarter, our sponsor will purchase shares at the end of each quarter at the then NAV per share for an aggregate purchase price equal to the amount by which the distributions paid exceed our AFFO for such quarter, up to an amount equal to a 15% cumulative, non-compounded annual return on shareholders’ invested capital prorated for such quarter. For more information regarding our sponsor’s share purchase commitment and our distribution policy, please see “Description of Our Common Shares — Distributions.”

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Q:	Why should I invest in commercial real estate investments?

A:	Our goal is to provide a professionally managed, diversified portfolio of high-quality commercial real estate assets to investors who generally have had very limited access to such investments in the past. Allocating some portion of your portfolio to a direct investment in high-quality commercial real estate assets may provide you with:

• a reasonably predictable and stable level of current income from the investment;

• diversification of your portfolio, by investing in an asset class that historically has not been correlated with the stock market generally; and

• the opportunity for capital appreciation.

Q:	Why should I invest specifically in a company that is focused primarily on commercial real estate loans and senior preferred equity investments in commercial real estate?

A:	We believe that the absence of many historical sources of debt financing for the commercial real estate market, resulting from continued uncertain economic conditions has and will continue to create a favorable environment for experienced commercial real estate lenders to produce attractive, risk-adjusted returns employing little or no leverage in the near term. The de-leveraging and risk assessment taking place among the large institutional banks and traditional credit providers, as well as the temporary suspension of securitized vehicles as a means of financing, has left real estate owners with very limited options for obtaining debt financing for acquisitions and refinancings. As a result, the pricing of real estate debt capital has increased dramatically and the terms and structure of real estate loans, including borrower recourse, have become much more favorable for lenders. At the same time, as part of this overall de-leveraging, we expect that portfolios of existing loans and debt instruments secured by commercial real estate will continue to be offered for sale by banks and other institutions at discounts to par value and in some cases with relatively attractive seller financing. In addition, many owners of commercial real estate face maturities on loans that have been syndicated or securitized or both, and may have difficulty due to the loan structure and servicing standards, in obtaining an extension even for performing, stabilized assets.

Q:	What kind of offering is this?

A:	We are offering through Fundrise, LLC’s online investment platform www.fundrise.com, or the Fundrise Platform, a maximum of $50,000,000 in our common shares to the public on a “best efforts” basis at $10.00 per share. In addition, our sponsor and Fundrise, LP, an affiliate of our sponsor, have committed to purchase an aggregate of 20,000 common shares from us at $10.00 per share in private placements by the date this offering statement is declared “qualified” by the SEC (including 100 common shares already owned by our sponsor).

Q:	How is an investment in your common shares different from investing in shares of a listed REIT?

A:	The fundamental difference between our common shares and a listed REIT is the daily liquidity available with a listed REIT. Although we have adopted a redemption plan that generally allows investors to redeem shares on a quarterly basis, for investors with a short-term investment horizon, a listed REIT may be a better alternative than investing in our common shares. However, we believe our common shares are an alternative way for investors to deploy capital into a diversified pool of real estate assets, with a lower correlation to the general stock market than listed REITs. In addition, as of the date of this offering circular, the overall listed-REIT sector has recently been trading at all-time highs, with the FTSE NAREIT All REIT Index yielding generally less than 4%. We believe such pricing suggests that a substantial portion of the price of listed REITs is attributable to a built-in liquidity premium, since recent unlevered capitalization rates on real estate transactions in the private sector have averaged 6-8%, according to the most recent publicly available report published by Cushman and Wakefield, dated May 2013.

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Additionally, listed REITs are subject to more demanding public disclosure and corporate governance requirements than we will be subject to. While we are subject to the scaled reporting requirements of Regulation A, such periodic reports are substantially less than what would be required for a listed REIT.

Q:	How is an investment in your common shares different from investing in shares of a traditional non-exchange traded REIT?

A:	We neither charge nor pay any broker-dealer distribution fees, saving investors approximately 70% to 90% in upfront expenses as compared to a traditional non-exchange traded REIT. Traditional non-exchange traded REITs use a highly manpower-intensive method with hundreds to thousands of sales brokers calling on investors to sell their offerings. Our sponsor has pioneered a low cost digital platform, which we intend to leverage in conducting this offering, thus reducing the financial burdens to us of offering our common shares.

Q:	How is an investment in your common shares different from investing in shares of other real estate investment opportunities offered on the Fundrise Platform or on similar online investment platforms?

A:	We expect to be the first non-exchange traded REIT offered directly to investors solely over the internet. Currently, the Fundrise Platform and other similar online investment platforms typically offer individual property investments as private placements to accredited investors only. We intend to own a more diversified portfolio, with certain tax advantages unique to REITs, that is accessible to both accredited and non-accredited investors at a low investment minimum.

Q:	What is the purchase price for your common shares?

A:	Our Manager set our initial offering price at $10.00 per share, which will be the purchase price of our shares for the six months following commencement of this offering. Thereafter, the per share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will be equal to our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter. Our website, www.fundrise.com, will identify the current NAV per share. Any subscriptions that we receive during a fiscal quarter will be executed at a price equal to our NAV per share in effect for that fiscal quarter. See “Description of Our Common Shares—Quarterly NAV Share Price Adjustments” for more details.

Q:	How will your NAV per share be calculated?

A:	Our NAV per share will be calculated at the end of each fiscal quarter, beginning six months from the commencement of this offering, by our accountants using a process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon market default rates, discount rates, loss severity rates, and in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our quarterly or other periodic distributions and (4) estimated accruals of our operating revenues and expenses. In instances where an appraisal of the underlying real estate asset is necessary, we will engage an appraiser that has expertise in appraising commercial real estate loans and assets, to act as our independent valuation expert. The appraiser will not be responsible for or prepare our quarterly NAV per share. See “Description of our Common Shares—Valuation Policies” for more details about our NAV and how it will be calculated.

Q:	How exact will the calculation of the quarterly NAV per share be?

A:	Our goal is to provide a reasonable estimate of the market value of our shares as of the end of each fiscal quarter. Our assets will consist principally of commercial real estate loans and senior preferred equity investments. Our independent valuation expert and accountant’s valuation of the real estate underlying these assets is subject to a number of judgments and assumptions that may not prove to be accurate. The use of different judgments or assumptions would likely result in different estimates of the value of the real estate underlying our assets. Moreover, although we evaluate and provide our NAV per share on a quarterly basis, our NAV per share may fluctuate daily, so that the NAV per share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your shares in a market transaction. Further, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per share may be in favor of either shareholders who redeem their shares, or shareholders who buy new shares, or existing shareholders. See “Description of our Common Shares—Valuation Policies.”

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Q:	Will I have the opportunity to redeem my common shares?

A:	Yes. While you should view your investment in our shares as a long-term investment with limited liquidity, we have adopted a redemption plan whereby, on a quarterly basis, shareholders may request that we redeem at least 25% or more of their shares. During the first 3 years following the record date of a purchase of common shares, the per share redemption price will be calculated based on the lesser of $9.50 or the most current NAV per share value. Beginning on the third anniversary of the record date of a purchase of common shares, the per share redemption price will be calculated based on the most current NAV per share value. Shares may not be redeemed until they have been held for at least six months. The redemption price will be subject to the following price discounts depending upon when the shares are redeemed:

Holding Period from Date of Purchase	Effective Redemption Price (as percentage of per share redemption price)
Less than 6 months	No redemption allowed
6 months until 2 years	95.0%
2 years until 3 years	96.0%
3 years or more	97.0%

In addition, a shareholder requesting redemption will be responsible for any third-party costs incurred in effecting such redemption. The redemption plan may be suspended at any time without notice. See “Description of Our Common Shares—Quarterly Redemption Plan” for more details.

Q:	Will there be any limits on my ability to redeem my shares?

A:	Yes. While we designed our redemption plan to allow shareholders to request redemptions on a quarterly basis of all or any portion of their shares (subject to the six month holding period and applicable redemption discount), we need to impose limitations on the total amount of net redemptions per quarter in order to maintain sufficient sources of liquidity to satisfy redemption requests without impacting our ability to invest in commercial real estate assets and maximize investor returns. We presently intend to limit the number of shares to be redeemed during any calendar year to 5.0% of the weighted average number of common shares outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year). In the event that we do not have sufficient funds available to redeem all of the common shares for which redemption requests have been submitted in any quarter, such pending requests will be honored on a pro rata basis. For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they were purchased, on a first in first out basis. Further, to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity or to preserve our status as a REIT, our Manager may limit or suspend our redemption program. See “Description of Our Common Shares—Quarterly Redemption Plan” for more details.

Q:	Will I be charged upfront selling commissions?

A:	No. Investors will not pay upfront selling commissions as part of the price per common share purchased in this offering. Additionally, there is no dealer manager fee or other service-related fee in connection with the offering and sale of our common shares through the Fundrise Platform.

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Q:	Who will pay our organization and offering costs?

A:	Our Manager or its affiliates will pay on our behalf all costs incurred in connection with our organization and the offering of our shares. See “Estimated Use of Proceeds” for more information about the types of costs that may be incurred. Beginning on the date that we first receive offering proceeds, we will start to reimburse our Manager, without interest, for these organization and offering costs incurred both before and after that date. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full.

Q:	What fees and expenses will you pay to our Manager or any of its affiliates?

A:

We will pay our Manager a quarterly asset management fee at an annualized rate of 1.00%, which for six months following commencement of this offering will be based on our net offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior quarter.  We will also pay our Manager a special servicing fee for any non-performing asset at an annualized rate of 1.00%, which will be based on the original value of such non-performing asset.  Our Manager will determine, in its sole discretion, whether an asset is non-performing.  In addition, we will pay an affiliate of our Manager a quarterly servicing fee equal to 0-0.50% of the original value of the asset.

An affiliate of our sponsor will generally receive a market-rate origination fee in connection with the origination of our debt and equity investments, payable by the borrower/real estate company and not by us.  We will also reimburse our Manager for out-of-pocket expenses in connection with the origination of our commercial real estate loans, senior preferred equity investments and other real-estate related investments, to the extent not reimbursed by the borrower.  Additionally, we will reimburse our Manager for out-of-pocket third party expenses in connection with providing services to us (other than the Manager’s overhead, including employee costs, utilities and technology costs).  The expense reimbursements that we will pay to our Manager include expenses incurred by our sponsor in the performance of services under the shared services agreement between our Manager and our sponsor.  See “Management—Shared Services Agreement.”

The payment by us of fees and expenses will reduce the cash available for investment and distribution and will directly impact our quarterly NAV.  See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

Q:	Will you use leverage?

A:	Yes, we intend to use leverage. Our targeted leverage, after we have acquired a substantial portfolio, is between 40-60% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our gross assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage in order to quickly build a diversified portfolio of assets. Please see “Investment Objectives and Strategy” for more details.

Q:	How often will I receive distributions?

A:	We expect that our Manager will declare and pay distributions quarterly in arrears commencing in the first full quarter after the quarter in which we make our first real estate-related investment; however, our Manager may declare other periodic distributions as circumstances dictate. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. Following the conclusion of the distribution support period, we expect that the Manager will set the rate of distributions at a level that will be reasonably consistent and sustainable over time, which may be substantially less than 15% per annum. In addition, the Manager’s discretion as to the payment of distributions will be limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. See “Description of Our Common Shares — Distributions” and “U.S. Federal Income Tax Considerations.”

Any distributions that we make will directly impact our NAV, by reducing the amount of our assets. Our goal is to provide a reasonably predictable and stable level of current income, through quarterly distributions, while at the same time maintaining a fair level of consistency in our NAV. Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative) will produce your total return.

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Q:	What will be the source of your distributions?

A:	We may pay distributions from sources other than cash flow from operations, including from the proceeds of this offering, the private placements to our sponsor and Fundrise, LP, or the additional common shares sold to an affiliate of our sponsor pursuant to the distribution support commitment, (see “Q: What competitive advantages do we achieve through our relationship with our sponsor – Distribution Support Commitment” above), interest or dividend income received from our investments, principal repayment of the loans that we make, redemption and/or redemption premiums of senior preferred equity investments, the sale of investments or loan proceeds, among others, and we have no limit on the amounts we may pay from such sources. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. As a result, we expect that during the early stages of our operations, and from time to time thereafter, we may pay distributions from sources other than cash flows from operations. Distributions that represent a return of capital or exceed our operating cash flow will be reflected in our quarterly calculation of NAV.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Unless your investment is held in a qualified tax-exempt account or we designate certain distributions as capital gain dividends, distributions that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for tax purposes and will reduce the tax basis of your investment, rather than result in current tax, until your basis is reduced to zero. Return of capital distributions made to you in excess of your tax basis in our common shares will be treated as sales proceeds from the sale of our common shares. Distributions we designate as capital gain dividends will generally be taxable at long-term capital gains rates. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this offering circular entitled “U.S. Federal Income Tax Considerations.”

Q:	May I reinvest my cash distributions in additional shares?

A:	Yes. While we have not adopted a distribution reinvestment plan whereby investors may elect to have their cash distributions automatically reinvested in additional common shares, so long as this offering remains ongoing, you may choose to use the proceeds of any distribution to purchase additional shares hereunder. The purchase price for such shares will be $10.00 for the first six months of this offering. Thereafter, the per share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will be equal to our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter. Note, however, that under the rules applicable to us under Regulation A, we are only permitted to publicly offer up to $50,000,000 of our common shares in any twelve month period.

Q:	Who might benefit from an investment in our shares?

A:	An investment in our shares may be beneficial for you if you seek to diversify your personal portfolio with a public commercial real estate investment vehicle focused primarily on commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets, seek to receive current income, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:	Are there any risks involved in buying our shares?

A:	Investing in our common shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the risks relating to this offering and an investment in our shares.

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Q:	How does a “best efforts” offering work?

A:	When common shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell our common shares. Neither our sponsor, Manager nor any other party has a firm commitment or obligation to purchase any of our common shares (other than our sponsor and its affiliate’s commitment to purchase an aggregate of 20,000 common shares from us at $10.00 per share in private placements).

Q:	Who can buy shares?

A:	Generally, you may purchase shares if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include:

• “accredited investors” under Rule 501(a) of Regulation D; and

• all other investors so long as, for non-accredited investors, their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Please refer to the section above entitled “State Law Exemption and Offering Limitations” for more information.

Q:	How do I buy shares?

A:	You may purchase our common shares in this offering by creating a new account, or logging into your existing account, at the Fundrise Platform. You will need to fill out a subscription agreement like the one attached to this offering circular as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q:	Is there any minimum investment required?

A:	Yes. You must initially purchase at least 100 shares in this offering, or $1,000 based on the current per share price. There is no minimum investment requirement on additional purchases after the 100 share minimum purchase has been satisfied.

Q:	May I make an investment through my IRA or other tax-deferred retirement account?

A:	Yes. You may make an investment through your IRA or other tax-deferred retirement account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other retirement account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other retirement account, (4) whether the investment will generate unrelated business taxable income (“UBTI”) to your IRA, plan or other retirement account, and (5) whether there is sufficient liquidity for such investment under your IRA, plan or other retirement account. You should note that an investment in our common shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

Q:	Is there any minimum initial offering amount required to be sold?

A:	No. There is no minimum investment amount required in order for us to have an initial closing, although we do not plan to start operations until we have raised at least $1,000,000 in this offering (not including the $200,000 received in the private placements to our sponsor and Fundrise, LP).

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Q:	What happens to my subscription if you don’t raise at least the $1,000,000 minimum threshold from third parties in this offering?

A:	We will hold all subscription payments in a segregated bank account until the minimum threshold is met. If we do not meet the minimum threshold within 12 months after commencing the offering, we will return all subscriptions, without interest, to any investors who have purchased common shares.

Q:	What will you do with the proceeds from your offering?

A:	We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diverse portfolio of commercial real estate loans and senior preferred equity investments in commercial real estate and other select real estate-related assets. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution and will directly impact our quarterly NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

We may not be able to promptly invest the net proceeds of this offering in commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

Q:	How long will this offering last?

A:	We currently expect that this offering will remain open for investors until we raise the maximum amount being offered, unless terminated by us at an earlier time. We reserve the right to terminate this offering for any reason at any time.

Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:

• an annual report;

• a semi-annual report;

• current event reports for specified material events within four business days of their occurrence;

• supplements to the offering circular, provided every quarter during the offering beginning six months from the commencement of this offering, or more frequently if we have material information to disclose to you; and

• other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, on the Fundrise Platform at www.fundrise.com, via e-mail, or, upon your consent, via U.S. mail.

Q:	When will I get my detailed tax information?

A:	Your Form 1099-DIV tax information, if required, will be provided by January 31 of each year.

Q:	Who can help answer my questions about the offering?

A:	If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by email at investments@fundrise.com or by mail at:

Fundrise Real Estate Investment Trust, LLC

1519 Connecticut Avenue NW

Suite 200

Washington, D.C. 20036

Attn: Investor Relations

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OFFERING SUMMARY

This offering summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers About this Offering” section of this offering circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section before making a decision to invest in our common shares.

Fundrise Real Estate Investment Trust, LLC

Fundrise Real Estate Investment Trust, LLC is a newly organized Delaware limited liability company formed to invest in and manage a diversified portfolio of commercial real estate loans and senior preferred equity investments in commercial real estate. We may also invest in commercial real estate-related debt securities, select commercial real estate equity investments and other real estate-related assets. We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to shareholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

Our office is located at 1519 Connecticut Avenue NW, Suite 200, Washington, D.C. 20036. Our telephone number is (202) 584-0550. Information regarding our company is also available on our web site at www.fundrise.com.

Investment Strategy

Our objective is to use substantially all of the proceeds of this offering to originate, invest in and manage a diversified portfolio of commercial real estate investments. We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure commercial real estate loans (including senior mortgage loans, subordinated mortgage loans (also referred to as B-Notes), mezzanine loans, and participations in such loans) and senior preferred equity investments in commercial real estate. We may also invest in commercial real estate-related debt securities (including CMBS, CDOs and REIT senior unsecured debt), select commercial real estate equity investments and other real estate-related assets.

We will seek to create and maintain a portfolio of investments that generate a low volatility income stream of attractive and consistent cash distributions. Our focus on investing in debt instruments will emphasize the payment of current returns to investors and preservation of invested capital as our primary investment objectives, with a lesser emphasis on seeking capital appreciation from our investments, as is typically the case with more opportunistic or equity-oriented strategies.

Our Manager intends to directly structure, underwrite and originate many of the debt products in which we invest as this provides for the best opportunity to control our borrower and partner relationships and optimize the terms of our investments. Our proven underwriting process, which our management team has successfully developed over their extensive real estate careers in a variety of market conditions and implemented at our sponsor, will involve comprehensive financial, structural, operational and legal due diligence of our borrowers and partners in order to optimize pricing and structuring and mitigate risk. We feel the current and future market environment (including any existing or future government-sponsored programs) provides a wide range of opportunities to generate compelling investments with strong risk-return profiles for our shareholders.

Investment Objectives

Our primary investment objectives are:

•	to pay attractive and consistent cash distributions; and

•	to preserve, protect and return your capital contribution.

We will also seek to realize growth in the value of our investments by timing their sale to maximize value.

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 Market Opportunities

We believe that the near and intermediate-term market for investment in commercial real estate loans, commercial real estate senior preferred equity investments, commercial real estate-related debt securities, select commercial real estate equity investments and other real-estate related assets is compelling from a risk-return perspective. Given the prospect of low growth for the economy, we favor a strategy weighted toward targeting senior and mezzanine debt or senior preferred equity investments which maximize current income, with significant subordinate capital and downside structural protections. In contrast, returns typically associated with pure equity strategies are mostly “back-ended” and are dependent on asset appreciation, capitalization rate compression, cash flow growth, aggressive refinancing and/or sale of the underlying property. We believe that our investment strategy, combined with the experience and expertise of our Manager’s management team, will provide opportunities to originate investments with attractive current and accrued returns and strong structural features directly with real estate companies, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our shareholders.

Our Manager

Fundrise Real Estate Investment Trust Manager, LLC manages our day-to-day operations. Our Manager is indirectly wholly-owned by our sponsor through Fundrise Management LLC, whose team of real estate and debt finance professionals, acting through our Manager, will make all the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our operating agreement. Our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital. Rise Companies Corp., our sponsor, is able to exercise significant control over our business.

About the Fundrise Platform

We are also an affiliate of Fundrise, LLC, the owner and operator of an online financial platform focused on real estate, which may be found on the website: www.fundrise.com (the “Fundrise Platform”). Fundrise, LLC is a wholly-owned subsidiary of Rise Companies Corp., our sponsor.

Benjamin S. Miller and Daniel S. Miller, two of our Manager’s executive officers, are also managers of Fundrise, LLC and founders and managers of Rise Companies Corp. Messrs. Miller are responsible for overseeing the day-to-day operations of Rise Companies Corp. and its affiliates.

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Our Structure

The chart below shows the relationship among various Rise Companies Corp. affiliates and our company as of the date of this offering circular.

*      Fundrise Lending, LLC will generally originate investments on our behalf and transfer them to us as we raise sufficient offering proceeds to acquire them.

**   Pursuant to our operating agreement, the Manager will receive an asset management fee and a special servicing fee. See “Management Compensation.”

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Management Compensation

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our Manager and its affiliates.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Stage

Organization and Offering Expenses — Manager	To date, our Manager has paid organization and offering expenses on our behalf. We will reimburse our Manager for these costs and future organization and offering costs it may incur on our behalf. We expect organization and offering expenses to be approximately $500,000 or, if we raise the maximum offering amount, approximately 1% of gross offering proceeds.	$500,000

Acquisition and Development Stage

Acquisition / Origination Fee — Manager or its Affiliate	The borrower will pay up to 3.0% of the amount funded by our sponsor or affiliates of our sponsor to acquire or originate commercial real estate loans or the amount invested in the case of senior preferred equity or other real estate investments, excluding any acquisition and origination expenses and any debt attributable to such investments.

Paid directly by borrowers to our sponsor or affiliates of our sponsor, not by us.

Actual amounts are dependent upon the total equity and debt capital we raise; we cannot determine these amounts at the present time.

Reimbursement of Acquisition / Origination Expenses — Manager	We will reimburse our Manager for actual expenses incurred in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower, whether or not we ultimately acquire or originate the investment.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

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Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Operational Stage

Asset Management Fee — Manager	Quarterly asset management fee equal to an annualized rate of 1.00%, which for six months following commencement of this offering will be based on our net offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior quarter.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

Servicing Fee – Fundrise Servicing LLC or Other Party	Quarterly servicing fee from 0 to 0.50% paid to Fundrise Servicing, LLC for the servicing and administration of certain loans and investments held by us. The servicing fee is calculated as an annual percentage of the stated value of the asset, and is deducted at the time such payments on the asset are made. The fee is deducted in proportion to the split between accrued and current payments. Servicing fees may be waived at Fundrise Servicing, LLC’s sole discretion.	Actual amounts are dependent upon the amount and timing of payments received by us on subject assets; we cannot determine these amounts at the present time.

Special Servicing Fee – Manager or Other Party	Quarterly special servicing fee equal to an annualized rate of 1.00% of the original value of a non-performing asset. Whether an asset is deemed to be non-performing is in the sole discretion of our Manager.	Actual amounts are dependent upon the occurrence of an asset becoming non-performing, the original value of such asset, and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses — Manager	We will reimburse our Manager for out-of-pocket third party expenses in connection with providing services to us, other than the Manager’s overhead, including employee costs, utilities and technology costs.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

The expense reimbursements that we will pay to our Manager also include expenses incurred by our sponsor in the performance of services under the shared services agreement between our Manager and our sponsor, including any increases in insurance attributable to the management or operation of our company.

Liquidation/Listing Stage

Disposition Fees	None.	—

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Summary of Risk Factors

Investing in our common shares involves a high degree of risk. You should carefully review the “Risk Factors” section of this offering circular, beginning on page 20, which contains a detailed discussion of the material risks that you should consider before you invest in our common shares.

Conflicts of Interest

Our Manager and its affiliates will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates will face include the following:

•	Our sponsor’s real estate and debt finance professionals acting on behalf of our Manager must determine which investment opportunities to recommend to us and other Fundrise entities.

•	Our sponsor’s real estate and debt professionals acting on behalf of our Manager will have to allocate their time among us, our sponsor’s business and other programs and activities in which they are involved.

•	The terms of our operating agreement (including the Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length.

•	Our shareholders may only remove our Manager for “cause” following the affirmative vote of shareholders holding two-thirds of the outstanding common shares. Unsatisfactory financial performance does not constitute “cause” under the operating agreement.

•	At some future date after we have acquired a substantial investment portfolio that our Manager determines would be most effectively managed by our own personnel, we may seek shareholder approval to internalize our management by acquiring assets and employing the key real estate and debt finance professionals performing services to us on behalf of our Manager for consideration that would be negotiated at that time. The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, our sponsor’s real estate and debt finance professionals that become our employees may receive more compensation than they previously received from our sponsor or its affiliates. These possibilities may provide incentives to these individuals to pursue an internalization transaction, even if an alternative strategy might otherwise be in our shareholder’s best interests.

•	Our Manager may, without shareholder consent unless otherwise required by law, determine that we should merge or consolidate through a roll-up or other similar transaction involving other entities, including entities affiliated with our Manager, into or with such other entities.

Distributions

We expect that our Manager will declare and pay distributions quarterly in arrears commencing in the first full quarter after the quarter in which we make our first real estate-related investment; however, our Manager may declare other periodic distributions as circumstances dictate. In order that investors may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates.

We may pay distributions from sources other than cash flow from operations. In order to provide additional funds to pay distributions to our shareholders at a rate of at least 15% per annum on shareholders’ invested capital before we have acquired a substantial portfolio of income-producing investments, our sponsor has agreed to purchase up to an aggregate of $1,000,000 in additional common shares during the two-year period following commencement of this offering. See “Description of Our Common Shares — Distributions” for more information.

Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. Following the conclusion of the distribution support period, we expect that the Manager will set the rate of distributions at a level that will be reasonably consistent and sustainable over time, which may be substantially less than 15% per annum. In addition, the Manager’s discretion as to the payment of distributions will be limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain.

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Any distributions that we make will directly impact our NAV, by reducing the amount of our assets. Our goal is to provide a reasonably predictable and stable level of current income, through quarterly or other periodic distributions, while at the same time maintaining a fair level of consistency in our NAV. Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative) will produce your total return.

Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for tax purposes.

Borrowing Policy

We intend to employ conservative levels of borrowing in order to provide additional funds to support our investment activities. Our target leverage after we have acquired an initial substantial portfolio of diversified investments is between 40-60% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our gross assets. During the period when we are beginning our operations and growing our portfolio, we may employ greater leverage in order to quickly build a diversified portfolio of assets. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, other than during our initial period of operations, our leverage may not exceed 75% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our gross assets. See “Investment Objectives and Strategy” for more details regarding our leverage policies.

Valuation Policies

We will engage an independent valuation expert with expertise in appraising commercial real estate loans and assets to provide annual valuations of each of our commercial real estate assets and investments, including related liabilities, to be set forth in individual appraisal reports of the underlying real estate, and to adjust those valuations for events known to the independent valuation expert that it believes are likely to have a material impact on previously provided estimates of the value of the affected commercial real estate assets and investments and related liabilities. Our Manager will inform the independent valuation expert if a material event occurs between scheduled annual valuations that our Manager believes may materially affect the value of our assets.

At the end of each fiscal quarter beginning six months from the commencement of this offering, our accountants will calculate our NAV per share using a process that reflects (1) estimated values of each of our commercial real estate assets and investments, including related liabilities provided periodically by our independent valuation expert in individual appraisal reports of the underlying real estate, as they may be updated upon certain material events described below, (2) quarterly updates in the price of liquid assets for which third party market quotes are available, (3) accruals of our quarterly or other periodic distributions, and (4) estimates of quarterly accruals, on a net basis, of our operating revenues, expenses and fees. The independent valuation expert will not be responsible for or prepare our quarterly NAV per share.

Our goal is to provide a reasonable estimate of the market value of our shares on a quarterly basis. However, as with any commercial real estate valuation protocol, the conclusions reached by our independent valuation expert will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction.

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Quarterly NAV Share Price Adjustments

Our Manager approved our initial offering price of $10.00, which will be the purchase price of our shares for the six months following commencement of this offering. Thereafter, the per share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will be equal to our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter, in each case prior to giving effect to any share purchases or redemptions to be effected on such day.

Beginning after the first six months of this offering, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share that will be applicable for such fiscal quarter, which we refer to as the pricing supplement. We will also post that fiscal quarter’s NAV on the public Fundrise Platform, www.fundrise.com. The Fundrise Platform will also contain this offering circular, including any supplements and amendments. We will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV.

Any subscriptions that we receive prior to the end of a fiscal quarter will be executed at a price equal to our NAV per share applicable to such fiscal quarter. See “Description of Our Common Shares—Quarterly NAV Share Price Adjustments” for more details.

Quarterly Redemption Plan

While you should view your investment as long-term, we have adopted a redemption plan, whereby shareholders may request that we redeem at least 25% or more of their shares, effective as of the end of the fiscal quarter in which they request a redemption. During the first 3 years following the record date of a purchase of common shares, the per share redemption price will be calculated based on the lesser of $9.50 or the most current NAV per share value. Beginning on the third anniversary of the record date of a purchase of common shares, the per share redemption price will be calculated based on the most current NAV per share value. Shares may not be redeemed until they have been held for at least six months. The redemption price will be subject to the following price discounts depending upon when the shares are redeemed:

Holding Period from Date of Purchase	Effective Redemption Price (as percentage of per share redemption price)
Less than 6 months	No redemption allowed
6 months until 2 years	95.0%
2 years until 3 years	96.0%
3 years or more	97.0%

Because the Company’s NAV per share will be calculated at the end of each quarter, the redemption price may change between the date the Company receives the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a shareholder will receive may be different from the redemption price on the day the redemption request is made. In addition, a shareholder requesting redemption will be responsible for any third-party costs incurred in effecting such redemption.

Redemption of our common shares will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Redemption requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the redemption date. Shareholders may withdraw their redemption request at any time up to three business days prior to the redemption date.

We cannot guarantee that the funds set aside for the redemption plan will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the common shares for which redemption requests have been submitted in any quarter, we plan to redeem our common shares on a pro rata basis on the redemption date.

We are not obligated to redeem common shares under the redemption plan. We presently intend to limit the number of shares to be redeemed during any calendar year to 5.0% of the weighted average number of common shares outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year). There is no fee in connection with a redemption of our common shares; however, a shareholder requesting redemption will be responsible for reimbursing us for any third-party costs incurred as a result of the redemption request.

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In addition, the Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice, including if it believes that such action is in the best interest of our shareholders or is necessary to preserve our status as a REIT. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan.

Please refer to the section entitled “Description of Our Common Shares—Quarterly Redemption Plan” for more information.

Liquidity Event

Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our shareholders beginning five years from the completion of our offering stage. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or roll-off to scheduled maturity of our assets, a sale or merger of the company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our shares on a national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

Voting Rights

Our common shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the common shares, and removal of our Manager for “cause”.  Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders.  Our shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. For additional information, see “Description of Our Common Shares—Voting Rights.”

Other Governance Matters

Other than the limited shareholder voting rights described above, our operating agreement vests most other decisions relating to our assets and to the business of our company, including decisions relating to acquisitions, originations and dispositions, the engagement of asset managers, the issuance of securities in our company including additional common shares, mergers, dispositions, roll-up transactions, and other decisions relating to our business, in our Manager. See “Management” for more information about the rights and responsibilities of our Manager.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our subsidiaries are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

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We intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and any subsidiaries through which we operate will be primarily engaged in the non-investment company businesses of us and these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other interests in real estate.

We expect that most of our investments will be held by our wholly-owned or majority-owned subsidiaries and that most of these subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC Guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries.

We may in the future organize special purpose subsidiaries that will borrow under or participate in government sponsored incentive programs. We expect that some of these subsidiaries will rely on Section 3(c)(1) or Section 3(c)(7) for their Investment Company Act exemption and, therefore, our interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test.

In the event that we were to acquire assets that could make us fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we may rely on Section 3(c)(6) if 55% of our assets consist of, and at least 55% of our income is derived from, qualifying real estate assets owned by our wholly-owned or majority-owned subsidiaries.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

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RISK FACTORS

An investment in our common shares involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Risks Related to an Investment in Fundrise Real Estate Investment Trust

We have no prior operating history, and the prior performance of our sponsor or other real estate investment opportunities sponsored by our sponsor may not predict our future results.

We are a recently formed company and have no operating history. As of the date of this offering circular, we have not made any investments, and prior to our initial closing, our total assets will consist of approximately $200,000 in cash. You should not assume that our performance will be similar to the past performance of our sponsor or other real estate investment opportunities sponsored by our sponsor. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

Our operating agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our operating agreement require our Manager to list our shares for trading on a national securities exchange by a specified date. There is no public market for our shares and we currently have no plans to list our shares on a stock exchange or other trading market. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our operating agreement prohibits the ownership of more than 9.8% in value or number of our shares, whichever is more restrictive, or more than 9.8% in value or number of our common shares, whichever is more restrictive, unless exempted by our Manager, which may inhibit large investors from purchasing your shares. In its sole discretion, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity or to preserve our status as a REIT, our Manager could amend, suspend or terminate our redemption plan without notice. Further, the redemption plan includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Our Common Shares — Quarterly Redemption Plan.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of our investments and the ability of our Manager to source loan origination opportunities for us. In some cases we may also depend upon the performance of third-party loan servicers to service our loan investments. Except for investments that may be described in supplements to this offering circular prior to the date you subscribe for our shares, you will have no opportunity to evaluate the economic merits or the terms of our investments before making a decision to invest in our company. You must rely entirely on the management abilities of our Manager and the loan servicers our Manager may select. We cannot assure you that our Manager will be successful in obtaining suitable investments on financially attractive terms or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we, through our Manager, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets in a manner that is consistent with our qualification as a REIT. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

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If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return will be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, our organization documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distributions. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. Although our sponsor has agreed to purchase our common shares under certain circumstances in which our distributions exceed our AFFO in order to provide additional funds to support distributions to shareholders during the two-year period following commencement of this offering, such sales of shares would cause dilution of the ownership interests of our public shareholders. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments, and your overall return may be reduced.

Future disruptions in the financial markets or deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to originate and acquire a diversified portfolio of commercial real estate loans and senior preferred equity investments in commercial real estate. We may also invest in commercial real estate-related debt securities, select commercial real estate equity investments and other real estate-related assets. Economic conditions greatly increase the risks of these investments (see “— Risks Related to Our Investments”). The value of collateral securing any loan investment we may make could decrease below the outstanding principal amount of such loan. In addition, revenues on the properties and other assets underlying any loan investments we may make could decrease, making it more difficult for borrowers to meet their payment obligations to us. Each of these factors would increase the likelihood of default and foreclosure, which would likely have a negative impact on the value of our loan investment. More generally, the risks arising from the financial market and economic conditions are applicable to all of the investments we may make. The risks apply to commercial mortgage, mezzanine or bridge loans as well as to senior preferred equity investments. They also apply to the debt and equity securities of companies that have investment objectives similar to ours.

Future disruptions in the financial markets or deteriorating economic conditions may also impact the market for our investments and the volatility of our investments. The returns available to investors in our targeted investments are determined, in part, by: (i) the supply and demand for such investments and (ii) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. If either demand or liquidity increases, the cost of our targeted investments may increase. As a result, we may have fewer funds available to make distributions to investors.

All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in us.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our Manager’s real estate and debt finance professionals, including Messrs. Benjamin S. Miller, its Co-Founder and Chief Executive Officer, and Daniel S. Miller, its Co-Founder and President, to identify suitable investments. Our sponsor and other Fundrise entities also rely on Messrs. Miller for investment opportunities. To the extent that our Manager’s real estate and debt finance professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution. Further, because we are raising a “blind pool” without any pre-selected assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms. Delays we encounter in the selection and origination of income-producing loans and other assets would likely limit our ability to pay distributions to our shareholders and lower their overall returns. Similar concerns arise when there are prepayments, maturities or sales of our investments. See “—Prepayments can adversely affect the yields on our investments” below.

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Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this offering circular. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. Furthermore, our Manager will have broad discretion in implementing policies regarding mortgagor creditworthiness and you will not have the opportunity to evaluate potential borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Fundrise, LP, an affiliate of our sponsor, and our sponsor have only invested approximately $200,000 in us through the purchase of 20,000 of our common shares at $10.00 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsor for our organization and offering expenses, our sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis and we may begin to invest net proceeds from this offering immediately after the commencement of this offering. Further, under Regulation A, we are only allowed to raise up to $50 million in any 12 month period. We expect the size of the commercial real estate loans and equity investments that we will make will average about $1 million to $5 million per asset. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Any adverse changes in our sponsor’s financial health or our relationship with our sponsor or its affiliates could hinder our operating performance and the return on your investment.

We have engaged our Manager to manage our operations and our portfolio of commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets. Our Manager has no employees, and utilizes our sponsor’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our sponsor and its affiliates as well as our sponsor’s real estate and debt finance professionals in the identification and acquisition or origination of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in our sponsor’s financial condition or our relationship with our sponsor could hinder our Manager’s ability to successfully manage our operations and our portfolio of investments.

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Any adverse changes in Fundrise, LP’s financial health could result in Fundrise, LP being unable to fund its distribution support commitment, which could adversely impact our operating performance and the return on your investment.

Fundrise, LP, an affiliate of our sponsor, has committed to purchase up to $1 million of our common shares during the two-year period following commencement of this offering under certain circumstances in which our distributions exceed our AFFO in order to provide additional funds to support distributions to shareholders. In the event that Fundrise, LP’s financial condition suffers and it has insufficient cash from operations to meet its obligations, it may need to borrow money or use unrestricted cash in order to satisfy this commitment to us. If Fundrise, LP is unable to obtain financing and cannot satisfy this commitment to us, or in the event that a Fundrise affiliate no longer serves as our Manager, which would result in the termination of Fundrise, LP’s share purchase commitment, we would not have this source of capital available to us and our ability to pay distributions to shareholders would be adversely impacted.

Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this offering through the Fundrise Platform, which makes an investment in us more speculative.

We will conduct this offering through the Fundrise Platform, which is owned by Fundrise, LLC. Fundrise, LLC is in the early stages of its development and has a limited operating history. Only a limited number of real estate investment opportunities have been offered through the Fundrise Platform prior to this offering. Fundrise has sponsored other debt-related real estate investment opportunities under other formats prior to this offering, but this is the first REIT offering being offered through the Fundrise Platform. The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell our shares to investors through the Fundrise Platform. If we are not successful in selling our shares through the Fundrise Platform, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we presently intend to complete a transaction providing liquidity to shareholders within five years from the completion of our offering, our operating agreement does not require our Manager to pursue such a liquidity transaction. Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets, beyond five years from the termination of our offering stage. If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on shareholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We may change our targeted investments and investment guidelines without shareholder consent.

Our Manager may change our targeted investments and investment guidelines at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common shares and our ability to make distributions to you.

We have minimal operating capital, no significant assets and no revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives.  There can be no assurance that we will be able to successfully raise operating capital.  The failure to successfully raise operating capital, and the failure to attract qualified real estate companies and sufficient investor purchase commitments, could result in our bankruptcy or other event which would have a material adverse effect on us and our shareholders.  We have no significant assets or financial resources, so such adverse event could put your investment dollars at significant risk.

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Prepayments can adversely affect the yields on our investments.

Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The real estate lending market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to increase volume on our platform.

Our principal competitors include major banking institutions, private equity funds, real estate investment trusts, as well as online lending platforms that compete with the Fundrise Platform. Competition could result in reduced volumes, reduced fees or the failure of the Fundrise Platform to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, in the future we and the Fundrise Platform may experience new competition from more established internet companies possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decided to enter the online lending business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. The online real estate investing industry is driven by constant innovation. If we or the Fundrise Platform are unable to compete with such companies and meet the need for innovation, the demand for the Fundrise Platform could stagnate or substantially decline.

We rely on third-party banks and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding project loans may be adversely affected.

We and the Fundrise Platform rely on third-party and FDIC-insured depository institutions to process our transactions, including payments of corresponding loans and senior preferred equity investments and distributions to our shareholders. Under the ACH rules, if we experience a high rate of reversed transactions (known as “chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments. The Fundrise Platform also relies on computer hardware purchased and software licensed from third parties to operate the platform. This purchased or licensed hardware and software may be physically located off-site, as is often the case with “cloud services.” This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all. If the Fundrise Platform cannot continue to obtain such services elsewhere, or if it cannot transition to another processor quickly, our ability to process payments will suffer and your ability to receive distributions will be delayed or impaired.

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If our Manager fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our Manager’s ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Manager, each of whom would be difficult to replace. In particular, the Founder/Chief Executive Officer Benjamin S. Miller and Founder/Chief Financial Officer Daniel S. Miller of our parent company and sponsor, Rise Companies Corp., each of who are principals in our Manager, are critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Messrs. Benjamin S. Miller and Daniel S. Miller or other executive officers or key personnel of our Manager and the process to replace any of our Manager’s key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Risks Related to Fundrise, LLC and the Investment Platform

Fundrise, LLC is a development stage company with limited operating history and no revenues to date. As a company in the early stages of development, Fundrise, LLC faces increased risks, uncertainties, expenses and difficulties.

Fundrise, LLC has a limited operating history. For Fundrise to be successful, the volume of financings originated through the online platform will need to increase, which will require Fundrise, LLC to increase its facilities, personnel and infrastructure to accommodate the greater obligations and demands on the Fundrise Platform. The Fundrise Platform is dependent upon the website to maintain current listings and transactions in real estate-related assets. Fundrise, LLC also expects to constantly update its software and website, expand its customer support services and retain an appropriate number of employees to maintain the operations of its platform. If our business grows substantially, our sponsor may need to make significant new investments in personnel and infrastructure to support that growth. If Fundrise, LLC is unable to increase the capacity of its platform and maintain the necessary infrastructure, or if our sponsor is unable to make significant investments on a timely basis or at reasonable costs, you may experience delays in receipt of distributions on our common shares, periodic downtime of the Fundrise Platform or other disruptions to our business and operations.

Fundrise, LLC will need to raise substantial additional capital to fund its operations, and if it fails to obtain additional funding, it may be unable to continue operations.

At this early stage in its development, Rise Companies Corp. has funded substantially all of Fundrise, LLC’s operations with proceeds from private financings from individual investors. To continue the development of its platform, Rise Companies Corp. or Fundrise, LLC will require substantial additional funds. To meet its financing requirements in the future, either may raise funds through equity offerings, debt financings or strategic alliances. Raising additional funds may involve agreements or covenants that restrict Fundrise, LLC’s business activities and options. Additional funding may not be available to it on favorable terms, or at all. If Rise Companies Corp. or Fundrise is unable to obtain additional funds, it may be forced to reduce or terminate its operations. Any inability for Rise Companies Corp. or Fundrise, LLC to fund operations could have a substantial and deleterious effect on the viability and operations of Fundrise, LLC.

Fundrise, LLC has incurred net losses in the past and expects to incur net losses in the future.

Fundrise, LLC has incurred net losses in the past and expects to incur net losses in the future. Its failure to become profitable could impair the operations of its investment platform by limiting its access to working capital to operate the platform. Fundrise has not been profitable since its inception, and it may not become profitable. In addition, it expects its operating expenses to increase in the future as it expands its operations. If Fundrise, LLC’s operating expenses exceed its expectations, its financial performance could be adversely affected. If its revenue does not grow to offset these increased expenses, it may never become profitable. In future periods, Fundrise, LLC may not have any revenue growth, or its revenue could decline.

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If Fundrise, LLC were to enter bankruptcy proceedings, the operation of the Fundrise Platform and the activities with respect to our operations and business would be interrupted and subscription proceeds held in a segregated account may be subject to the bankruptcy.

If Fundrise, LLC were to enter bankruptcy proceedings or were to cease operations, we would be required to find other ways to meet obligations regarding our operations and business. Such alternatives could result in delays in the disbursement of distributions or the filing of reports or could require us to pay significant fees to another company that we engage to perform services for us. Moreover, the net proceeds we receive from this offering will be maintained in a separate, segregated bank account until we have sold the requisite number of shares needed to start operations. However, if Fundrise, LLC were to enter bankruptcy proceedings before we commence operations, any funds in this bank account may be considered part of the Fundrise, LLC bankruptcy estate, in which case the initial purchasers of shares in this offering may not get all, or any, of their money back.

If the security of our investors’ confidential information stored in Fundrise, LLC’s systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen.

The Fundrise Platform may store investors’ bank information and other personally-identifiable sensitive data. The Fundrise Platform is hosted in data centers that are compliant with payment card industry security standards and the website uses daily security monitoring services provided by Symantec Corporation. However, any accidental or willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the Fundrise Platform and its third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and real estate companies to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose investors, and the value of your investment in us could be adversely affected.

Any significant disruption in service on the Fundrise Platform or in its computer systems could reduce the attractiveness of the investment platform and result in a loss of users.

If a catastrophic event resulted in a platform outage and physical data loss, the Fundrise Platform’s ability to perform its obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of Fundrise’s technology and its underlying hosting services infrastructure are critical to Fundrise, LLC’s operations, level of customer service, reputation and ability to attract new users and retain existing users. Fundrise, LLC’s hosting services infrastructure is provided by a third party hosting provider (the “Hosting Provider”). Fundrise, LLC also maintains a backup system at a separate location that is owned and operated by a third party. The Hosting Provider does not guarantee that users’ access to the Fundrise Platform will be uninterrupted, error-free or secure. Fundrise, LLC’s operations depend on the Hosting Provider’s ability to protect its and Fundrise, LLC’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If Fundrise, LLC’s arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, Fundrise could experience interruptions in its service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in Fundrise, LLC’s service, whether as a result of an error by the Hosting Provider or other third-party error, Fundrise, LLC’s own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project investments or maintain accurate accounts, and could harm Fundrise, LLC’s relationships with its users and Fundrise, LLC’s reputations. Additionally, in the event of damage or interruption, Fundrise, LLC’s insurance policies may not adequately compensate Fundrise, LLC for any losses that we may incur. Fundrise, LLC’s disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. These factors could prevent us from processing or posting payments on the corresponding investments, damage Fundrise, LLC’s and our brand and reputation, divert our sponsor’s employees’ attention, and cause users to abandon the Fundrise Platform.

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We do not own the Fundrise name, but were granted a license by our sponsor to use the Fundrise name. Use of the name by other parties or the termination of our license agreement may harm our business.

We will enter into a license agreement with our sponsor effective upon the commencement of this offering, pursuant to which our sponsor will grant us a non-exclusive, royalty-free license to use the name “Fundrise.” Under this agreement, we will have a right to use the “Fundrise” name as long as our Manager continues to manage us. Our sponsor will retain the right to continue using the “Fundrise” name. Our sponsor is not precluded from licensing or transferring the ownership of the “Fundrise” name to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to the goodwill associated with our name that may occur as a result of the activities of our sponsor or others related to the use of our name. Furthermore, in the event the license agreement is terminated, we will be required to change our name and cease using the “Fundrise” name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.

Risks Related to Compliance and Regulation

We are offering our common shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our common shares less attractive to investors as compared to a traditional initial public offering, which may make an investment in our common shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common shares, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of real estate investments, which could severely affect the value of our common shares.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11 .

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50 million in any 12 month period, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Non-compliance with laws and regulations may impair our ability to arrange or service project loans.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

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Some states, including California, require nonfinancial companies, such as Fundrise Lending, LLC, a wholly owned subsidiary of Rise Companies Corp. (“Fundrise Lending”) that will work with our Manager to originate loans and other real estate investments, to obtain a real estate or other license in order to make commercial loans on a regular basis. Fundrise Lending has applied for a California Finance Lenders Law License with California’s Department of Business Oversight that satisfies the requirements in California. Fundrise Lending does not intend to finance project loans in states where such licenses are required until it obtains the required license. Fundrise Lending may, in the future, affiliate itself with third parties such as financial institutions in order to be able to arrange loans in jurisdictions where it might otherwise be restricted.

Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.

We intend to continue to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. We intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and any subsidiaries through which we operate will be primarily engaged in the non-investment company businesses of us and these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other interests in real estate.

In the event that we were to acquire assets that could make us fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for the exception from the definition of investment company provided for under Section 3(c)(6) of the Investment Company Act with respect to diversified holding companies primarily engaged in purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate. Because the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), there can be no assurance that the SEC or its staff will not change its view on the interpretation of Section 3(c)(6) or that they would otherwise agree with our analysis, which, in either case, could cause us to adjust our business strategy. Any such adjustment to our business strategy would have a material adverse effect on us.

If we are required to register under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Registration under the Investment Company Act would likely limit our ability to follow our current business strategies and, as a result, cause a decline in our financial condition to a material degree.

We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject. Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.

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Recent legislative and regulatory initiatives have imposed restrictions and requirements on financial institutions that could have an adverse effect on our business.

The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Such investigations may impose additional expenses on us, may require the attention of senior management of our Manager and may result in fines if we are deemed to have violated any regulations.

As Internet commerce develops, federal and state governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our and the Fundrise Platform’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to lending. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be required to pass along those costs to our borrowers in the form of increased fees, which could negatively impact our ability to make loans or other real estate investments. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of commercial financing, which would adversely affect the viability of the Fundrise Platform.

Laws intended to prohibit money laundering may require Fundrise to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require Fundrise or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common shares. We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, our common shares may be refused.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

Benjamin Miller and Daniel Miller are principals in the Manager and its parent company, Rise Companies Corp., which provides asset management and other services to our Manager and us. Prevailing market rates are determined by Management based on industry standards and expectations of what Management would be able to negotiate with a third party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in the Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The Company, Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have negative impact on the our financial performance and, consequently, on distributions to shareholders and the value of our common shares. We have adopted a conflicts of interest policy. See “Conflicts of Interest—Certain Conflict Resolution Measures—Our Policies Relating to Conflicts of Interest”.

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The interests of the Manager, the principals and its other affiliates may conflict with your interests.

The operating agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager, the principals and its other affiliates. This risk is increased by the Manager being controlled by Daniel Miller and Benjamin Miller, brothers who are principals in our sponsor and who participate, or expect to participate, directly or indirectly in other offerings by our sponsor and its affiliates. Potential conflicts of interest include, but are not limited to, the following:

•	the Manager, the principals and/or its other affiliates may continue to originate and offer other real estate investment opportunities, including additional blind pool debt offerings similar to this offering, through the Fundrise Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

•	the Manager, the principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

•	We may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with third party on an arm’s length basis; and

•	the Manager, the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

We have agreed to limit remedies available to us and our shareholders for actions by our Manager that might otherwise constitute a breach of duty.

Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Accordingly, we and our shareholders will only have recourse and be able to seek remedies against our Manager to the extent it breaches its obligations pursuant to our operating agreement. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. These provisions are detrimental to shareholders because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties. By purchasing our common shares, you will be treated as having consented to the provisions set forth in the operating agreement. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the operating agreement because of our desire to maintain our ongoing relationship with our Manager.

Risks Related to Our Investments

Our commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets will be subject to the risks typically associated with real estate.

Our commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the mortgaged properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in commercial real estate-related debt securities and select commercial real estate equity investments (including potential investments in real property) may be similarly affected by real estate property values. Therefore, our investments will be subject to the risks typically associated with real estate.

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The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting properties; and

•	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that we can realize from assets we originate, own or acquire.

In addition, to the extent we make equity investments in commercial real estate, such investments will be subject to all of the risks associated with real estate described above.

The commercial real estate loans we originate and invest in could be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. We expect that many of the commercial real estate loans that we originate will be fully or substantially non-recourse. In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the loan. If a borrower defaults on one of our commercial real estate loans and the underlying asset collateralizing the commercial real estate loan is insufficient to satisfy the outstanding balance of the commercial real estate loan, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy.

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Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans, impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Our investments in subordinated commercial real estate loans may be subject to losses.

We intend to acquire or originate subordinated commercial real estate loans. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

The mezzanine loans in which we may invest involve greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Our senior preferred equity investments involve a greater risk of loss than traditional debt financing and will be subject to the specific risks relating to the particular issuer of the securities.

A significant portion of our portfolio is expected to consist of senior preferred equity interests in entities owning real estate. Such investments are subordinate to debt financing and are not secured. Our senior preferred equity investments will involve special risks relating to the particular issuer, including the financial condition and business outlook of the issuer. As a result, senior preferred equity investments are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call or redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. Should the issuer default on our investment, in most instances we would only be able to proceed against the entity that issued the equity in accordance with the terms of the security, and not any property owned by the entity. Furthermore, in the event of bankruptcy or foreclosure, we would only be able to recoup our capital after any creditors to the entity are paid. These risks may adversely affect the value of outstanding senior preferred equity investments and the ability of the issuers thereof to make distribution payments to us. As a result, we may not recover some or all of our capital, which could result in losses.

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Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Investments in non-conforming or non-investment grade rated loans involve greater risk of loss.

Some of our investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the value of our common shares.

We may invest in CMBS, which are subject to several types of risks that may adversely impact our performance.

Commercial mortgage-backed securities, or CMBS, are bonds that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities we may invest in are subject to all the risks of the underlying mortgage loans, including the risks of prepayment or default.

In a rising interest rate environment, the value of CMBS may be adversely affected when repayments on underlying mortgage loans do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated assets but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying CMBS to make principal and interest payments or to refinance may be impaired. In this case, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities. The value of CMBS also may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.

CMBS are also subject to several risks created through the securitization process. Certain subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate securities of CMBS are also subject to greater risk than those CMBS that are more highly rated.

We may not control the special servicing of the mortgage loans included in the CMBS in which we may invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to each series of CMBS in which we may invest, overall control over the special servicing of the related underlying mortgage loans may be held by a directing certificateholder, which is appointed by the holders of the most subordinate class of CMBS in such series. We may acquire classes of existing series of CMBS where we will not have the right to appoint the directing certificateholder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions that could adversely affect our interests.

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We may invest in CDOs and such investments may involve significant risks.

We may invest in CDOs. CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities, B-Notes, mezzanine loans, REIT debt and credit default swaps. Like typical securities structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds. Like CMBS, CDOs are affected by payments, defaults, delinquencies and losses on the underlying commercial real estate loans. CDOs often have reinvestment periods that typically last for five years during which proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially. To the extent we invest in the equity securities of a CDO, we will be entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the senior debt securities and its expenses. However, there will be little or no income or principal available to the CDO equity if defaults or losses on the underlying collateral exceed a certain amount. In that event, the value of our investment in any equity class of a CDO could decrease substantially. In addition, the equity securities of CDOs are generally illiquid and often must be held by a REIT and because they represent a leveraged investment in the CDO’s assets, the value of the equity securities will generally have greater fluctuations than the values of the underlying collateral.

Investments that are not United States government insured involve risk of loss.

We may originate and acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include mortgage loans, mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under loans, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of our company and the value of our common shares may be adversely affected.

We have no established investment criteria limiting the geographic concentration of our investments in commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.

Certain commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets in which we invest may be secured by a single property or properties in one geographic location. These investments may carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, properties underlying our investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions in the geographic area in which our investments may be concentrated could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of customers to pay financed amounts and impairing the value of our collateral.

Adjustable rate mortgage loans may entail greater risks of default to lenders than fixed rate mortgage loans.

Adjustable rate mortgage loans may contribute to higher delinquency rates. Borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans, which may make it more difficult for the borrowers to repay the loan or could increase the risk of default of their obligations under the loan.

Changes in interest rates and/or credit spreads could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our shareholders.

We will invest in fixed-rate debt investments and senior preferred equity investments with fixed distribution amounts. Under a normal yield curve, an investment in these instruments will decline in value if long-term interest rates increase or if credit spreads widen. We may also invest in floating-rate debt investments, for which decreases in interest rates or narrowing of credit spreads will have a negative effect on value and interest income. Even though a loan or other debt investment may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the changes in interest rates or credit spreads. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our shareholders.

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Prepayments can adversely affect the yields on our investments.

Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

Commercial real estate equity investments will be subject to risks inherent in ownership of real estate.

Real estate cash flows and values are affected by a number of factors, including competition from other available properties and our ability to provide adequate property maintenance and insurance and to control operating costs. Real estate cash flows and values are also affected by such factors as government regulations (including zoning, usage and tax laws), interest rate levels, the availability of financing, property tax rates, utility expenses, potential liability under environmental and other laws and changes in environmental and other laws. Commercial real estate equity investments that we make will be subject to such risks.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our shareholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our shareholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

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Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

The illiquidity of our target investments may make it difficult for us to sell such investments if the need or desire arises. The senior mortgage loans, subordinated loans, mezzanine loans, senior preferred equity investments and other loans and investments we may originate or purchase will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default. In addition, some of the commercial real estate-related debt securities that we may purchase may be traded in private, unregistered transactions and may therefore be subject to restrictions on resale or otherwise have no established trading market. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to shareholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to shareholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

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Some of our portfolio investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common shares could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Competition with third parties in acquiring and originating investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition and origination of assets with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments or originate loans on more generous terms than our competitors, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of both commercial real estate and residential real estate properties. Declining real estate values will likely reduce our level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

Insurance may not cover all potential losses on the mortgaged properties which may impair our security and harm the value of our assets.

We will require that each of the borrowers under our mortgage loan investments obtain comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. We may not require borrowers to obtain terrorism insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the mortgaged property, which might impair our security and decrease the value of the property.

With respect to mortgaged properties, options and other purchase rights may affect value or hinder recovery.

A borrower under certain mortgage loans may give its tenants or another person a right of first refusal or an option to purchase all or a portion of the related mortgaged property. These rights may impede the lender’s ability to sell the related mortgaged property at foreclosure or may adversely affect the value or marketability of the property.

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If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. Our Manager will value our potential investments based on yields and risks, taking into account estimated future losses on the commercial real estate loans and the mortgaged property included in the securitization’s pools or select commercial real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

The leases on the properties underlying our investments may not be renewed on favorable terms.

The properties underlying our investments could be negatively impacted by the deteriorating economic conditions and weaker rental markets. Upon expiration or earlier termination of leases on these properties, the space may not be relet or, if relet, the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. In addition, the poor economic conditions may reduce a tenants’ ability to make rent payments under their leases. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by these properties. Additionally, if market rental rates are reduced, property-level cash flows would likely be negatively affected as existing leases renew at lower rates. If the leases for these properties cannot be renewed for all or substantially all of the space at these properties, or if the rental rates upon such renewal or reletting are significantly lower than expected, the value of our investments may be adversely effected.

A borrower’s form of entity may cause special risks or hinder our recovery.

Since most of the borrowers for our commercial real estate loan investments are legal entities rather than individuals, our risk of loss may be greater than those of mortgage loans made to individuals. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in some instances the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities.” Borrowers’ organizational documents or the terms of the mortgage loans may limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (i) operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business or (ii) individuals that have personal liabilities unrelated to the property.

We are exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

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Risks Related to Our Organization and Structure

Our shareholders do not elect or vote on our Manager and have limited ability to influence decisions regarding our business.

Our operating agreement provides that the assets, affairs and business of our company will be managed under the direction of our Manager.  Our shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. In addition, our operating agreement provides that the Manager will generally operate in a manner that is appropriate to maintain our REIT status, which may further limit decisions regarding our business.

Our common shareholders will have limited voting rights and may be bound by either a majority or supermajority vote.

Our common shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the common shares, and removal of our Manager for “cause”.  Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders.  Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all common shares present in person or represented by proxy, although the vote to remove the Manager for “cause” requires a two-thirds vote.  If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

As our sponsor establishes additional REIT offerings and other Fundrise Platform investment opportunities in the future, there may be conflicts of interests among the various REIT offerings, which may result in opportunities that would benefit our company being allocated to the other offerings.

Our sponsor expects to establish and sponsor additional REIT offerings in the future, and to continue to offer investment opportunities through the Fundrise Platform, including offerings that will originate, acquire or invest in commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets.  These additional REITs may have investment criteria that compete with us.  If a sale, financing, investment or other business opportunity would be suitable for more than one REIT, our sponsor and its officers and directors will allocate it using their business judgment.  Any allocation of this type may involve the consideration of a number of factors that our sponsor and its officers and directors determine to be relevant.  Except under any policies that may be adopted by our Manager or sponsor, no REIT (including us) or Fundrise Platform investment opportunity will have any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any other REIT or Fundrise Platform investment opportunity;

•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any REIT or Fundrise Platform investment opportunity;

•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any REIT or Fundrise Platform investment opportunity;

•	establishing material commercial relationships with another REIT or Fundrise Platform investment opportunity; or

•	making operational and financial decisions that could be considered to be detrimental to another REIT or Fundrise Platform investment opportunity.

In addition, any decisions by our sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one REIT more than another REIT or limit or impair the ability of any REIT to pursue business opportunities.  In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular REIT that such arrangements or agreements include or not include another REIT, as the case may be.  Any of these decisions may benefit one REIT more than another REIT.

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The conflicts of interest policies we have adopted may not adequately address all of the conflicts of interest that may arise with respect to our activities and are subject to change or suspension.

In order to avoid any actual or perceived conflicts of interest among the REITs and with our Manager’s directors, officers and affiliates, we have adopted a conflicts of interest policy to specifically address some of the conflicts relating to our activities.  There is no assurance that these policies will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to our company.  Our Manager may modify, suspend or rescind the policies set forth in the conflicts policy, including any resolution implementing the provisions of the conflicts policy, in each case, without a vote of our shareholders.

Certain provisions of our operating agreement and Delaware law could hinder, delay or prevent a change of control of our company.

Certain provisions of our operating agreement and Delaware law could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of our company.  These provisions include the following:

•	Authorization of additional shares, issuances of authorized shares and classification of shares without shareholder approval. Our operating agreement authorizes us to issue additional shares or other securities of our company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of our shares, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over our company by means of a tender offer, merger or otherwise.

•	Delaware Business Combination Statute—Section 203. Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. Our Manager may elect to amend our operating agreement at any time to have Section 203 apply to us.

•	Ownership limitations. To assist us in qualifying as a REIT, our operating agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of our common shares, whichever is more restrictive, or more than 9.8% in value or in number of our shares, whichever is more restrictive. Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of our shares, whichever is more restrictive. The ownership limits could have the effect of discouraging a takeover or other transaction in which shareholders might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

•	Exclusive authority of our Manager to amend our operating agreement. Our operating agreement provides that our Manager has the exclusive power to adopt, alter or repeal any provision of the operating agreement, unless such amendment would adversely change the rights of the common shares. Thus, our shareholders generally may not effect changes to our operating agreement.

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You are limited in your ability to sell your common shares pursuant to our redemption plan. You may not be able to sell any of your common shares back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

Our redemption plan may provide you with an opportunity to have your common shares redeemed by us. We anticipate that our common shares may be redeemed by us on a quarterly basis, and shareholders may request that we redeem at least 25% or more of their shares in any given quarter. However, our redemption plan contains certain restrictions and limitations, including those relating to the number of our common shares that we can redeem at any given time and limiting the redemption price. Specifically, we presently intend to limit the number of shares to be redeemed during any calendar year to no more than 5.0% of the weighted average number of common shares outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year). In addition, our Manager reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the redemption plan without notice. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the redemption plan and you may not be able to sell any of your common shares back to us pursuant to the redemption plan. Moreover, if you do sell your common shares back to us pursuant to the redemption plan, you will not receive the same price you paid for the common shares being redeemed. See “Description of Our Common Shares — Quarterly Redemption Plan.”

The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. For the six months following commencement of this offering, we expect to use the price paid to acquire a share in our offering as the estimated value of our shares. Thereafter, when determining the estimated value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

At the end of each fiscal quarter beginning six months following commencement of this offering, our accountants will calculate our NAV per share to determine our share price. Estimates are based on available information and judgment. Therefore, actual values and results could differ from our estimates and that difference could be significant. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Under our operating agreement, we have authority to issue an unlimited number of additional common shares or other securities, although, under Regulation A, we are only allowed to sell up to $50 million of our shares in any 12 month period. In particular, our Manager is authorized, subject to the restrictions of Regulation A and other applicable securities laws, to provide for the issuance of an unlimited amount of one or more classes or series of shares in our company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval. After your purchase in this offering, our Manager may elect to (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

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Risks Related to Our Status as a REIT

Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our shareholders.

We believe that our organization and prior and proposed ownership and method of operation has enabled and will enable us to meet the requirements for qualification and taxation as a REIT. However, we cannot assure you that we will qualify as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of such qualification.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our shareholders because:

•	we would not be allowed a deduction for dividends paid to shareholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we could be subject to the U.S. federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common shares. See “U.S. Federal Income Tax Considerations” for a discussion of material U.S. federal income tax consequences relating to us and our common shares.

Even if we qualify as a REIT, we may owe other taxes that will reduce our cash flows.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, on taxable income that we do not distribute to our shareholders, on net income from certain “prohibited transactions,” and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our shareholders in a calendar year is less than a minimum amount specified under the Code. Further, any taxable REIT subsidiary (“TRS”) we establish will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to shareholders.

REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds during unfavorable market conditions.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. In addition, we may need to reserve cash (including proceeds from this offering) to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available. To qualify as a REIT, we generally must distribute to our shareholders at least 90% of our net taxable income each year, excluding capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our taxable income including any net capital gain. We intend to make distributions to our shareholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments. We generally are required to accrue income from mortgage loans, mortgage backed securities, and other types of debt instruments currently over the term of the asset, even if we do not receive the cash payments corresponding to such income until later periods. Thus, all or a part of the anticipated increase in yield on the loans we hold that are attributable to deferred interest, exit fees and/or equity participation features generally must be accrued currently notwithstanding that the corresponding cash payment is deferred or uncertain. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in our common shares. In such cases our shareholders may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards our distribution requirement, in which case adverse consequences could apply.

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If we fail to invest a sufficient amount of the net proceeds from selling our common shares in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from sales of our common shares in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our common shares in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “U.S. Federal Income Tax Considerations.”

If we form a taxable REIT subsidiary (TRS), our overall tax liability could increase.

Any TRS we form will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although our ownership of any TRSs may allow us to participate in the operating income from certain activities that we could not participate in, that operating income will be fully subject to income tax. The after-tax net income of any TRS would be available for distribution to us, however any dividends received by us from our domestic TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test. If we have any non-U.S. TRSs, then they may be subject to tax in jurisdictions where they operate and under special rules dealing with foreign subsidiaries, and they may generate income that is nonqualifying for either of the REIT income tests.

Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own and engage in transactions with TRSs, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We may jointly elect with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed to us. We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% TRS limitation or to avoid application of the 100% excise tax.

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Dividends payable by REITs generally do not qualify for reduced tax rates under current law.

The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. shareholders that are individuals, trusts and estates generally is 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 39.6% maximum U.S. federal income tax rate on ordinary income when paid to such shareholders. The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common shares.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our shares. We may be required to make distributions to our shareholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may, for instance, hinder our ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to us and our shareholders, or may require us to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder our investment performance. As a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, U.S. Government securities and qualified “real estate assets.” The remainder of our investments in securities (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate from our portfolio or forego otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

You may be restricted from acquiring, transferring or redeeming certain amounts of our common shares.

In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our operating agreement contains an aggregate share ownership limit and a common shares ownership limit. Generally, any of our shares owned by affiliated owners will be added together for purposes of the aggregate share ownership limit, and any common shares owned by affiliated owners will be added together for purposes of the common shares ownership limit.

If anyone attempts to transfer or own shares in a way that would violate the aggregate share ownership limit or the common shares ownership limit (or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived by our Manager, those shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the aggregate share ownership limit or the common shares ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares in violation of the aggregate share ownership limit or the common shares ownership limit, unless such ownership limit or limits have been waived by our Manager, or the other restrictions on transfer or ownership in our operating agreement, bears the risk of a financial loss when the shares are redeemed or sold, if the NAV of our shares falls between the date of purchase and the date of redemption or sale.

Our limits on ownership of our shares also may require us to decline redemption requests that would cause other shareholders to exceed such ownership limits. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “U.S. Federal Income Tax Considerations--Taxation of Taxable U.S. Shareholders--Redemptions of Common Shares.”

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The failure of a mezzanine loan, preferred equity or equity participation to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans may not be real estate assets and could adversely affect our REIT status.

We intend to invest in senior preferred equity investments, and we may obtain equity participations or “kickers” with respect to certain investments that we determine to hold outside of a TRS. The character of such investments for REIT purposes may depend on the assets and operations of the issuer, which we generally will not control. Thus, no assurance can be given that any such issuer will not operate in a manner that causes us to fail an income or asset test requirement. In addition, the proper treatment of certain preferred equity investments for U.S. federal income tax purposes is unclear. If the IRS were to successfully challenge our characterization of a senior preferred equity investment, it could adversely affect our REIT status.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code substantially limit our ability to hedge our liabilities. Generally, income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests, provided certain circumstances are satisfied. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs.

The ability of our Manager to revoke our REIT qualification without shareholder approval may cause adverse consequences to our shareholders.

Our operating agreement provides that our Manager may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for dividends paid to shareholders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates, as well as state and local taxes, which may have adverse consequences on our total return to our shareholders.

Investments outside the U.S. could present additional complications to our ability to satisfy the REIT qualification requirements and may subject us to additional taxes.

Although we do not expect to invest in non-U.S. real estate assets, if we were to make such investments, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are customarily structured differently than they are in the U.S. or are subject to different legal rules may complicate our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements. In addition, non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes.

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The IRS may take the position that gains from sales of property are subject to a 100% prohibited transaction tax.

We may have to sell assets from time to time to fund redemption requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements, or for other purposes. It is possible that the IRS may take the position that one or more sales of our properties may be a prohibited transaction, which is a sale of property held by us primarily for sale in the ordinary course of our trade or business. If we are deemed to have engaged in a prohibited transaction, our gain from such sale would be subject to a 100% tax. The Code sets forth a safe harbor under which a REIT may, under certain circumstances, sell property without risking the imposition of the 100% tax, but there is no assurance that we will be able to qualify for the safe harbor. We do not intend to hold property for sale in the ordinary course of business, but there is no assurance that the IRS will not challenge our position, especially if we make frequent sales or sales of property in which we have short holding periods. For example, we could be subject to this tax if we were to dispose of or securitize loans (or portions thereof) in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level (and may conduct such sales through a TRS), and may limit the structures we utilize for any securitization transactions, even though the sales or structures might otherwise be beneficial to us.

Possible legislative, regulatory or other actions affecting REITs could adversely affect our shareholders and us.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect our shareholders or us. We cannot predict whether, when, in what forms, or with what effective dates, tax laws, regulations and rulings may be enacted, promulgated or decided, which could result in an increase in our, or our shareholders’, tax liability or require changes in the manner in which we operate in order to minimize increases in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income or be subject to additional restrictions. These increased tax costs could, among other things, adversely affect our financial condition, the results of operations and the amount of cash available for the payment of dividends.

Shareholders are urged to consult with their own tax advisors with respect to the impact that legislation may have on their investment and the status of legislative, regulatory or administrative developments and proposals and their potential effect on their investment in our shares.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a shareholder’s investment in our common shares and may trigger taxable gain.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. See “U.S. Federal Income Tax Considerations.”

Our ability to provide certain services to our tenants may be limited by the REIT rules, or may have to be provided through a TRS.

As a REIT, we generally cannot hold interests in rental property where tenants receive services other than services that are customarily provided by landlords, nor can we derive income from a third party that provides such services. If services to tenants at properties in which we hold an interest are limited to customary services, those properties may be disadvantaged as compared to other properties that can be operated without the same restrictions. However, we can provide such non-customary services to tenants or share in the revenue from such services if we do so through a TRS, though income earned through the TRS will be subject to corporate income taxes.

Our Manager and its affiliates have limited experience managing a portfolio of assets owned by a REIT.

REITs are subject to numerous complex requirements in order to maintain their REIT status, including income and asset composition tests. Our Manager and its affiliates have limited experience managing a portfolio in the manner intended to comply with such requirements. To the extent our Manager and its affiliates manage us in a manner that causes us to fail to be a REIT, it could adversely affect the value of our common shares.

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Our qualification as a REIT and avoidance of 100% tax may depend on the characterization of loans that we make as debt for U.S. federal income tax purposes.

For U.S. federal income tax purposes, the IRS or a court may treat a loan with sufficient equity characteristics as equity for tax purposes. We may obtain equity participation rights with respect to our loans, and we may make loans with relatively high loan-to-value ratios and/or high yields, which are among the features that can cause a loan to be treated as equity for federal income tax purposes. Although we intend to structure each of our loans so that the loan should be respected as debt for U.S. federal income tax purposes, it is possible that the IRS or a court could disagree and seek to recharacterized the loan as equity. Recharacterization of one of our loans as equity for U.S. federal income tax purposes generally would require us to include our share of the gross assets and gross income of the borrower in our REIT asset and income tests. Inclusion of such items could jeopardize our REIT status. Moreover, to the extent our borrowers hold their assets as dealer property or inventory, if we are treated as holding equity in a borrower for U.S. federal income tax purposes, our share of gains from sales by the borrower would be subject to the 100% tax on prohibited transactions (except to the extent earned through a TRS).

The failure of a loan to qualify as an obligation secured by a mortgage on real property within the meaning of the REIT rules could adversely affect our ability to qualify as a REIT.

We may make investments in loans whose qualification as a real estate mortgage loan for REIT purposes is uncertain or which are treated in part as qualifying mortgage loans and in part as unsecured loans. The failure of a loan that we treated as a qualifying mortgage loan to qualify as such for REIT purposes could cause us to fail one or more of the REIT income or asset tests, and thereby cause us to fail to qualify as a REIT unless certain relief provisions also apply.

In general, interest income accrued on a loan that is secured by real property and personal property during a taxable year constitutes qualifying mortgage interest in its entirety for purposes of the 75% gross income test only if the loan is secured by a mortgage on real property with a value (at the time we committed to acquire the loan) at least equal to the highest outstanding principal amount of the loan during such taxable year. In the case of loans to improve or develop real property, the value of the real property collateral when we commit to acquire a loan is deemed to include the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which will be constructed from the proceeds of the loan. If the outstanding principal balance of a mortgage loan during the taxable year exceeds the deemed value of the real property securing the loan at the time we committed to acquire the loan, a portion of the interest accrued during the year will not be qualifying mortgage interest for the 75% income test and a portion of such loan likely will not be a qualifying real estate asset. In that case, we could earn income that is not qualifying for the 75% income test and be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT.

The “taxable mortgage pool” rules may increase the taxes that we or our shareholders may incur, and may limit the manner in which we effect future securitizations.

Any borrowings incurred by us could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. Except as provided below, we generally would not be adversely affected by the characterization as a taxable mortgage pool so long as we own 100% of the equity interests in a taxable mortgage pool. Certain categories of shareholders, however, such as non-U.S. shareholders eligible for treaty or other benefits, shareholders with net operating losses, and certain U.S. tax-exempt shareholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our shares are owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income from the taxable mortgage pool. In that case, we may reduce the amount of our distributions to any disqualified organization whose share ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for U.S. federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

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Risks Related to Employee Benefit Plans and Individual Retirement Accounts

In some cases, if you fail to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our common shares, you could be subject to liability for losses as well as civil penalties.

There are special considerations that apply to investing in our common shares on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common shares, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment will not impair the liquidity of the trust, plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in our common shares constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

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STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs and SEC guidance related to Regulation A or the JOBS Act);

•	changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

•	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by our sponsor;

•	our ability to access sources of liquidity when we have the need to fund redemptions of common shares in excess of the proceeds from the sales of our common shares in our continuous offering and the consequential risk that we may not have the resources to satisfy redemption requests; and

•	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

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ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering and the private placements described below, assuming we sell in this offering: (i) $1,000,000 in shares (not including the $200,000 to be sold in private placements to our sponsor and its affiliates), the amount we need to start operations, and (ii) $50,000,000 in shares, the maximum offering amount. Our common shares will be offered at $10.00 per share for the six months following commencement of this offering. Thereafter, our price per share will be adjusted every fiscal quarter and will be based on our NAV as of the end of the prior fiscal quarter. In addition, Fundrise, LP, an affiliate of our sponsor, has committed to purchase 19,900 common shares from us at $10.00 per share in a private placement on the date this offering statement is declared “qualified” by the SEC, for net proceeds to us of $199,000. Our sponsor previously acquired 100 common shares at a price equal to the initial public offering price in connection with our formation, for net proceeds to us of $1,000.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diversified portfolio of commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution and will directly impact our quarterly NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

	Minimum Offering(1)	Maximum Offering
	Amount	Amount
Gross Offering Proceeds	$1,000,000.00	$50,000,000.00
Less:
Organization and Offering Expenses(2)(3)	$500,000	$500,000
Net Proceeds from this Offering	$500,000	$49,500,000
Net Proceeds from the Private Placements	$200,000	$200,000
Estimated Amount Available for Investments	$700,000	$49,300,000

(1)	This is a “best efforts” offering. There is no minimum amount required in order to have an initial closing, although we do not plan to start operations until we have raised at least $1,000,000 in offering proceeds (not including the $200,000 received in the private placements to our sponsor and Fundrise, LP). We will hold all subscription payments in a segregated bank account until the minimum threshold is met. If we do not meet the minimum threshold within 12 months after commencing the offering, we will return all subscriptions, without interest, to any investors who have purchased common shares.

(2)	Investors will not pay upfront selling commissions in connection with the purchase of our common shares. We will reimburse our Manager for organization and offering costs. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

(3)

Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the formation of the company and the qualification of the offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

Beginning on the date that we first receive offering proceeds, we will start to reimburse our Manager, without interest, for these organization and offering costs incurred both before and after that date. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full.

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MANAGEMENT

Our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. Our Manager will establish an investment committee that will make decisions with respect to all acquisitions and dispositions. See “—Investment Committee of our Manager” below. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow investment guidelines adopted by our Manager and the investment and borrowing policies set forth in this offering circular unless they are modified by our Manager. Our Manager may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our Manager may change our investment objectives at any time without approval of our shareholders.

Our Manager performs its duties and responsibilities pursuant to our operating agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Our Manager is an affiliate of Fundrise Advisors, LLC, a registered investment adviser, and will rely on Fundrise Advisors, LLC’s registration.

Responsibilities of our Manager

The responsibilities of our Manager include:

Investment Advisory, Origination and Acquisition Services

•	approve and oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;
•	serve as our investment and financial manager with respect to originating, investing in and managing a diversified portfolio of commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets;
•	adopt and periodically review our investment guidelines;
•	approve and oversee our debt financing strategies;
•	approve joint ventures, limited partnerships and other such relationships with third parties;
•	approve any potential liquidity transaction;
•	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;
•	oversee and conduct the due diligence process related to prospective investments;
•	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our Manager’s investment committee to evaluate the proposed investments; and
•	negotiate and execute approved investments and other transactions.

Offering Services

•	the development of this offering, including the determination of its specific terms;
•	preparation and approval of all marketing materials to be used by us relating to this offering;
•	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;
•	creation and implementation of various technology and electronic communications related to this offering; and
•	all other services related to this offering.

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Asset Management Services

•	investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under our operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under our operating agreement;
•	monitor applicable markets and obtain reports (which may be prepared by our Manager or its affiliates) where appropriate, concerning the value of our investments;
•	monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;
•	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and
•	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for our day-to-day operations;
•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;
•	provide financial and operational planning services and portfolio management functions;
•	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;
•	maintain all appropriate company books and records;
•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;
•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;
•	provide us with all necessary cash management services;
•	manage and coordinate with the transfer agent, if any, the process of making distributions and payments to shareholders;
•	evaluate and obtain adequate insurance coverage based upon risk management determinations;
•	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;
•	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and
•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Shareholder Services

•	determine our distribution policy and authorizing distributions from time to time;
•	approve amounts available for redemptions of our common shares;
•	manage communications with our shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and
•	establish technology infrastructure to assist in providing shareholder support and services.

Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;
•	negotiate terms of, arrange and execute financing agreements;
•	manage relationships between us and our lenders, if any; and
•	monitor and oversee the service of our debt facilities and other financings, if any.

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Disposition Services

•	evaluate and approve potential asset dispositions, sales or liquidity transactions; and
•	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Allocation of Investment Opportunities

Our sponsor expects to establish and sponsor additional REIT offerings in the future, and to continue to offer investment opportunities through the Fundrise Platform. These additional investment vehicles may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one of these investment vehicles, our Manager will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Manager determines to be relevant, including:

•	the investment objectives and criteria of our sponsor and the other Fundrise entities;
•	the cash requirements of our sponsor and the other Fundrise entities;
•	the effect of the investment on the diversification of our sponsor’s or the other Fundrise entities’ portfolio by type of investment, and risk of investment;
•	the policy of our sponsor or the other Fundrise entities relating to leverage;
•	the anticipated cash flow of the asset to be acquired;
•	the income tax effects of the purchase on our sponsor or the other Fundrise entities;
•	the size of the investment; and
•	the amount of funds available to our sponsor or the Fundrise entities.

Shared Services Agreement

Our Manager will enter into a shared services agreement with Rise Companies Corp., our sponsor, effective upon the commencement of this offering. Pursuant to this agreement, our Manager will be provided with access to, among other things, our sponsor’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by our Manager of its duties under the operating agreement in exchange for a fee representing our Manager’s allocable cost for these services. The fee paid by our Manager pursuant to the shared services agreement will not constitute a reimbursable expense under our operating agreement.

Executive Officers of our Manager

As of the date of this offering circular, the executive officers of our Manager and our sponsor, Rise Companies Corp., the parent of our Manager, and their positions and offices are as follows:

Name	Age	Position
Benjamin S. Miller	39	Chief Executive Officer
Daniel S. Miller	29	President
Brandon T. Jenkins	29	Chief Operating Officer
Bjorn J. Hall	34	General Counsel and Secretary
Michael McCord	26	Chief Financial Officer and Treasurer

Benjamin S. Miller will serve as Chief Executive Officer and Director of our Manager and has served in such capacities with the sponsor since its inception on March 14, 2012, and, since June 2012, has been Managing Partner of Rise Development LLC, a real estate company focused in the Mid-Atlantic. In December 2011, Ben started Popularise LLC, a real estate crowdsourcing website, which he currently manages. Prior to Rise Development, Ben had been a Managing Partner of the real estate company WestMill Capital Partners from October 2010 to June 2012, and before that, was President of Western Development Corporation from April 2006 to October 2010, after joining the company in early 2003 as a board advisor and then as COO in 2005.  Western Development Corp. is one of the largest retail, mixed-use real estate companies in Washington, DC, most notably known for developing Gallery Place, Washington Harbour, Georgetown Park, and Potomac Mills. While at Western Development, Ben led the development activities of over 1,500,000 square feet of property, including more than $300,000,000 of real estate acquisition and financing.

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In 2001, Ben also was co-founder and a Managing Partner of US Nordic Ventures, a private equity and operating company that partners with Scandinavian green building firms to penetrate the US market.  Ben continues to be actively involved in US Nordic Ventures as a managing partner. In 2001, US Nordic Ventures started a subsidiary, called US Nordiclean, a green technology company in the commercial kitchen industry. Ben is responsible for oversight of Nordiclean as its technology is installed in commercial kitchens across the country. Ben was an Associate and part of the founding team of Democracy Alliance, a progressive investment collaborative, from 2003 until he joined Western Development in 2005. From 1999 to 2001, Ben was an associate in business development at Lyte Inc., a retail technology start-up. Starting in 1997 until 1999, Ben worked as an analyst at a private equity real estate fund, Lubert-Adler, and for venture capital firm IL Management. Ben has a Bachelor of Arts from the University of Pennsylvania. Ben is on the Board of Trustees of the National Center for Children and Families.

Daniel S. Miller will serve as President and Director of our Manager and has served in such capacities with the sponsor since its inception on March 14, 2012, and is also a founding partner of Rise Development LLC, a real estate development company focused in the Mid-Atlantic, and Managing Partner since June 2012. Prior to Rise Development, Daniel had been a Managing Partner of the real estate development company WestMill Capital Partners from October 2010 to June 2012. In December 2011, Daniel started Popularise LLC, a real estate crowdsourcing website. Previously, Daniel worked as an Analyst for Credit Suisse’s Real Estate Private Fund Group, assisting in the fundraising of a $1 billion China-only real estate fund, from July to August of 2008. Daniel was Assistant Project Manager for Western Development Corporation during the summer of 2005, working on the acquisition and redevelopment plan of Towson Commons, a 250,000 square foot Class A office and retail complex in Towson, Maryland.  Daniel has an MBA and a Bachelor of Science from the University of Pennsylvania’s Wharton School of Business.

Brandon T. Jenkins will serve as Chief Operating Officer of our Manager and has served in such capacities with the sponsor since February of 2014, prior to which time he served as Head of Product Development and Director of Real Estate which he continues to do currently. Additionally, Brandon has served as Director of Real Estate for WestMill Capital Partners since March of 2011. Previously, Brandon worked as an investment advisor and sales broker at Marcus & Millichap, the largest real estate investment sales brokerage in the country. Prior to his time in brokerage, Brandon worked for Westfield, one of the world’s largest shopping center owners and developers, in their east coast regional development office. Brandon earned is BA in Public Policy and Economics from Duke University.

Bjorn J. Hall will serve as the General Counsel and Secretary of our Manager and has served in such capacities with our sponsor since February 2014. Prior to joining our sponsor in February 2014, Bjorn was a counsel at the law firm of O’Melveny & Myers LLP, where he was a member of the Corporate Finance and Securities Group. Bjorn has a Bachelor of Arts from the University of North Dakota and received a J.D. from Georgetown University Law School.

Michael McCord will serve as Chief Financial Officer and Treasurer of our Manager and has served in such capacities with the sponsor since May 2014. Prior to joining our sponsor in May 2014, Michael spent several years at KPMG, one of the world’s largest accounting firms, where he assisted CFOs and Audit Committees navigate IPOs, mergers, and ongoing SEC reporting and compliance. He also spent four years at the Institute of Forest Biotechnology, where he served as an advisor to the Board of Directors. Michael is a graduate of North Carolina State University, where he earned his BS in Accounting – Financial Analysis and the University of Virginia, where he earned his MS in Accounting. Michael is a Certified Public Accountant in the State of North Carolina, where he remains in good standing.

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Investment Committee of our Manager

The investment committee of our Manager is a standing committee, established to assist our Manager in fulfilling its oversight responsibilities by (1) considering and approving of each investment made by us, (2) establishing our investment guidelines and overseeing our investments, and the investment activity of other accounts and funds held for our benefit and  (3) overseeing the investment activities of certain of our subsidiaries. The investment committee will consist of at least three members, each of whom will be appointed by our Manager, who will serve until such time as such investment committee member resigns or is replaced by our Manager, in its sole and absolute discretion. The initial investment committee will be comprised of Mr. Benjamin Miller, Mr. Daniel Miller, and Mr. Brandon Jenkins. In the event that two or more members of the investment committee are interested parties in a transaction, the non-interested members of our sponsor’s board of directors will consider and vote upon the approval of the transaction. See “Conflicts of Interest—Certain Conflict Resolution Measures—Our Policies Relating to Conflicts of Interest”.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of our sponsor also serves as an executive officer of our Manager. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our Manager, from our sponsor. As executive officers of our Manager, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our Manager, we do not intend to pay any compensation directly to these individuals.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our operating agreement limits the liability of our Manager, its officers and directors, our sponsor and our sponsor’s shareholder and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our sponsor and our sponsor’s shareholder and affiliates.

Our operating agreement provides that to the fullest extent permitted by applicable law our Manager, its officers and directors, our sponsor and our sponsor’s shareholders and affiliates will not be liable to us.  In addition, pursuant to our operating agreement, we have agreed to indemnify our Manager, its officers and directors, our sponsor and our sponsor’s shareholders and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Manager or one of our Manager’s directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Removal of the Manager

Our operating agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our shareholders may only remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders. “Cause” is defined as:

•	our Manager’s continued breach of any material provision of the operating agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

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•	the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the operating agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or

•	the dissolution of our Manager.

Unsatisfactory financial performance does not constitute “cause” under the operating agreement.

Our Manager may assign its rights under our operating agreement in its entirety or delegate certain of its duties under the operating agreement to any of its affiliates, including pursuant to the shared services agreement described above under “—Shared Services Agreement” without the approval of our shareholders so long as our Manager remains liable for any such affiliate’s performance, and if such assignment or delegation does not require our approval under the 1940 Act.

Our Manager may withdraw as our Manager if we become required to register as an investment company under the 1940 Act, with such withdrawal deemed to occur immediately before such event.

In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

Holdings of our Common Shares

Fundrise, LP, an affiliate of our sponsor, has committed to invest $199,000 in us through the purchase of 19,900 common shares in a private placement on the date this offering statement is declared “qualified” by the SEC at the same $10.00 per share price as in this offering. Our sponsor also previously acquired 100 common shares in connection with our formation in a private placement at the same $10.00 per share price as in this offering and has agreed to purchase, or cause its affiliates, including the Manager, to purchase, up to an additional $1,000,000 of our common shares during the two-year period following commencement of this offering in order to provide additional funds to allow us to pay distributions to shareholders at a rate of at least 15% per annum on shareholders’ invested capital, subject to certain terms and conditions. See “Description of Common Shares — Distributions.”

Fundrise Platform

We will conduct this offering on the Fundrise Platform, which will host this offering in connection with the distribution of the common shares offered pursuant to this offering circular. The Fundrise Platform is owned and operated by Fundrise, LLC, a wholly-owned subsidiary of Rise Companies Corp., our sponsor. We will not pay Fundrise, LLC, the owner of the Fundrise Platform, any sales commissions or other remuneration for hosting this offering on the Fundrise Platform. The Fundrise Platform has previously hosted private and public offerings of other affiliates of the sponsor under similar arrangements.

License Agreement

We will enter into a license agreement with our sponsor effective upon the commencement of this offering, pursuant to which our sponsor will grant us a non-exclusive, royalty free license to use the name “Fundrise”. Other than with respect to this license, we will have no legal right to use the “Fundrise” name.  In the event that our Manager ceases to manage us, we would be required to change our name to eliminate the use of “Fundrise”.

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MANAGEMENT COMPENSATION

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. Such compensation is summarized in the following table. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Stage

Organization and Offering Expenses — Manager	To date, our Manager has paid organization and offering expenses on our behalf. We will reimburse our Manager for these costs and future organization and offering costs it may incur on our behalf. We expect organization and offering expenses to be approximately $500,000 or, if we raise the maximum offering amount, approximately 1% of gross offering proceeds.	$500,000 (1)

Acquisition and Development Stage

Acquisition / Origination Fee — Manager or its Affiliate (2)	The borrower will pay up to 3.0% of the amount funded by our sponsor or affiliates of our sponsor to acquire or originate commercial real estate loans or the amount invested in the case of senior preferred equity or other real estate investments, excluding any acquisition and origination expenses and any debt attributable to such investments.

Paid directly by borrowers to our sponsor or affiliates of our sponsor, not by us.

Actual amounts are dependent upon the total equity and debt capital we raise; we cannot determine these amounts at the present time.

Reimbursement of Acquisition / Origination Expenses — Manager	We will reimburse our Manager for actual expenses incurred on our behalf in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower, whether or not we ultimately acquire or originate the investment.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ); we cannot determine these amounts at the present time.

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Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Operational Stage

Asset Management Fee — Manager (3)	Quarterly asset management fee equal to an annualized rate of 1.00%, which for six months following commencement of this offering will be based on our net offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior quarter.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.

Servicing Fee – Fundrise Servicing LLC or Other Party	Quarterly servicing fee from 0 to 0.50% paid to Fundrise Servicing, LLC for the servicing and administration of certain loans and investments held by us. The servicing fee is calculated as an annual percentage of the stated value of the asset, and is deducted at the time such payments on the asset are made. The fee is deducted in proportion to the split between accrued and current payments. Servicing fees may be waived at Fundrise Servicing, LLC’s sole discretion.	Actual amounts are dependent upon the amount and timing of payments received by us on subject assets; we cannot determine these amounts at the present time.

Special Servicing Fee – Manager or Other Party (3)	Quarterly special servicing fee equal to an annualized rate of 1.00% of the original value of a non-performing asset. Whether an asset is deemed to be non-performing is in the sole discretion of our Manager.	Actual amounts are dependent upon the occurrence of an asset becoming non-performing, the original value of such asset, and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses — Manager

We will reimburse our Manager for out-of-pocket third party expenses in connection with providing services to us, other than the Manager’s overhead, including employee costs, utilities and technology costs.

The expense reimbursements that we will pay to our Manager also include expenses incurred by our sponsor in the performance of services under the shared services agreement between our Manager and our sponsor, including any increases in insurance attributable to the management or operation of our company.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fees	None.	—

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(1)	Beginning on the date that we first receive offering proceeds, we will start to reimburse our Manager, without interest, for these organization and offering costs incurred both before and after that date. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full.

(2)	The acquisition/origination fee paid to our Manager by borrowers is a percentage of the purchase price of an investment or the amount funded by us to acquire or originate a loan.

(3)	Our Manager in its sole discretion may defer or waive any fee payable to it under the operating agreement. All or any portion of any deferred fees will be deferred without interest and paid when the Manager determines.

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PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common shares as of the date of this offering circular for each person or group that holds more than 5% of our common shares, for each director and executive officer of our sponsor and for the directors and executive officers of our sponsor as a group. To our knowledge, each person that beneficially owns our common shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 1519 Connecticut Avenue, NW, Suite 200, Washington, D.C. 20036.

	Number of Shares	Percent of
Name of Beneficial Owner(1)	Beneficially Owned	All Shares
Rise Companies Corp. (2)	100	100%
Benjamin S. Miller	0	0
Daniel S. Miller	0	0
Brandon T. Jenkins	0	0
Bjorn J. Hall	0	0
Michael S. McCord	0	0
All directors and executive officers of our sponsor as a group (5 persons)	100	100%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	As of the date of this offering circular, Rise Companies Corp. owns all of our issued and outstanding common shares.

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CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Fundrise Entities

General

The officers and directors of our Manager and the key real estate and debt finance professionals of our sponsor who perform services for us on behalf of our Manager are also officers, directors, managers, and/or key professionals of our sponsor and other Fundrise entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our sponsor may organize other real estate-related or debt-related programs and acquire for their own account real estate-related investments that may be suitable for us. In addition, our sponsor may grant equity interests in our Manager to certain management personnel performing services for our Manager.

Allocation of Investment Opportunities

We rely on our Manager’s executive officers and our sponsor’s key real estate and debt finance professionals who act on behalf of our Manager to identify suitable investments. Our sponsor and other Fundrise entities also rely on these same key real estate and debt finance professionals. Our sponsor expects to establish and sponsor additional REIT offerings in the future, and to continue to sponsor investment opportunities through the Fundrise Platform, that will originate, acquire or invest in commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets.  These additional REITs may have investment criteria that compete with us.  If a sale, financing, investment or other business opportunity would be suitable for more than one REIT, our sponsor will allocate it using its business judgment.  Any allocation of this type may involve the consideration of a number of factors that our sponsor determines to be relevant.  The factors that our sponsor’s real estate and debt finance professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

•	the investment objectives and criteria of our sponsor and the other Fundrise entities;

•	the cash requirements of our sponsor and the other Fundrise entities;

•	the effect of the investment on the diversification of our sponsor’s or the other Fundrise entities’ portfolio by type of investment, and risk of investment;

•	the policy of our sponsor or the other Fundrise entities relating to leverage;

•	the anticipated cash flow of the asset to be acquired;

•	the income tax effects of the purchase on our sponsor or the other Fundrise entities;

•	the size of the investment; and

•	the amount of funds available to our sponsor or the Fundrise entities.

If a subsequent event or development causes any investment, in the opinion of our sponsor’s real estate and debt finance professionals, to be more appropriate for another Fundrise entity, they may offer the investment to such entity.

Except under any policies that may be adopted by our Manager, which policies will be designed to minimize conflicts among the REITs and other investment opportunities provided on the Fundrise Platform, no REIT or Fundrise Platform investment opportunity will have any duty, responsibility or obligation to refrain from:

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•	engaging in the same or similar activities or lines of business as any REIT or Fundrise Platform investment opportunity;

•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any REIT or Fundrise Platform investment opportunity;

•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any REIT or Fundrise Platform investment opportunity;

•	establishing material commercial relationships with another REIT or Fundrise Platform investment opportunity; or

•	making operational and financial decisions that could be considered to be detrimental to another REIT or Fundrise Platform investment opportunity.

In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one REIT more than another REIT or limit or impair the ability of any REIT to pursue business opportunities.  In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular REIT that such arrangements or agreements include or not include another REIT, as the case may be.  Any of these decisions may benefit one REIT more than another REIT.

Allocation of Our Affiliates’ Time

We rely on our sponsor’s key real estate and debt finance professionals who act on behalf of our Manager, including Messrs. Benjamin S. Miller and Daniel S. Miller, for the day-to-day operation of our business. Messrs. Miller and Miller are also executive officers of our sponsor and other Fundrise entities. As a result of their interests in other Fundrise entities, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Miller and Miller will face conflicts of interest in allocating their time among us, our Manager and other Fundrise entities and other business activities in which they are involved. However, we believe that our Manager and its affiliates have sufficient real estate and debt finance professionals to fully discharge their responsibilities to the Fundrise entities for which they work.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and directors and the key real estate and debt finance professionals at our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of provisions in our operating agreement involving our Manager and its affiliates, or the shared services agreement between our Manager and our sponsor;

•	public offerings of equity by us, which will likely entitle our Manager to increased origination fees, asset management fees and other fees;

•	acquisitions of investments and originations of loans at higher purchase prices, which entitle our Manager to higher origination fees and asset management fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of investments from other Fundrise entities, might entitle affiliates of our Manager to disposition fees in connection with services for the seller;

•	borrowings up to or in excess of our stated borrowing policy to acquire investments and to originate loans, which borrowings will increase asset management fees payable by us to our Manager;

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•	whether and when we seek to list our common shares on a stock exchange or other trading market;

•	whether we seek shareholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate and debt finance professionals of our sponsor who are performing services for us on behalf of our Manager for consideration that would be negotiated at that time and may result in these real estate and debt finance professionals receiving more compensation from us than they currently receive from our sponsor;

•	whether and when we seek to sell the company or its assets; and

•	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

Duties Owed by Some of Our Affiliates to Our Manager and our Manager’s Affiliates

Our Manager’s officers and directors and the key real estate and debt finance professionals of our sponsor performing services on behalf of our Manager are also officers, directors, managers and/or key professionals of:

•	Rise Companies Corp., our sponsor;

•	Fundrise Real Estate Investment Trust Manager, LLC, our Manager;

•	Fundrise, LLC, the owner of the Fundrise Platform; and

•	other Fundrise entities (see the “Prior Performance Summary” section of this offering circular).

As a result, they owe duties to each of these entities, their shareholders, members and limited partners. These duties may from time to time conflict with the duties that they owe to us.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

License Agreement

We will enter into a license agreement with our sponsor effective upon the commencement of this offering, pursuant to which our sponsor will grant us a non-exclusive, royalty free license to use the name “Fundrise”. See “Management—License Agreement”.

Certain Conflict Resolution Measures

Our Policies Relating to Conflicts of Interest

In addition to the provisions in our operating agreement described below and our Manager’s investment allocation policies described above, we have adopted the following policies prohibiting us from entering into certain types of transactions with our Manager, our sponsor, their officers or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

Pursuant to these conflicts of interest policies, we may not engage in the following types of transactions unless such transaction is approved by a majority of the non-interested members of our Manager’s investment committee:

•	sell or lease any investments to our Manager, our sponsor, their officers or any of their affiliates;

•	acquire or lease any investments from our Manager, our sponsor, their officers or any of their affiliates; and

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•	invest in or make mortgage loans or senior preferred equity investments in which the transaction is with our Manager, our sponsor, their officers or any of their affiliates, including any mortgage loans or senior preferred equity investments that are subordinate to any mortgage or equity interest of our Manager, our sponsor, their officers or any of their affiliates.

We may, however, purchase an investment from our sponsor or its affiliate in the event that our sponsor or its affiliate initially acquires an investment that is suitable for us at a time when we are unable to do so, with the intention of providing us the opportunity to acquire the investment at a later date when we are able to acquire the investment. As required by our operating agreement, we will not purchase investments from our sponsor or its affiliate in these circumstances without a determination by a majority of the investment committee not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor or its affiliate. In the event that two or more members of the investment committee are interested parties in a transaction, the non-interested members of our sponsor’s board of directors will consider and vote upon the approval of the transaction. The foregoing policies will not apply to any investments we acquire from affiliates of our Manager pursuant to the warehousing procedure as described under “Plan of Operation – Warehousing of Assets”.

In addition, pursuant to these conflicts of interest policies, we will neither make any loans to our Manager, our sponsor, their officers or any of their affiliates nor borrow money from our Manager, our sponsor, their officers or any of their affiliates, except as otherwise provided in the offering circular or unless approved by a majority of the non-interested members of our Manager’s investment committee. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the Manager. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by our Manager, our sponsor, their officers or any of their affiliates.

These conflicts of interest policies may be amended at any time in our Manager’s discretion.

Other Operating Agreement Provisions Relating to Conflicts of Interest

Our operating agreement contains many other restrictions relating to conflicts of interest including the following:

Term of our Manager. Our operating agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances. Our shareholders may remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders. Unsatisfactory financial performance does not constitute “cause” under the operating agreement. Our Manager may withdraw as manager if we become required to register as an investment company under the 1940 Act, with such withdrawal deemed to occur immediately before such event. In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. See “Management—Term and Removal of the Manager”.

Other Transactions Involving Affiliates. Before engaging in a transaction involving an affiliate, our Manager must conclude that all other transactions between us and our sponsor, our Manager, any of their officers or directors, or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. See “Management—Investment Committee of our Manager.”

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INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our investment objectives are:

•	to pay attractive and consistent cash distributions; and

•	to preserve, protect and return your capital contribution.

We will also seek to realize growth in the value of our investments by optimizing our position in the capital stack. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Manager’s investment committee will review our investment guidelines at least annually to determine whether our investment guidelines continue to be in the best interests of our shareholders.

Investment Strategy

We intend to use substantially all of the proceeds of this offering to originate, acquire, asset manage, selectively leverage, syndicate and opportunistically sell investments in a variety of commercial real estate loans (including senior mortgage loans, subordinated mortgage loans (also referred to as B-Notes), mezzanine loans, and participations in such loans) and senior preferred equity investments in commercial real estate. We may also invest in commercial real estate-related debt securities (including CMBS, CDOs and REIT senior unsecured debt), select commercial real estate equity investments and other real estate-related assets. We will seek to create and maintain a portfolio of investments that generate a low volatility income stream that provide attractive and consistent cash distributions. Our focus on investing in debt and debt-like instruments will emphasize the payment of current returns to investors and the preservation of invested capital, with a lesser emphasis on seeking capital appreciation. We expect that our portfolio of investments will be secured primarily by U.S. based collateral and diversified by security type, property type and geographic location.

We expect to selectively employ leverage to enhance total returns to our shareholders through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. Generally, we expect to employ leverage to finance our portfolio between 40-60% of the greater of the cost (before deducting depreciation or other non cash reserves) or fair market value of our investments. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non mark-to-market financing to the extent obtainable on a cost effective basis. To the extent a higher level of leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. Our operating agreement precludes us from borrowing more than 75% of the cost of our tangible assets.

In executing on our business strategy, we believe that we will benefit from our Manager’s affiliation with our sponsor given our sponsor’s strong track record and extensive experience and capabilities as an online real estate origination and funding platform. These competitive advantages include:

•	Our sponsor’s experience and reputation as a leading real estate investment manager, which historically has given it access to a large investment pipeline similar to our targeted assets and the key market data we use to underwrite and portfolio manage assets;

•	Our sponsor’s direct and online origination capabilities, which are amplified by a proprietary crowdfunding technology platform, business process automation, and a large user base, of which a significant portion are seeking capital for real estate projects;

•	Our sponsor’s relationships with financial institutions and other lenders that originate and distribute commercial real estate debt and other real estate-related products and that finance the types of assets we intend to acquire and originate;

•	Our sponsor’s experienced portfolio management team which actively monitors each investment through an established regime of analysis, credit review and protocol;

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•	Our sponsor’s history of consistently providing attractive quarterly and other periodic dividends to its shareholders due to the income-oriented nature of the majority of its investments, which also is the focus of our investment strategy;

•	Our sponsor’s management team which has a successful track record of making commercial real estate investments in a variety of market conditions; and

•	Our sponsor’s commitment to purchase up to an additional $1 million of our common shares during the two year period following commencement of this offering in the amount by which distributions paid for any calendar quarter exceeds our AFFO for such quarter.

Market Overview and Opportunity

We believe that the near and intermediate-term market for investment in commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets is compelling from a risk-return. Given the prospect of low growth for the economy, we favor a strategy weighted toward targeting senior and mezzanine debt or senior preferred equity investments which maximize current income, with significant subordinate capital and downside structural protections. In contrast, returns typically associated with pure equity strategies are mostly “back-ended” and are dependent on asset appreciation, capitalization rate compression, cash flow growth, aggressive refinancing and/or sale of the underlying property. We believe that our investment strategy combined with the experience and expertise of our Manager’s management team will provide opportunities to originate investments with attractive current and accrued returns and strong structural features directly with real estate companies, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our shareholders.

We believe that the following market conditions, which are by-products of the extended credit market dislocation, should create a favorable investment environment for us.

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The small balance commercial market is underserved by conventional capital sources and the lending market is fragmented, reducing the availability and overall efficiency for property owners raising funds. According to Boxwood Means LLC, a leading research authority in small-cap commercial real estate market, small balance commercial (SBC) loan originations under $5 million in value topped $175 billion. However, traditional institutional lenders poorly penetrate the SBC market, which is demonstrated by a secular decline of small balance commercial loans held on bank balance sheets. The top 15 lenders – all commercial banks – accounted for only 23% of total volume last year. By contrast, the top 5 residential lenders command close to 50% of total originations.

The inefficiency and fragmentation of the small balance commercial market has resulted in a relatively favorable pricing dynamic. As of April 2015, there is the largest spread in prices between the Core Commercial CPPI component and the Boxwood SCPI-117 since 2005. The size of the gap illustrates the potential value discrepancy of small cap CRE relative to institutional properties.

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More stringent regulatory environment for lending has increased standards and reduced proceeds for borrowers, frequently creating a gap of funding between the senior debt and the borrower’s available equity capital. According to Keefe, Bruyette & Woods, Inc., a Stifel Company, average loan-to-values are 68%, a 10-year historic low. Contraction of the banking system and capital adequacy issues have greatly diminished the capacity of major banks to provide commercial mortgage loans and credit facilities to property owners. The banking industry has been transformed by bankruptcies, including the seizure of approximately 195 banks by the FDIC (25 in 2008, 140 in 2009 and 30 more by March 12, 2010), and the tightening of lending standards at commercial banks. The conservative lending environment has created an opportunity for flexible capital to fill the funding gap required to fully capitalize properties.

Concentration of fundraising among the largest private equity funds has increased the difficulty for real estate companies to raise equity or mezzanine investments of less than $10,000,000. One of the responses to the 2008 recession, according to Prequin Global Private Equity Report, has been growth in the average size of investment funds, whereby large investors have been investing more of their capital with managers that have extensive track records, and are therefore, by nature, raising much larger funds. In 2014, funds of a size equivalent to $1.5 billion or more accounted for 58% of all private equity capital raised; while, first-time managers only accounted for 7% of capital raised. The average fund size hit a record of greater than $600,000,000. Larger funds consequently focus on larger deals in order to deploy their capital fully and effectively.

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The decline in construction lending volume and tightening of credit standards from traditional sources of financing for commercial real estate has decreased debt capital available for construction and land development. Construction lending fell precipitously since the 2008 recession. The Federal Deposit Insurance Corp. report shows that outstanding construction loans for both residential and commercial projects have only recently recovered from the nadir. Data from Sageworks, a financial information company, shows that construction and land development loans were 5.14% of total loans and leases as of yearend 2014, down from 8.88% in March 2008. Despite the fact that loss rates for construction and land development loans have fallen from 3.58% of average loan balances in December 2009 to 0.24% as of late 2014. According to an American Banking Association survey, a quarter of banks also cited hard caps on commercial lending imposed by regulators and other supervisory requirements as a reason for decreased construction lending.

The increasing number of maturing commercial real estate loans over the next five years appears to be greater than the market’s capacity to provide refinancing capital. The large volume of scheduled loan maturities over the next few years will expand available investment opportunities. According to Barclays Capital, approximately $500 billion of commercial real estate debt matures in 2016 and over $550 billion matures in 2017. Additionally, a significant share of the CMBS loans maturing in the next two years are likely to be floating rate or bridge loans, which tend to be shorter term and have larger balances than fixed-rate commercial loans.

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Commercial Real Estate Debt Maturities

Sources: Barclays Capital (numbers are estimated except for CMBS)

Targeted Investments

We will seek to acquire a diversified portfolio of commercial real estate investments consisting primarily of commercial real estate loans (including senior mortgage loans, subordinated mortgage loans (also referred to as B-Notes), mezzanine loans, and participations in such loans) and senior preferred equity investments in commercial real estate. We may also invest in commercial real estate-related debt securities (including CMBS, CDOs and REIT senior unsecured debt), select commercial real estate equity investments and other real estate-related assets. We will target assets that generally offer predictable current cash flow and attractive risk-adjusted returns based on the underwriting criteria established and employed by our Manager. Our ability to execute our investment strategy is enhanced through access to our sponsor’s direct origination capabilities, as opposed to a strategy that relies solely on buying assets in the open market from third party originators. We will seek to invest in a portfolio that includes some or all of the following investment characteristics: (i) provides current income; (ii) is secured by high-quality commercial real estate; (iii) includes subordinate capital investments by strong sponsors that support our investments and provide downside protection; and (iv) possesses strong structural features that will maximize repayment potential.

Commercial Real Estate Loans and Senior Preferred Equity Investments

We intend to acquire commercial real estate loans and senior preferred equity investments in commercial real estate both by directly originating the loans or senior preferred equity and by purchasing them from third party sellers. Although we generally prefer the benefits of direct origination, the current market conditions have created situations where holders of commercial real estate debt may be in distress and are therefore willing to sell at prices that compensate the buyer for the lack of control typically associated with directly structured investments. The experience of our Manager’s management team in making distressed investments greatly augments our capabilities in this area.

Our primary focus will be to originate and invest in the following types of commercial real estate loans and senior preferred equity investments:

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Senior Mortgage Loans. We intend to invest in senior mortgage loans that are predominantly three to five year term loans providing capital for the acquisition, refinancing or repositioning of quality real estate and may be fixed or floating rate loans that immediately provide us with current income, which we refer to as current-pay loans. We expect that our senior mortgage loans will be primarily backed by properties located in the U.S. We expect to invest in senior mortgage loans with low loan-to-value ratios. We may selectively syndicate portions of these loans, including senior or junior participations that will effectively provide permanent financing or optimize returns which may include interest-only portions.

Senior mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third party rating agencies and financing sources, which should increase the liquidity of these investments.

Subordinated Mortgage Loans, or B-Notes. We may also invest in structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets, commonly referred to as B-Notes, secured by quality real estate properties primarily located in the U.S. We may create subordinated mortgage loans by creating participations of our directly originated first mortgage loans generally through syndications of senior interests or co-origination with a senior lender or we may buy such assets directly from third party originators. Further, we expect that the re-emergence of the CMBS market will allow us to originate first mortgage loans to property owners with near-term liquidity issues and will allow us to contribute the senior AAA rated proceeds of the origination for inclusion in securitizations while retaining the subordinate debt at attractive returns. Due to the current credit market weakness and resulting dearth of capital available in this part of the capital structure, we believe that the opportunities to both directly originate and to buy subordinated mortgage investments from third parties on favorable terms will continue to be attractive.

Investors in subordinated mortgage loans are compensated for the increased risk of such assets from a pricing perspective as compared to first mortgage loans but still benefit from a lien on the related property. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinated mortgage loans are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Mezzanine Loans. These are loans secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns commercial real property. We may own mezzanine loans directly or we may hold a participation in a mezzanine loan or a sub-participation in a mezzanine loan. Mezzanine loans may be either short (three to five year) or longer (up to 10 year) terms and may be fixed or floating rate. These loans are predominantly current-pay loans (although there may be a portion of the interest that accrues if cash flow generated by the related property is not sufficient to pay current interest) and may provide for participation in the value or cash flow appreciation of the underlying property, which participation is known as an “equity kicker” as described below. We believe that opportunities to both directly originate and to buy mezzanine loans from third parties on favorable terms will continue to be attractive. In the current market, mezzanine loans can be the key piece of capital to bridge the gap between senior debt and borrower equity during a refinance or acquisition. Therefore, we expect to achieve favorable terms — both economic and structural — on the mezzanine loans in which we invest.

Investors in mezzanine loans are compensated for the increased risk of such assets from a pricing perspective and still benefit from the right to foreclose, in many instances more efficiently than senior mortgage debt. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take control on an expedited basis of the property-owning entity, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide such holders with the right to cure certain defaults and control certain decisions of holders of any senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

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Nonetheless, these types of investments involve a higher degree of risk relative to a senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender if the mezzanine lender is unable to cure senior mortgage defaults. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loans or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt has been repaid.

Senior Preferred Equity. Senior preferred equity are investments secured by the ability to unilaterally force the sale of the property or acquire the property at a cost equal to the senior loan (if any) plus the value of the senior preferred equity. Senior preferred equity may be either short (three to five year) or longer (up to 10 year) terms and may be fixed or floating rate. These investments are predominantly current-pay (although there may be a portion of the preferred return that accrues if cash flow generated by the related property is not sufficient to pay current interest) and may provide for participation in the value or cash flow appreciation of the underlying property, which participation is known as an “equity kicker” as described below. We believe that opportunities to originate senior preferred equity on favorable terms will continue to be attractive. In the current market, senior preferred equity can be the key piece of capital to bridge the gap between senior debt and borrower equity during a refinance or acquisition. Therefore, we expect to achieve favorable terms — both economic and structural — on the senior preferred equity in which we invest.

Investors in senior preferred equity are compensated for the increased risk of such assets from a pricing perspective and still benefit from the right to take over the property through forced sale or acquisition, in many instances more efficiently than senior mortgage debt. Upon a default by the real estate company under the senior preferred equity agreement, we generally take control on an expedited basis of the property, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of senior preferred equity are usually governed by a subordination agreements that provide such holders with the right to cure certain defaults and control certain decisions of holders of any senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Nonetheless, these types of investments involve a higher degree of risk relative to a senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender if we are unable to cure senior mortgage defaults. In the event of a bankruptcy of the entity holding the property, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the senior preferred equity. If a borrower defaults on our investment agreement or debt senior to our loan, or in the event of a borrower bankruptcy, our senior preferred equity will be satisfied only after the senior debt has been repaid.

Equity Participations or “Kickers.” In connection with our loan origination activities, we intend to pursue select equity participation opportunities, in instances when we believe that the risk-reward characteristics of the loan merit additional upside participation because of the possibility of appreciation in value of the underlying assets securing the loan. Equity participations can be paid in the form of additional interest, exit fees, percentage of sharing in refinance or resale proceeds or warrants in the borrower. Equity participation can also take the form of a conversion feature, permitting the lender to convert a loan or senior preferred equity investment into equity in the borrower at a negotiated premium to the current net asset value of the borrower. We expect that we may be able to obtain equity participations in certain instances where the loan collateral consists of an asset that is being repositioned, expanded or improved in some fashion which is anticipated to improve future cash flow. In such case, the borrower may wish to defer some portion of the debt service or obtain higher leverage than might be merited by the pricing and leverage level based on historical performance of the underlying asset. We expect to generate additional revenues from these equity participations as a result of excess cash flows being distributed or as appreciated properties are sold or refinanced.

Commercial Real Estate-Related Debt Securities

In addition to our focus on origination of and investments in commercial real estate loans and senior preferred equity investments, we may also invest in commercial real estate-related debt securities such as CMBS, CDOs, unsecured debt issued by REITs and interests in other securitized vehicles that own real estate-related debt. While we may invest in any commercial real estate-related debt securities, we expect that the majority of these investments would be CMBS.

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CMBS. CMBS are commercial mortgages which are pooled together in a trust. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. The commercial mortgage security is structured with credit enhancement to protect against potential cash flow delays and shortfalls. This credit enhancement usually takes the form of allocation of loan losses to investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity).

The typical commercial mortgage is a five or ten year loan, with a 30-year amortization schedule and a balloon principal payment due on the maturity date. Most fixed-rate commercial loans have strong prepayment protection and require prepayment penalty fees or defeasance. The loans are structured in this manner to maintain the collateral pool’s cash flow or to compensate the investors from foregone interest collections.

CDOs. CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities, B-Notes, mezzanine loans, REIT debt and credit default swaps. Like typical securities structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds. CDOs often have reinvestment periods that typically last for five years during which proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially.

Publicly-Traded REIT Securities. We may also choose to invest in senior unsecured debt securities of publicly-traded equity REITs. Publicly-traded equity REITs typically own large, diversified pools of commercial real estate properties and employ moderate leverage. Most of these companies specialize in particular property types such as regional malls, office properties, apartment properties and industrial warehouses. Corporate bonds issued by these types of REITs are usually rated investment grade and benefit from strong covenant protection.

Ratings of Commercial Real Estate-Related Debt Securities. For CMBS and CDOs, the securitization process is governed by one or more of the rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB class are considered “non-investment” grade. The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the securities. Based on the sequential payment priority, the risk of nonpayment for the AAA securities is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. We may invest in investment grade classes, non-investment grade classes or the equity of securitizations.

Select Commercial Real Estate Equity Investments

We may also choose to selectively invest in (i) equity interests in an entity (including, without limitation, a partnership or a limited liability company) that is an owner of commercial real property (or in an entity operating or controlling commercial real property, directly or through affiliates), which may be structured to receive a priority return or is senior to the owner’s equity (in the case of senior preferred equity); (ii) certain strategic joint venture opportunities where the risk-return and potential upside through sharing in asset or platform appreciation is compelling; (iii) private issuances of equity or debt securities of public companies; and (iv) investments in a loan, security or other full recourse obligations for which the business of the related obligor is significantly related to real estate.

These investments may or may not have a scheduled maturity and are expected to be of longer duration (five-to-ten year terms) than our typical portfolio investment. Such investments are expected to be fixed rate (if they have a stated investment rate), and may have accrual structures and provide other distributions or equity participations in overall returns above negotiated levels. These investments are also expected to be collateralized or otherwise backed primarily by U.S. real estate collateral.

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We do not anticipate allocating a large amount of our capital or time to these investments initially but as market conditions begin to improve we believe that compelling “equity” opportunities will arise that should generate significant returns. We have not established the specific terms we will require in our joint venture agreements for commercial real estate equity investments. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our Manager’s investment committee considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. We will not, however, invest in a joint venture in which our sponsor, our Manager, any of our officers or any of their affiliates has an interest without a determination by a majority of our Manager’s investment committee not otherwise interested in the transaction that such transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In the event that two or more members of the investment committee are interested parties in a transaction, the non-interested members of our sponsor’s board of directors will consider and vote upon the approval of the transaction.

Although commercial real estate equity investments have not constituted a large portion of our sponsor’s historical investments, we intend to leverage our sponsor’s management team’s extensive prior experience in this specialized sector, as well as our sponsor’s origination capabilities and extensive financial institution relationships to identify a select number of these investment opportunities that are appropriate for our investment portfolio at the appropriate time in the real estate cycle.

Investments in Commercial Real Property

We expect that the commercial real estate-related debt investments described above, in particular investments in distressed debt, will, in certain circumstances, result in us owning commercial real property as a result of a loan workout, foreclosure or similar circumstances. In addition, although making direct investments in commercial real property at this time will not be a significant focus of our investment strategy, we may make investments in commercial real property to take advantage of attractive investment opportunities as described above. Certain owners of commercial real property are suffering distress. This fact and reduced demand by buyers for such properties has led to price reduction and as a result, the opportunity for higher returns. Improved economics may present an opportunity for us to selectively acquire such properties. We would expect that if we do make direct property acquisitions (as opposed to acquisitions which result from a loan workout, foreclosure or similar circumstances), the properties would have occupancy levels consistent with the performance of the local market and would generate accretive and immediate cash flow. Although current market conditions may allow us to acquire properties with little or no leverage, given the stabilized nature of the targeted properties, we may apply modest levels of leverage to enhance our returns. In particular, our sponsor and its real estate professionals who will be performing services for us on behalf of our Manager have extensive experience in acquiring, managing and disposing of net lease properties. Net lease properties generally have a small number of tenants with longer leases and few or no landlord responsibilities. We will manage and dispose of any real property assets we acquire in the manner that our Manager determines is most advantageous to us.

Investments in Government Sponsored Programs

If we meet the qualifications established by the FDIC, we may elect to invest in any existing or future programs sponsored by the government to facilitate the investment in assets of the type we seek to acquire for our portfolio, to the extent consistent with our investment strategies and objectives.

Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments, such as international investments. In fact, we may invest in whatever types of interests in real estate- or debt-related assets that we believe are in our best interests. Although we can purchase any type of interest in real estate- or debt-related assets, our conflicts of interest policy and operating agreement do limit certain types of investments involving our Manager, our sponsor, their officers or any of their affiliates. See “Conflicts of Interest—Certain Conflict Resolution Measures.”

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Investment Process

Our Manager has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our Manager’s investment committee and subject to the limitations in our operating agreement and the direction and oversight of our Manager’s investment committee. Our Manager’s investment committee must approve all investments other than investments in commercial real estate loans and commercial real estate-related debt securities. With respect to investments in commercial real estate loans and commercial real estate-related debt securities, our Manager’s investment committee intends to adopt investment guidelines that our Manager must follow when acquiring such assets on our behalf without the approval of our Manager’s investment committee. We will not, however, purchase or lease assets in which our Manager, any of our officers or any of their affiliates has an interest without a determination by a majority of our Manager’s investment committee not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In the event that two or more members of the investment committee are interested parties in a transaction, the non-interested members of our sponsor’s board of directors will consider and vote upon the approval of the transaction. Our Manager’s investment committee will formally review at a duly called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our Manager’s investment committee.

Our Manager will focus on the direct origination and select purchasing of commercial real estate loans. It will source our investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and securitization or lending departments of major financial institutions.

In selecting investments for us, our Manager will utilize our sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our Manager will consider when evaluating prospective investment opportunities include:

•	macroeconomic conditions that may influence operating performance;

•	real estate market factors that may influence real estate lending and/or economic performance of the underlying real estate collateral;

•	fundamental analysis of the underlying real estate collateral, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•	the operating expertise and financial strength of the sponsor or borrower;

•	real estate and leasing market conditions affecting the underlying real estate collateral;

•	the cash flow in place and projected to be in place over the term of the loan;

•	the appropriateness of estimated costs and timing associated with capital improvements of the underlying real estate collateral;

•	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the underlying asset;

•	review of third-party reports, including appraisals, engineering and environmental reports;

•	physical inspections of underlying real estate collateral and analysis of markets; and

•	the overall structure of the investment and rights in the loan documentation.

If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection and recourse provisions. Our Manager will evaluate the asset’s position within the overall capital structure and its rights in relation to other capital tranches. Our Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the underlying real estate collateral.

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Borrowing Policy

We believe that our sponsor’s ability to obtain both competitive interim and term financings and its relationships with top tier financial institutions should allow our Manager to successfully employ moderate levels of borrowing in order to enhance our returns to shareholders. Although our investment strategy is not contingent on financing our assets in the capital markets, our sponsor’s past experience and ability in structuring and managing match-funded, flexible term debt facilities and securitization vehicles should provide our Manager with an advantage in potentially obtaining conservatively structured term financing for many of our investments, to the extent available, through capital markets and other financing transactions, including allowing our company to be among the first to access the capital markets when conditions permit.

We intend to employ conservative levels of borrowing in order to provide more funds available for investment. We believe that careful use of conservatively structured leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. We expect that once we have fully invested the proceeds of this offering, our debt financing will be between 40-60% of the greater of the cost (before deducting depreciation or other non cash reserves) or fair market value of our investments, although it may exceed this level during our offering stage. Our operating agreement precludes us from borrowing more than 75% of the cost of our tangible assets. We cannot exceed the leverage limit in our operating agreement unless any excess in borrowing over such level is approved by our Manager’s investment committee.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our Manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. Our Manager’s investment committee will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management. To the extent consistent with maintaining our qualification as a REIT, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund”, which means our Manager will seek to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets and through hedging activities.

Hedging Activities. We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our shareholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when our Manager believes, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Equity Capital Policies. Under our operating agreement, we have authority to issue an unlimited number of additional common shares or other securities. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares in our company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval. After your purchase in this offering, our Manager may elect to: (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation or to our sponsor pursuant to its commitment to purchase shares at our request as needed to fund distributions. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

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Disposition Policies

The period that we will hold our investments in commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets will vary depending on the type of asset, interest rates and other factors. Our Manager will develop a well-defined exit strategy for each investment we make. Our Manager will continually perform a hold-sell analysis on each asset in order to determine the optimal time to hold the asset and generate a strong return to our shareholders. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in our best interests.

Liquidity Event

Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our shareholders beginning five years from the completion of our offering stage. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or roll-off to scheduled maturity of our assets, a sale or merger of the company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our shares on a national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

Prior to our completion of a liquidity transaction, our redemption plan may provide an opportunity for you to have your common shares redeemed, subject to certain restrictions and limitations. See “Description of our Common Shares—Quarterly Redemption Plan.”

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PLAN OF OPERATION

General

We are a newly organized Delaware limited liability company formed to acquire and manage a diversified portfolio of commercial real estate loans, commercial real estate-related debt securities and commercial real estate equity investments. We intend to acquire senior and subordinate mortgage, mezzanine, bridge and other commercial real estate loans, and to invest in commercial real estate senior preferred equity and commercial real estate-related debt securities primarily originated by our sponsor or its affiliates. In addition, we may acquire any real properties or commercial real estate equity investments that in the opinion of our Manager, meets our investment objectives. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of real estate assets that provide attractive and stable returns to our investors. We may make our investments through direct loan origination, the acquisition of individual loan or securities assets or by acquiring portfolios of assets, other mortgage REITs or companies with investment objectives similar to ours. As of the date of this offering circular, we have not commenced operations nor have we identified any investments in which there is a reasonable probability that we will invest.

Fundrise Real Estate Investment Trust Manager, LLC is our Manager. As our Manager, it will manage our day-to-day operations and our portfolio of commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets. Our Manager also has the authority to make all of the decisions regarding our investments, subject to the limitation in our operating agreement and the direction and oversight of our Manager’s investment committee. Our sponsor will also provide asset management, marketing, investor relations and other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Code, commencing with our taxable year ending December 31, 2015. If we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax to the extent we distribute qualifying dividends to our shareholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2015, and we intend to continue to operate so as to remain qualified as a REIT for U.S. federal income tax purposes thereafter.

Competition

Our net income depends, in large part, on our ability to originate investments with attractive risk-adjusted yields. In originating these investments, we compete with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, private funds, other lenders, governmental bodies and other entities, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous mortgage REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, size of loans offered and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential loans than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

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Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase and originate real estate-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of the date of this offering circular, we have not made any investments, and our total assets consist of approximately $1,000 in cash, plus a commitment from Fundrise, LP to purchase $199,000 of our common shares upon the commencement of this offering. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not commence operations unless we raise a minimum of $1,000,000 in gross offering proceeds from persons who are not affiliated with us or our sponsor. If we are unable to raise substantially more than $1,000,000 in gross offering proceeds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing. . Our target leverage after we have acquired an initial substantial portfolio of diversified investments is between 40-60% of the greater of the cost (before deducting depreciation or other non cash reserves) or fair market value of our investments, although it may exceed this level during our offering stage. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, other than during our initial period of operations, our leverage may not exceed 75% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our gross assets.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Manager. During our organization and offering stage, these payments will include payments for reimbursement of certain organization and offering expenses. During our acquisition and development stage, we expect to make payments to our Manager in connection with the selection and origination or purchase of investments, the management of our assets and costs incurred by our Manager in providing services to us. For a discussion of the compensation to be paid to our Manager, see “Management Compensation”.

We intend to elect to be taxed as a REIT and to operate as a REIT commencing with our taxable year ending December 31 of the year in which we commence this offering. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our Manager may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our Manager deems relevant. Provided we have sufficient available cash flow, we intend to authorize, declare, and pay distributions on a quarterly or other periodic basis. We have not established a minimum distribution level.

Warehousing of Assets

Generally, our sponsor or its affiliates will close and fund each loan or other investment prior to it being acquired by us. In the event that we have not raised sufficient funds to pay the fair market value of the loan or other investment, we intend to grant to our sponsor or its affiliate a participation interest equal to any difference between what we are able to pay and the fair market value of the asset. The fair market value will generally be equal to the principal balance or cost of the investment to the sponsor plus accrued interest net of any applicable servicing fees Each participation interest will be an unsecured obligation of ours, that is payable solely to the extent that such participation interest remains outstanding. As we sell additional common shares in this offering, we will use the proceeds of such sales to pay down the principal of the outstanding participation interests, reducing the payment obligation of the participation interest, and our obligation to the holder of the participation interest. Payments of the participation interest will be pari passu (i.e., of equal seniority) to our right to payment from the underlying asset, and any payments received from the underlying asset will be subsequently distributed pro rata (i.e., in equal proportion to their proportionate interest) among us and the participation interest holder. In the event that we sell a sufficient number of common shares through this offering to fully extinguish the principal of an outstanding participation interest, we will repay the participation interest, and, other than any accrued but unpaid return due to it from the underlying asset, the holder of the participation interest will no longer hold any obligation of ours with regard to payment. It is anticipated that each participation interest will have a varying return that is dependent upon, and will generally be identical to, the projected return on the underlying asset.

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Results of Operations

We were formed on May 15, 2015 and, as of the date of this offering circular, we have not commenced operations. We will not commence any significant operations until we have raised $1,000,000 from persons who are not affiliated with us or our sponsor.

Market Outlook — Real Estate Finance Markets

We are encouraged by continued improvement in commercial real estate capital and credit markets, as well as the positive macroeconomic growth supporting the CRE industry. As we look ahead the next three years, we believe improving fundamentals, transactions, and commercial real estate lending activities will continue to strengthen in core United States metro markets. We also expect the trend of high foreign direct investment in United States markets and real estate assets to continue. Further, assistance provided by governmental support programs and commitments over the immediate future are expected to further support U.S. capital markets over the immediate future.

If markets continue to strengthen, the competition for risk-adjusted yield will become increasingly fierce. We believe the Fundrise Platform provides us with a competitive edge in searching for value and attractive opportunities across wider markets and property types during a period of increased competition. Additionally, innovative funding options and quicker closing timelines from our sponsor allow for greater financing availability in a period of rising competition amongst capital providers.

However, risks related to interest rate hikes and regulatory uncertainty could adversely affect growth and the values of our investments. In the event market fundamentals deteriorate, our real estate portfolio or the collateral security in any loan investment we make may be impaired as a result of lower occupancy, lower rental rates, and/or declining values. Further, these circumstances may materially impact the cost and availability of credit to borrowers, hampering the ability of our Manager to acquire new loans or investments with attractive risk-reward dynamics.

As a protective measure against interest rate fluctuations and regulatory uncertainty, we’re targeting an average investment duration of 1.8 years for greater flexibility and adaptability during times of interest rate volatility or regulatory uncertainty. Our ability to quickly adapt is further aided by the more direct and “just-in-time” nature of our capital sourcing cycle.

Over the short term, management remains cautiously optimistic about the opportunity to acquire loans and investments offering attractive risk-adjusted returns in our targeted investment markets. However, we recognize disruptions in financial markets can occur at any time. By targeting modest leverage and short target investment durations, we believe we will remain well positioned, as compared to our competitors, in the event current market dynamics deteriorate.

Investment Company Act Considerations

Neither we nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, an issuer is not deemed to be an “investment company” if:

•	it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or the holding-out test; and

•	it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

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We expect that we will not fall under the definition of, and will therefore not be required to register as, an investment company. We intend to make investments and conduct our operations so that we are not required to register as an investment company. We are organized as a holding company that conducts its businesses primarily through our subsidiaries. Both we and our subsidiaries intend to conduct each of our operations so that we comply with the 40% test. The securities issued to us by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe our company will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly-owned or majority-owned subsidiaries, we will be primarily engaged in the noninvestment company businesses of these subsidiaries.

We expect that most of our assets will be held, directly or indirectly, through wholly-owned or majority-owned subsidiaries of us. We further expect that most of these subsidiaries will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. Our other subsidiaries should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

We expect that most of our investments will be held by wholly-owned or majority-owned subsidiaries and that most of these subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).

If, however, the value of our subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of our assets (which is most likely to occur if such subsidiaries do not own a sufficient amount of qualifying real estate assets or real estate-related assets to rely on Section 3(c)(5)(C)), then we may seek to rely on Section 3(c)(6) if we are “primarily engaged,” through wholly-owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we may rely on Section 3(c)(6) if 55% of our assets consist of, and at least 55% of our income is derived from, qualifying real estate assets owned by our wholly-owned or majority-owned subsidiaries.

Regardless of whether we must rely on Section 3(c)(6) to avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying real estate assets and in assets that are not real estate-related assets.

For purposes of the exclusions provided by Sections 3(c)(5)(C) and 3(c)(6), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset.

Commercial Real Estate Loans and Senior Preferred Equity Investments

First Mortgage Loans. Consistent with SEC no-action letters, a first mortgage loan will be treated as a qualifying real estate asset, as long as the loan is “fully secured” by real estate at the time our subsidiary originates or acquires the loan but we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets if the real estate securing the loan has an appraised value of 55% of the fair market value of the loan on the date of acquisition. Mortgage loans that are junior to a mortgage owned by another lender, or second mortgages, will be treated as qualifying real estate assets if the real property fully secures the second mortgage.

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Senior Preferred Equity. A portion of our investments will consist of real estate investments secured by the unilateral right to force the sale of the real estate or acquire the real estate a price equal to the senior loan plus the value of the senior preferred equity, thus granting us with the right to take over the property in cases where there is a default under the investment agreement. We intend to treat senior preferred equity as a qualifying real estate assets so long as it is structured substantially in accordance with the criteria set forth in the Capital Trust, Inc. No-Action Letter (May 24, 2007) (“Cap Trust No-Action Letter”), including (i) the ability to cure defaults under the senior loan or purchase the senior loan, (ii) ongoing control rights over the real estate held by the entity, and (iii) the ability to unilaterally take control of the property on an expedited process through either forced sale or acquisition at a price equal to the senior loan plus the value of the senior preferred equity.

Participations. Consistent with SEC staff guidance, we will consider a participation in a whole mortgage loan to be a qualifying real estate asset only if (1) our subsidiary has a participation interest in a mortgage loan that is fully secured by real property; (2) our subsidiary has the right to receive its proportionate share of the interest and the principal payments made on the loan by the borrower, and its returns on the loan are based on such payments; (3) our subsidiary invests only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan; (4) our subsidiary has approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, our subsidiary has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

Equity Participations. Although the SEC staff has not taken a position with respect to equity participations, or kickers, we generally intend to treat equity participations in the same manner as the underlying loan to the extent the equity participation has the same access to, or foreclosure rights on, the real property securing the underlying loan. For instance, if the underlying loan is considered a qualifying real estate asset and the associated “kicker” has the same access to or foreclosure rights on the real property securing the underlying loan, the kicker will be treated similarly. If it does not, it will be treated as a real estate related asset.

Fund-Level or Corporate-Level Debt. If one of our subsidiaries provides financing to an entity that is primarily engaged in the real estate business, we will treat such loan as a real estate-related asset or a miscellaneous asset depending on the nature of the business and assets of the borrower.

Other Real Estate-Related Loans. We will treat the other real estate-related loans described in this offering circular, i.e., bridge loans, construction loans, and investments in distressed debt, as qualifying real estate assets if such loans are fully secured by real estate. With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. The SEC has not issued no-action letters specifically addressing construction loans which are funded over time. If the SEC takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Commercial Real Estate-Related Debt Securities

CMBS. CMBS are securities backed by pools of loans secured by first or, less often, junior mortgages. Accordingly, we will treat CMBS as real estate-related assets.

CDOs. We do not generally expect investments in CDOs to be qualifying real estate assets. We will treat a CDO investment as a real estate-related-asset if the entity that issues the CDOs primarily owns debt obligations related to real estate.

Publicly-Traded REIT Securities. Senior unsecured debt securities of publicly-traded equity REITs are typically not considered qualifying real estate assets and will be treated as real estate-related assets.

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Select Commercial Real Estate Equity Investments

Joint Venture Interests. Consistent with SEC guidance, when measuring Section 3(c)(6) and Section 3(c)(5)(C) compliance, when assets are held through another entity, we will treat the value of our interest in the entity as follows:

(i) If we own less than a majority of the voting securities of the entity, then we will treat the value of our interest in the entity as real estate-related assets if the entity engages in the real estate business, such as a REIT relying on Section 3(c)(5)(C), and otherwise as miscellaneous assets.

(ii) If we own a majority of the voting securities of the entity, then we will allocate the value of our interest in the entity among qualifying real estate assets, real estate-related assets and miscellaneous assets in proportion to the entity’s ownership of qualifying real estate assets, real estate-related assets and miscellaneous assets.

(iii) If we are the general partner or co-managing member of an entity, then (a) we will treat the value of our interest in the entity as in item (ii) above if we are actively involved in the management and operation of the venture and our consent is required for all major decisions affecting the venture and (b) we will treat the value of our interest in the entity as in item (i) above if we are not actively involved in the management and operation of the venture or our consent is not required for all major decisions affecting the venture.

Equity Interest in an Entity that is an Owner of Commercial Property. As with joint ventures, the same analysis would be conducted with respect to an equity interest in an entity that is an owner of commercial property on a case-by-case basis to determine how such investments should be treated.

Private Issuances of Equity or Debt Securities of Public Companies, or PIPES. PIPES will be treated as a real estate-related asset or a miscellaneous asset depending on the nature of the business and assets of the company involved.

Investments in a Loan, Security or Other Full Recourse Obligations for which the Business of the Related Obligor is Significantly Related to Real Estate. The treatment of these investments will be based on the characteristics of the underlying collateral and whether we have foreclosure rights with respect to underlying real estate collateral, if any. If these investments are without any indicia of ownership of the underlying property, they would be considered real estate-related assets.

Real Property

An investment in real property will be treated as a qualifying real estate asset.

Investments in Government Sponsored Programs

Investments in a Public Private Investment Fund will generally be treated as real estate-related assets.

Other Investments

The treatment of any other investments as qualifying real estate assets and real estate-related assets will be based on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with SEC guidance.

Absence of No-Action Relief

If certain of our subsidiaries fail to own a sufficient amount of qualifying real estate assets or real estate-related assets, we could be characterized as an investment company. We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exceptions from registration under the Investment Company Act on which we and our subsidiaries intend to rely. To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

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Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Valuation of Financial Instruments

Proper valuation of financial instruments is a critical component of our financial statement preparation. ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marketplace participants at the measurement date (i.e., the exit price).

We will categorize our financial instruments, based on the priority of the inputs to the valuation technique, into a three level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the condensed consolidated balance sheets will be categorized based on the inputs to the valuation techniques as follows:

•	Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market (examples include active exchange-traded equity securities, listed derivatives, most U.S. Government and agency securities, and certain other sovereign government obligations).

•	Financial assets and liabilities whose values are based on the following:

•	quoted prices for similar assets or liabilities in active markets (for example, restricted stock);

•	quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds, which trade infrequently);

•	pricing models whose inputs are observable for substantially the full term of the asset or liability (examples include most over-the-counter derivatives, including interest rate and currency swaps); and

•	pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability (for example, certain mortgage loans).

•	Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability (examples include private equity investments, commercial mortgage backed securities, and long-dated or complex derivatives including certain foreign exchange options and long dated options on gas and power).

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The fair values of our financial instruments will be based on observable market prices when available. Such prices will be based on the last sales price on the date of determination, or, if no sales occurred on such day, at the “bid” price at the close of business on such day and if sold short at the “asked” price at the close of business on such day. Interest rate swap contracts will be valued based on market rates or prices obtained from recognized financial data service providers. Generally these prices will be provided by a recognized financial data service provider.

Fair Value Option

ASC 825 “Fair Value Option for Financial Assets and Financial Liabilities” (“ASC 825”) provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. Changes in fair value for assets and liabilities for which the election is made will be recognized in earnings as they occur. ASC 825 permits the fair value option election on an instrument by instrument basis at initial recognition. We will determine the fair value of financial assets and financial liabilities for which the ASC 825 election is made pursuant to the guidance in ASC 820.

Available for Sale Securities

We will determine the appropriate classification of our investments in securities at the time of purchase and reevaluate such determination at each balance sheet date in accordance with ASC 320 “Accounting for Certain Investments in Debt and Equity Securities” (“ASC 320”). Securities for which we will not have the intent or the ability to hold to maturity will be classified as available for sale securities. We will determine the fair value of our available for sale securities pursuant to the guidance in ASC 820.

Revenue Recognition

We will recognize interest income from our real estate debt investments on an accrual basis over the life of the investment using the effective interest method. We will recognize fees, discounts, premiums, anticipated exit fees and direct cost over the term of the loan as an adjustment to the yield. We will recognize fees on commitments that expire unused at expiration.

We will recognize interest income from available for sale securities on an accrual basis over the life of the investment on a yield-to-maturity basis.

Credit Losses, Impairment and Allowance for Doubtful Accounts

We will assess whether unrealized losses on the change in fair value on our available for sale securities reflect a decline in value which is other than temporary in accordance with EITF 03-1 “The Meaning of Other than Temporary Impairment and its Application to Certain Investments.” If it is determined the decline in value is other than temporary, the impaired securities will be written down through earnings to their fair values. Significant judgment of management is required in this analysis, which includes, but is not limited to, making assumptions regarding the collectability of the principal and interest, net of related expenses, on the underlying loans.

We will establish allowances for real estate debt investment losses based upon a periodic review of the loan investments. Income recognition will generally be suspended for the investments at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the suspended investment becomes contractually current and performance is demonstrated to be resumed. In performing this review, management will consider the estimated net recoverable value of the investment as well as other factors, including the fair market value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic situation of the region where the borrower does business. Because this determination will be based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized from the investments may differ materially from the carrying value at the balance sheet date.

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PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical operating results for our sponsor and the experience of real estate programs sponsored by our sponsor, which we refer to as the “prior real estate programs.” Investors in our common shares should not assume that they will experience returns, if any, comparable to those experienced by investors in our sponsor’s affiliated prior real estate programs. Investors who purchase our common shares will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our shareholders will depend in part on the mix of assets in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio may not mirror the portfolios of our sponsor’s affiliated prior real estate programs in any of these respects, the returns to our shareholders may vary from those generated by our sponsor’s affiliated prior real estate programs. The prior real estate programs were conducted through privately-held entities that were not subject to the fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. In addition, our sponsor is a self-managed, privately-held company with an indefinite duration. As a result, you should not assume the past performance of our sponsor or the prior real estate programs described below will be indicative of our future performance.

Overview of Our Sponsor

Our sponsor is a privately-held company that operates as a real estate investment and lending platform. Our sponsor was formed in March 2012 to (i) establish the on-line real estate funding vehicle that is today the Fundrise Platform and (ii) engage in the business of investing in and managing commercial real estate debt and commercial real estate equity securities. In March 2014, our sponsor closed its Series A funding round, pursuant to which it raised net proceeds of approximately $24.5 million.

For purposes of this prior performance summary, our sponsor views its prior programs (collectively, the “Programs”) as falling into two categories: (i) investment opportunities with respect to which it is not an issuer and is only acting as a facilitator by permitting issuers to list their projects on the Fundrise Platform (“Facilitated Program”) and (ii) investment opportunities originated by our sponsor for which it or its affiliates serve as the issuer (“Originated Program”). The sponsor wound down its Facilitated Program business in July 2014, at which time it commenced its Originated Program.

With respect to its Originated Program, our sponsor’s primary investment objectives are similar to ours. Our sponsor seeks to produce attractive risk-adjusted returns and to generate predictable cash flow for distribution to its investors. The profitability and performance of our sponsor’s business is a function of several metrics: (i) growth of assets under management; (ii) growth in the number of projects listed the Fundrise Platform; and (iii) overall returns realized on invested capital. The credit quality of our sponsor’s investments, the diversification of its portfolio and the underwriting and portfolio management capabilities of our sponsor’s management team, who also serve as our manager’s management team, are additional key factors in the performance of our sponsor’s business. Since the completion of its Series A funding round, on October 11, 2014, our sponsor has grown its assets under management in the Originated Program by more than 1,400% (from $2.0 million to $29.1 million).

Our Sponsor’s Prior Investment Programs

Overview

As of May 31, 2015, our sponsor had facilitated or originated approximately 46 assets in both Programs with an aggregate purchase price of approximately $2.9 billion. Of such amount, the aggregate capital offered in the Programs was approximately $35.7 million, consisting of approximately $9.0 million of commercial real estate loan assets, $23.2 million of senior preferred equity investments in commercial real estate, and $3.5 million of commercial real estate common equity investments. The portfolios included in the Programs are diversified by investment size, security type, property type and geographic region. As a result of the depth and thoroughness of its underwriting process, the extensive investing experience of its management team and its strong performance record in managing a diverse portfolio of assets, we believe our sponsor has earned a reputation as a leading real estate manager, which has allowed it to access funding from a broad base of investors.

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Three of the assets in certain of the multi-asset issuers within the Originated Program have been repaid totaling approximately $2.7 million of loan commitments with a weighted average annualized return on investment of approximately 13%. As of June 19, 2015, none of the issuers in the Originated Program have experienced any losses or delinquencies on outstanding or repaid assets. In addition, none of the multi-asset issuers within the Originated Program have sold all of their assets and none of the single-asset issuers within the Originated Program have sold any of their assets..

Facilitated Programs

The initial business of our sponsor was providing investors who accessed the Fundrise Platform with pre-screened real estate assets sponsored by third party issuers. Under the Facilitated Program, our sponsor was not originating, funding the real estate assets nor was it the issuer of the securities being offered on its platform. Under the Facilitated Program, our sponsor facilitated capital raises for real estate assets with an aggregate purchase price of $6.6 million consisting of $6.4 million in subordinated real estate asset programs and $0.2 million in senior secured loans.

Originated Program

The Originated Program was launched in July 2014. Our sponsor and its affiliates were responsible for origination, due diligence, structuring, closing, acquiring, and asset management of all investments and loans made under the Originated Program. As of May 31, 2015, our sponsor had originated a total of $29.1 million in real estate assets in conjunction with the Originated Program, of which $23.1 million consisted of senior preferred equity, and $6.0 million consisted of senior loans. Through May 31, 2015, the Originated Program consists of eleven issuers, of which nine held single assets and two held multiple assets. As of May 31, 2015, the issuer entities comprising the Originated Program had 564 investors.

As of May 31, 2015, the Originated Program consisted of 24 real estate assets that are comprised as follows: 20% first mortgage loans, 77% senior preferred equity interests, and 3% mezzanine loans.

As of May 31, 2015, the portfolio of assets in the Origination Program was diversified across property types and geographic areas as shown in the following charts.

Loan Portfolio by Collateral Type	Loan Portfolio by Geographic Location

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Factors Differentiating Us from Prior Investment Programs

While our investment objectives are similar to those of each of the Programs, the risk profile and investment strategy of each of the prior Programs differs from ours. Our sponsor’s Facilitated Program (which is no longer operational) provided investors on the Fundrise Platform with access to discrete real estate investment opportunities from third-party sponsors. In July 2014, our sponsor suspended the Facilitated Program and began the Originated Program. Our sponsor’s Originated Program focuses primarily on issuing senior preferred equity, without the use of leverage, and took advantage of the then-current market dislocation in the commercial real estate debt markets by directly originating loans and equity with improved structures and enhanced estimated risk-adjusted returns. Each of the issuers affiliated with our sponsor within the Originated Program issued Project Dependent Notes (defined below). With respect to each issuer, our sponsor originated loans or senior preferred equity that was either collateralized or backed by real estate assets and then offered investors the opportunity to invest in the economic performance of these real estate assets through the issuance of derivative debt that is wholly dependent upon the performance of such individual real estate asset. Our sponsor refers to these derivative debt instruments as “Project Dependent Notes”. We expect to acquire a similar asset portfolio to what has been originated in the Originated Program, however we intend to take advantage of modest leverage and employ higher risk to enhance estimated risk-adjusted returns relative to the Originated Program portfolio. Furthermore, the Originated Program offered identified single or multiple asset investment opportunities, whereas we are structured to be a diversified pool of multiple assets that will not be identified in advance. Unlike the Originated Program, shareholders will not have the ability to select their own investments, and instead our Manager will select assets based on our investment criteria.

Additional Information

Please see the tables under “Prior Performance Tables” in Appendix A to this offering circular for more information regarding the our sponsor’s prior performance.

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DESCRIPTION OF OUR COMMON SHARES

The following descriptions of our common shares, certain provisions of Delaware law and certain provisions of our certificate of formation and operating agreement, which will be in effect upon consummation of this offering, are summaries and are qualified by reference to Delaware law, our certificate of formation and our operating agreement, copies of which are filed as exhibits to the offering statement of which this offering circular is a part.  See “Where You Can Find More Information.”

General

We are a Delaware limited liability company organized on May 15, 2015 under the Delaware LLC Act issuing limited liability company interests.  The limited liability company interests in our company will be denominated in common shares of limited liability company interests (“common shares”) and, if created in the future, preferred shares of limited liability company interests (“preferred shares”).  Our operating agreement provides that we may issue an unlimited number of common shares with the approval of our Manager and without shareholder approval.

All of the common shares offered by this offering circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the common shares, as determined by our Manager, the holders of such shares will not be liable to us to make any additional capital contributions with respect to such shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the Delaware LLC Act).  Holders of common shares have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of our company and no preferential rights to distributions. However, holders of our common shares will be eligible to participate in our quarterly redemption plan, as described below in “—Quarterly Redemption Plan”.

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2015.

Distributions

We expect that our Manager will declare distributions with a daily record date, and pay distributions quarterly in arrears commencing in the first full quarter after the quarter in which we make our first real estate-related investment. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. Following the conclusion of the distribution support period, we also expect that the Manager will set the rate of distributions at a level that will be reasonably consistent and sustainable over time, which may be substantially less than 15% per annum. Shareholders will be entitled to declared distributions on each of their shares from the time the shares are issued to the shareholder until the end of the quarter in which we agree to pay redemption proceeds to redeem the shares as described below in “—Quarterly Redemption Plan”.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). Distributions will be authorized at the discretion of our Manager, in accordance with our earnings, present and reasonably projected future cash flows and general financial condition. Our Manager’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements.

We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders, provided that the securities distributed to shareholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause shareholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list our common shares on a stock exchange or other trading market, nor is it expected that a public market for the common shares will develop.

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Although we intend to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the sale of assets, the proceeds from this offering, borrowings and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in real estate properties, real estate-related assets and other investments. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings, our offering proceeds or other sources to fund our distributions. Additionally, we will make certain payments to our Manager and dealer manager for services provided to us. See “Management Compensation.” Such payments will reduce the amount of cash available for distributions. Finally, payments to fulfill redemption requests under our redemption plan will also reduce funds available for distribution to remaining shareholders.

Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for tax purposes. Distributions that represent a return of capital will be reflected in our quarterly calculation of NAV.

Distribution Support Commitment

In order to provide additional funds to pay distributions to our shareholders at a rate of at least 15% per annum on shareholders’ invested capital before we have acquired a substantial portfolio of income-producing investments, Fundrise, LP, an affiliate of our sponsor, has agreed to purchase up to an aggregate of $1,000,000 in additional common shares during the two-year period following commencement of this offering. Any shares purchased by Fundrise, LP in connection with this distribution support commitment will be issued in a private placement. If the distributions we pay for any calendar quarter exceed our AFFO for such quarter, our sponsor will purchase shares at the end of each quarter at the then NAV per share for an aggregate purchase price equal to the amount by which the distributions paid exceed our AFFO for such quarter, up to an amount equal to a 15% cumulative, non-compounded annual return on shareholders’ invested capital prorated for such quarter.

Funds from Operations and Adjusted Funds from Operations

Our Manager believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and of our company in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/ uncombined partnerships and joint ventures. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

We calculate AFFO by subtracting from (or adding to) FFO:

•	the amortization or accrual of various deferred costs; and

•	an adjustment to reverse the effects of unrealized gains/(losses).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash expenses. Additionally, FFO and AFFO serve as measures of our operating performance because they facilitate evaluation of our company without the effects of selected items required in accordance with GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

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Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Voting Rights

Our common shareholders will have voting rights only with respect to certain matters, as described below.  Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders until the end of the quarter in which we agree to pay redemption proceeds to redeem the shares as described below in “—Quarterly Redemption Plan”.  Generally, matters to be voted on by our shareholders must be approved by either a majority or supermajority, as the case may be, of the votes cast by all common shares present in person or represented by proxy. Our operating agreement provides that special meetings of shareholders may be called by our Manager. If any such vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

The following circumstances will require the approval of holders representing a majority or supermajority, as the case may be, of the common shares:

•	any amendment to our operating agreement that would adversely change the rights of the common shares (majority of affected class/series);

•	removal of our Manager as the manager of our company for “cause” as described under “Management—Term and Removal of the Manager” (two-thirds); and

•	all such other matters as our Manager, in its sole discretion, determines will require the approval of shareholders, or as otherwise required by law.

General Procedures

Public Announcements; Notices.  In the case of specified dispositions or a redemption, we will publicly announce or otherwise provide specified information to holders of common shares.

Fractional Shares.  Our Manager will not have to issue or deliver any fractional shares to any holder of common shares upon any redemption or distribution under the provisions described under “—Redemptions.”  Instead of issuing fractional shares, we will pay cash for the fractional share in an amount equal to the fair market value of the fractional share, without interest.

No Adjustments for Distributions.  No adjustments for distributions will be made upon the redemption of any common shares; except that, if a redemption date with respect to common shares comes after the record date for the payment of a distribution to be paid on those shares but before the payment or distribution, the registered holders of those shares at the close of business on such record date will be entitled to receive the distribution on the payment date, notwithstanding the redemption of those shares or our default in payment of the distribution.

Payment of Taxes.  If any person exchanging a certificate representing common shares wants us to issue a certificate in a different name than the registered name on the old certificate, that person must pay any transfer or other taxes required by reason of the issuance of the certificate in another name or establish, to the satisfaction of us or our agent, that the tax has been paid or is not applicable.

Liquidation Rights

In the event of a liquidation, termination or winding up of our company, whether voluntary or involuntary, we will first pay or provide for payment of our debts and other liabilities, including the liquidation preferences of any class of preferred shares. Thereafter, holders of our common shares will share in our funds remaining for distribution pro rata in accordance with their respective interests in our company.

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Preferred Shares

Section 215(e) of the Delaware LLC Act also specifically authorizes the creation of ownership interests of different classes of limited liability company interests, having such relative rights, powers and duties as the limited liability company agreement may provide, and may make provision for the future creation in the manner provided in the limited liability company agreement of additional classes of membership interests.  In accordance with this provision, our operating agreement provides that our Manager is authorized to provide for the issuance from time to time of an unlimited amount of one or more classes or series of preferred shares of limited liability company interests (“preferred shares”).  Unless otherwise required by law or by any stock exchange, if applicable, any such authorized preferred shares will be available for issuance without further action by our common shareholders.  Our Manager is authorized to fix the number of preferred shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series and without shareholder approval.  As of the date of this offering circular, no preferred shares are outstanding and we have no current plans to issue any preferred shares.

We could issue a class or series of preferred shares that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares.

Preferred Shares to Meet 100 Investor REIT Requirement. Following completion of this offering, to the extent necessary to assist us in obtaining a sufficient number of shareholders to meet certain of the qualification requirements for taxation as a REIT under the Code, we may undertake to issue and sell up to approximately 125 shares of a new series of preferred shares in a private placement to up to approximately 125 investors who qualify as “accredited investors” (as that term is defined in Rule 501(a) of Regulation D under the Securities Act). The preferred shares are expected to be perpetual, pay an annual market dividend for securities of this type and be redeemable by us at a premium to the aggregate liquidation value. For example, if we issue 125 preferred shares with a liquidation price of $1,000 per share and an annual dividend of 12.5%, we would raise additional capital of $125,000 and be required to be pay or set aside for payment, in the aggregate, approximately $15,625 annually, before any distributions on our common shares could be made.

Transfer Agent and Registrar

As of the date of this offering circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we are required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Operating Agreement

Non-Member Manager

•	Our operating agreement designates Fundrise Real Estate Investment Trust Manager, LLC, an affiliate of our sponsor, as our non-member manager. Our Manager will generally not be entitled to vote on matters submitted to our shareholders, although its approval will be required with respect to certain amendments to the operating agreement that would adversely affect its rights. Our Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

•	Our operating agreement further provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our shareholders and will not be subject to any different standards imposed by our operating agreement, the Delaware LLC Act or under any other law, rule or regulation or in equity.

Organization and Duration

We were formed on May 15, 2015, as Fundrise Real Estate Investment Trust, LLC, a Delaware limited liability company, and will remain in existence until dissolved in accordance with our operating agreement.

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Purpose

Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreement relating to such business activity; provided, however, that, our Manager may only revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing a common share, you will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to, our operating agreement.  Pursuant to this agreement, each shareholder and each person who acquires a common share from a shareholder grants to our Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution.  The power of attorney also grants our Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our operating agreement.

No Fiduciary Relationship with our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. Our Manager performs its duties and responsibilities pursuant to our operating agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our operating agreement limits the liability of our Manager, its officers and directors, our sponsor and our sponsor’s shareholders and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our sponsor and our sponsor’s shareholders and affiliates.

Our operating agreement provides that to the fullest extent permitted by applicable law our Manager, its officers and directors, our sponsor and our sponsor’s shareholders and affiliates will not be liable to us.  In addition, pursuant to our operating agreement, we have agreed to indemnify our Manager, its officers and directors, our sponsor and our sponsor’s shareholders and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the manager or one of our Manager’s directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Amendment of Our Operating Agreement; Exclusive Authority of our Manager to Amend our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of our Manager.  Our Manager will not be required to seek approval of the shareholders to adopt or approve any amendment to our operating agreement, except to the extent that such amendment would limit the rights of the holders of any class or series of shares or would otherwise have an adverse effect on such holders. In such a case, the proposed amendment must be approved in writing by holders representing a majority of the class or series of shares so affected.

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Termination and Dissolution

We will continue as a limited liability company until terminated under our operating agreement.  We will dissolve upon: (1) the election of our Manager to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; (3) the entry of a decree of judicial dissolution of our company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Books and Reports

We are required to keep appropriate books of our business at our principal offices.  The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP.  For financial reporting purposes and tax purposes, our fiscal year and our tax year are the calendar year, unless otherwise determined by our Manager in accordance with the Code.

Determinations by our Manager

Any determinations made by our Manager under any provision described in our operating agreement will be final and binding on our shareholders, except as may otherwise be required by law.  We will prepare a statement of any determination by our Manager respecting the fair market value of any properties, assets or securities, and will file the statement with our company secretary.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, shares of our company must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.  Also, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).  To qualify as a REIT, we must satisfy other requirements as well.  See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

To assist us in qualifying as a REIT, our operating agreement, subject to certain exceptions, contains restrictions on the number of our common shares and the number of shares of our company that a person may own.  Our operating agreement provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of our common shares, whichever is more restrictive, or more than 9.8% in value or in number of our shares, whichever is more restrictive.  Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of our shares, whichever is more restrictive.  We refer to these limits collectively as the “ownership limit.”  An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the shares of our company described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares.

The constructive ownership rules under the Code are complex and may cause our shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity.  As a result, the acquisition of less than 9.8% by value or number of our common shares, whichever is more restrictive, or 9.8% by value or number of our shares, whichever is more restrictive, (or the acquisition of an interest in an entity that owns, actually or constructively, our shares by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our Manager may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular shareholder if the shareholder’s ownership in excess of the ownership limit would not result in our company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our company failing to qualify as a REIT.  As a condition of its waiver or grant of excepted holder limit, our Manager may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our Manager in order to determine or ensure our company’s qualification as a REIT.

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In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our Manager may from time to time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding of our company or our company would otherwise fail to qualify as a REIT.  Prior to the modification of the ownership limit, our Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.  A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares or shares of our company, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common shares or shares of our company, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of our company, as applicable, in excess of such percentage ownership of our common shares or shares of our company will be in violation of the ownership limit.

Our operating agreement further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our company that would result in our company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring our shares if such transfer would result in our shares being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our shares, or who would have owned our shares transferred to a trust as described below, must immediately give us written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.  The foregoing restrictions on ownership and transfer of our shares will not apply if our Manager determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our shares as described above is no longer required in order for us to qualify as a REIT.

If any transfer of our shares would result in our shares being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares.  In addition, if any purported transfer of our shares or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our Manager or in our company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares.  The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust.  Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust.  If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our operating agreement provides that the transfer of the shares will be null and void.

Shares of our company transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV value for our common shares on the day of the event which resulted in the transfer of such shares to the trust) and (2)  the lesser of $10.00 or the last reported NAV value of our common shares on the date we accept, or our designee accepts, such offer.  We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary.  We have the right to accept such offer until the trustee has sold the shares held in the trust as discussed below.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares will be paid to the charitable beneficiary.

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If we do not buy the shares, the trustee must, as soon as practicable after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of shares of our company.  After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV value for our common shares on the day of the event which resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares.  The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above.  Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon.  In addition, if, prior to discovery by us that our shares have been transferred to a trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand.  The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner.  Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust.  These rights will be exercised for the exclusive benefit of the beneficiary of the trust.  Any dividend or other distribution paid prior to our discovery that our shares have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Delaware law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible company action, then the trustee may not rescind and recast the vote.

In addition, if our Manager determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our shares, our Manager may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem our shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our shares, within 30 days after the end of each taxable year, must give us written notice, stating the shareholder’s name and address, the number of shares of each class of our company that the shareholder beneficially owns and a description of the manner in which the shares are held.  Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit.  In addition, each shareholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

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Any certificates representing our shares will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or otherwise be in the best interest of the holders of the common shares.

Personal Conduct Repurchase Right

Our operating agreement provides that we may elect to repurchase, at a price equal to $10.00 per share for the six months following commencement of this offering, and equal to the NAV per share value thereafter, all of the common shares held by an investor in the event that such investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by the Manager in its sole and absolute discretion. The purchase price will be payable to the investor in a single payment, with the payment becoming due fifteen (15) business days following the date on which we provide notice to the investor of our decision to repurchase the common shares.

Prospect of Roll-Up/Public Listing

Our Manager may determine that it is in our best interest to (i) contribute to, or convert the company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, some of which may be managed by our Manager or its affiliates (a “Roll-Up”) or (ii)  list our shares (or shares of the Roll-Up vehicle) on a national securities exchange.   In connection with a Roll-Up, shareholders may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as our Manager deems fair and reasonable, provided, however, that our Manager will be required to obtain approval of shareholders holding a majority of the outstanding common shares if required by applicable laws or regulations.

Anti-Takeover Effects of Our Operating Agreement and Delaware Law

The following is a summary of certain provisions of our operating agreement and Delaware law that may be deemed to have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of our company.  These provisions include the following:

Authorized but Unissued Shares

Our operating agreement authorizes us to issue additional common shares or other securities of our company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares of our company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over us by means of a tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

We are a limited liability company organized under Delaware law.  Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it.  Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us.  In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner.  For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting shares. Our Manager may elect to amend our operating agreement at any time to have Section 203 apply to us.

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Valuation Policies

We expect to engage an independent valuation expert with expertise in appraising commercial real estate loans and assets to provide annual valuations of certain commercial real estate assets and investments, including related liabilities, to be set forth in individual appraisal reports of the underlying real estate, and to adjust those valuations for events known to the independent valuation expert that it believes are likely to have a material impact on previously provided estimates of the value of the affected commercial real estate assets and investments and related liabilities. Our real estate assets will consist primarily of a diversified portfolio of commercial real estate loans, senior preferred equity investments in commercial real estate and other select real estate-related assets where the underlying collateral will typically be commercial real estate or security interests therein. Our commercial real estate related liabilities will consist primarily of participation interests, as described in “Plan of Operations—Warehousing of Assets”. In addition, our assets will include liquid assets, which will not be valued by our independent valuation expert, and cash and cash equivalents. We will amortize asset acquisition costs over the duration of the real estate asset. In the instances of assets with uncertain durations, we will amortize asset acquisition costs over five years. Our liabilities will also include accrued fees and operating expenses, accrued distributions payable, accrued management fees and, to the extent we are using margin, trade payables incurred in the ordinary course of business, which will be estimated by our Manager. Our Manager will be responsible for ensuring that the valuation expert discharges its responsibilities in accordance with our valuation guidelines, and will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility.

At the end of each fiscal quarter beginning six months following commencement of this offering, our accountants will calculate our NAV per share using a process that reflects (1) estimated values of each of our commercial real estate assets and investments, including related liabilities provided periodically by our independent valuation expert in individual appraisal reports of the underlying real estate, as they may be updated upon certain material events described below, (2) quarterly updates in the price of liquid assets for which third party market quotes are available, (3) accruals of our quarterly or other periodic distributions, and (4) estimates of quarterly accruals, on a net basis, of our operating revenues, expenses and fees. If a material event occurs between scheduled annual valuations that our Manager believes may materially affect the value of any of our commercial real estate assets and investments, including related liabilities, our Manager will inform the independent valuation expert so that, if appropriate, the independent valuation expert can adjust the most recent valuations provided in the applicable appraisal report to account for the estimated impact. Our accountants will determine our NAV per share by dividing our NAV in such fiscal quarter by the number of our common shares outstanding as of the end of such fiscal quarter, prior to giving effect to any share purchases or redemptions to be effected for such fiscal quarter.

Our goal is to provide a reasonable estimate of the market value of our shares on a quarterly basis. However, the majority of our assets will consist of commercial real estate loans and senior preferred equity investments and, as with any commercial real estate valuation protocol, the conclusions reached by our independent valuation expert will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of either shareholders who redeem their shares, or shareholders who buy new shares, or existing shareholders.

Quarterly NAV Share Price Adjustments

Our Manager approved our initial offering price of $10.00, which will be the purchase price of our shares for the six months following commencement of this offering. Thereafter, the per share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will be equal to our NAV divided by the number of shares outstanding as of the close of business on the last business day of the prior fiscal quarter, in each case prior to giving effect to any share purchases or redemptions to be effected on such day.

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Beginning after the first six months of this offering, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share that will be applicable for such fiscal quarter, which we refer to as the pricing supplement. We will also post that fiscal quarter’s NAV on the public Fundrise Platform, www.fundrise.com. The Fundrise Platform will also contain this offering circular, including any supplements and amendments. We will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV.

Any subscriptions that we receive prior to the end of a fiscal quarter will be executed at a price equal to our NAV per share applicable to such fiscal quarter. Thus, even if settlement occurs in the following quarter, the purchase price for the shares will be the price in effect at the time the subscription was received.

Quarterly Redemption Plan

While you should view your investment as long-term, we have adopted a redemption plan, whereby shareholders may request that we redeem at least 25% or more of their shares, effective as of the end of the fiscal quarter in which they request a redemption. During the first 3 years following the record date of a purchase of common shares, the per share redemption price will calculated based on the lesser of $9.50 or the most current NAV per share value. Beginning on the third anniversary of the record date of a purchase of common shares, the per share redemption price will be calculated based on the most current NAV per share value. Shares may not be redeemed until they have been held for at least six months. The redemption price will be subject to the following price discounts depending upon when the shares are redeemed:

Holding Period from Date of Purchase	Effective Redemption Price (as percentage of per share redemption price)
Less than 6 months	No redemption allowed
6 months until 2 years	95.0%
2 years until 3 years	96.0%
3 years or more	97.0%

Because the Company’s NAV per share will be calculated at the end of each quarter, the redemption price may change between the date the Company receives the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a shareholder will receive may be different from the redemption price on the day the redemption request is made. In addition, a shareholder requesting redemption will be responsible for any third-party costs incurred in effecting such redemption.

We have the right to monitor the trading patterns of shareholders or their financial advisors and we reserve the right to reject any purchase or redemption transaction at any time based on what we deem to be a pattern of excessive, abusive or short-term trading. We expect that there will be no regular secondary trading market for our common shares.

Redemption of our common shares will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Redemption requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the redemption date. Shareholders may withdraw their redemption request at any time up to three business days prior to the redemption date. If we agree to honor a redemption request as of the end of a given quarter, the common shares to be redeemed will cease to accrue distributions or have voting rights as of the end of such quarter.

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We cannot guarantee that the funds set aside for the redemption plan will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the common shares for which redemption requests have been submitted in any quarter, we plan to redeem our common shares on a pro rata basis on the redemption date. In addition, if we redeem less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares, you can: (i) withdraw your request for redemption; or (ii) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the redemption plan when sufficient funds are available. Such pending requests will be honored on a pro rata basis along with any new requests received in that future quarter. For investors who hold common shares with more than one record date, redemption requests will be applied to such common shares in the order in which they were purchased, on a first in first out basis.

We are not obligated to redeem common shares under the redemption plan. We presently intend to limit the number of shares to be redeemed during any calendar year to 5.0% of the weighted average number of common shares outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year). There is no fee in connection with a redemption of our common shares; however, a shareholder requesting redemption will be responsible for reimbursing us for any third-party costs incurred as a result of the redemption request.

In addition, the Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice, including if it believes that such action is in the best interest of our shareholders or is necessary to preserve our status as a REIT. The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve our status as a REIT. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our redemption plan.

For more information about our redemption plan or to submit a redemption request, please contact us by email at investments@fundrise.com.

Reports to Shareholders

Our operating agreement requires that we prepare an annual report and deliver it to our common shareholders within 120 days after the end of each fiscal year. Our Manager is required to take reasonable steps to ensure that the annual report complies with our operating agreement provisions and with applicable securities laws.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. In addition, we will provide you directly with periodic updates, including offering circulars, offering circular supplements, quarterly pricing supplements, quarterly information statements and other information.

We will provide such periodic updates electronically through the Fundrise Platform website at www.fundrise.com, and documents will be provided electronically. You may access and print all periodic updates provided through our website. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. We will provide you with paper copies at any time upon request. The contents of the Fundrise Platform website are not incorporated by reference in or otherwise a part of this offering circular.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common shares. For purposes of this section, references to “we,” “us” or “our company” means only Fundrise Real Estate Investment Trust, LLC and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances or to shareholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	U.S. shareholders who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	trusts and estates;

•	holders who receive our common shares through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our common shares through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in our company;

•	tax exempt organizations, except to the extent discussed below in “—Taxation of Our Company—Taxation of Tax Exempt U.S. Shareholders;” and

•	non-U.S. persons (as defined below), except to the extent discussed below in “—Taxation of Our Company—Taxation of Non-U.S. Shareholders.”

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This summary assumes that shareholders will hold our common shares as capital assets, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our common shares who for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. shareholder is a beneficial owner of our common shares who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our common shares who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. shareholder is a beneficial owner of our common shares who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

Taxation of Our Company

We intend to elect to be taxed as a REIT under the Code, commencing with the taxable year ending December 31, 2015. We believe that we have been organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed ownership, organization and method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

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Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the shareholder level, upon a distribution of dividends by the REIT.

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed cashless income such as accrued but unpaid interest.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (1) 85% our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

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•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “—Requirements for Qualification as a REIT.”

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, or TRS, and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

•	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation.

•	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the shareholder), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in our common shares.

•	We may own subsidiaries that will elect to be treated as TRSs and we may hold equity interests in our borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

•	We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits (“REMICs”) or “taxable mortgage pools” to the extent our stock is held in record name by specified tax exempt organizations not subject to tax on unrelated business tax income (“UBTI”) or non-U.S. sovereign investors.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

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(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities (the “5/50 Test”);

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)	that uses the calendar year for U.S. federal income tax purposes; and

(10)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that the shares sold in this offering will allow us to timely comply with condition (6). However, depending on the number of shareholders who subscribe for shares in this offering, we may need to conduct an additional offering of preferred shares to timely comply with (5). To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. Provided we comply with these record keeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, our operating agreement provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described above.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

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Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our shareholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to shareholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Shareholders” and “—Annual Distribution Requirements.”

We may hold any equity interests we receive in our borrowers or certain other investments through one or more TRSs. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax.

To the extent we hold an interest in a non-U.S. TRS, potentially including a CDO investment, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Taxable Mortgage Pools

We may enter into transactions that could result in us being considered to own interests in one or more taxable mortgage pools. An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s shareholders. See “—Excess Inclusion Income.”

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If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and could be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements.

Preferred Equity Investments and Equity Participations

We expect to hold senior preferred equity investments in entities treated as partnerships for U.S. federal income tax purposes and may hold equity participations, or “kickers,” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly. As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which we hold preferred equity could jeopardize our compliance with the REIT income and asset tests. We intend to obtain covenants from our preferred equity issuers and equity participation issuers (if the participation is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on our preferred equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position.

In some, or many, cases, the proper characterization of our preferred equity investments as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of a preferred equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). If the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “Failure to Qualify” below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

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Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest outstanding balance of the loan during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. With respect to loans to develop or improve real property, we are permitted to include as real property collateral for the foregoing apportionment purposes the sum of the fair market value of the undeveloped land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. The failure of a loan to qualify as an obligation secured by a mortgage on real property within the meaning of the REIT rules could adversely affect our ability to qualify as a REIT.

In the event a mortgage loan is modified, we may be required to retest the loan under the apportionment rules discussed above by comparing the outstanding balance of the modified loan to the fair market value of the collateral real property at the time of modification.

Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property for purposes of the income tests, and generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test. To the extent we make corporate mezzanine loans or acquire other commercial real estate corporate debt, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for purposes of the 75% gross income test.

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We may hold indirect participation interests in some loans, rather than direct ownership of the loan. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as an undivided ownership interest in the underlying loan, and thus as a qualifying real estate asset for purposes of the REIT asset tests that also generates qualifying mortgage interest for purposes of the 75% gross income test, to the extent that the loan underlying the participation is a qualifying real estate asset that generates qualifying income for such purposes. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

We expect that any mortgage backed securities that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from such mortgage backed securities will be qualifying income for the 95% gross income test. In the case of mortgage backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans, and any mortgage loans that we own directly, would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is adequately secured by real property, as discussed above. In the case of mortgage backed securities treated as interests in a REMIC for U.S. federal income tax purposes, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. However, if less than 95% of the assets of the REMIC are real estate assets, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. We expect that any interest income from mortgage backed securities that are not treated as an interest in a grantor trust or an interest in a REMIC will not be qualifying income for purposes of the 75% gross income test. Mortgage loans that may be held by a grantor trust or REMIC may not necessarily qualify as “real estate assets” for purposes of the REIT rules. As a result, it may be difficult, if not impossible, to determine whether income from certain CMBS investments will be qualifying 75% gross income. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

Fee Income

Although not currently contemplated, we may receive various fees and expense reimbursements from borrowers in connection with originating loans. Fees that are for entering into agreements to make loans are qualifying income for both gross income tests. Other fees that are treated as “points” are treated as additional interest on the loan and are qualifying or nonqualifying based on whether the loan is a real estate asset. However, fees for services will not be qualifying income for purposes of both the 75% and 95% gross income tests. In addition, certain expense reimbursements received from the borrower, and even certain expenses paid by the borrower directly to a third party service provider, may result in nonqualifying income for both gross income tests to the extent such amounts are reimbursements for expenses that benefit us. Any fees earned by a TRS will not be included for purposes of the gross income tests but the use of a TRS to originate loans to avoid such nonqualifying income may increase the taxes paid by the TRS.

Dividend Income

We may receive material distributions from TRSs. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

If we invest in an entity treated as a “passive investment foreign company” or “controlled foreign corporation” for U.S. federal income tax purposes, which could include a CDO investment, we could be required to include our portion of its earnings in our income prior to the receipt of any distributions. Any such income inclusions would not be treated as qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

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Treatment of Certain Debt Instruments as Equity

We may hold loans with relatively high loan-to-value ratios and/or high yields. Additionally, we may receive equity interests in our borrowers in connection with originating our loans. These features can cause a loan to be treated as equity for U.S. federal income tax purposes. Although we intend to structure each of our loans so that the loan should be respected as debt for U.S. federal income tax purposes, there can be no assurance that the IRS will not challenge our treatment of one or more of our loans as debt for U.S. federal income tax purposes. In the event the IRS were successful in such a challenge, all or a portion of the income from such loans could be viewed as guaranteed payments under the partnership tax rules, in which case such income may not be qualifying income for the REIT income tests, and in any event such income will likely be income from a prohibited transaction, which is excluded from the REIT income tests. As a result, such a recharacterization could adversely affect our ability to qualify as a REIT.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on debt we acquire as assets, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurance that we will be successful in this regard.

Rents from Real Property

We expect to acquire interests in real property in the form of preferred equity and may acquire other interests in real property (including equity participations). However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

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Phantom Income

Due to the nature of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets. For example, we may originate debt instruments or mortgage backed securities at a discount from face value. To the extent we originate any instruments at a discount or purchase such instruments at a discount in connection with their original issuance, the discount will be “original issue discount” if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. In such cases, the value of the equity interest would result in discount that must be accrued over the life of the loan. We may also acquire debt instruments that provide for interest that accrues or is payable in kind, in which case we will be required to include that income for tax purposes as it accrues rather than when it is paid in cash. To the extent we purchase debt instruments at a discount after their original issuance, the discount may represent “market discount.” Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, we will be required to treat a portion of any principal payments as ordinary income in an amount equal to the market discount that has accrued while we held the debt instrument. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument.

We may make loans that provide us with rights to participate in the appreciation of the collateral real property securing our debt instrument at specified times or that provide for other contingent payments based on the borrower’s performance. In circumstances where such equity features are part of the loan and not treated as a separate equity investment, we generally will be required to accrue for tax purposes the projected increase in the yield on the loan attributable to the participation feature or contingent payments over the term of the loan, even though we do not receive any cash attributable to the participation feature or contingent payments until some point in the future, if ever. In circumstances where our equity participation is structured as a separate interest from the loans, we will be required to allocate the amount we pay for the loan and the equity interest between those securities and, depending on the circumstances, such allocation may result in additional discount on the loan that must be accrued for tax purposes over the life of the loan (even though no corresponding cash payment is made until later).

We may also acquire debt instruments below par that are subsequently modified by agreement with the borrower. Under applicable Treasury regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because our tax basis in such debt instruments may be substantially less than the face value, we could have significant income without any corresponding receipt of cash. Such a modification also may require us to retest the status of the modified loan for purposes of determining whether the loan is fully secured by real property.

In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to accrue the unpaid interest as taxable income.

Finally, we may be required under the terms of our indebtedness to use cash received from interest payments to make nondeductible principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

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Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy tests relating to the nature of our assets. At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. Government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include loans secured by mortgages on real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property, such as land, buildings, leasehold interests in real property and stock of other corporations that qualify as REITs. Assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs are subject to the additional following asset tests: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. In addition, the aggregate value of all securities of TRSs held by us may not exceed 25% of the value of our gross assets.

The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code. In the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership). As a result, the straight debt exception would not be available to us with respect to a loan where we also hold an equity participation in the borrower through a TRS.

A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Existing IRS guidance provides that certain rules described above that are applicable to the gross income tests may apply to determine what portion of a mortgage loan will be treated as a real estate asset if the mortgage loan is secured both by real property and other assets. Under special guidance issued by the IRS, we may also treat a mortgage loan as a qualifying real estate asset equal to the lesser of the fair market value of the mortgage loan at the time of our acquisition and the fair market value of the collateral real property at that time. Furthermore, we may be required to retest modified loans to determine if the modified loan is adequately secured by real property if the modification results in a taxable exchange.

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As discussed above under “—Gross Income Tests,” certain loans that we might originate could be at risk of being treated as equity interests in the borrower for U.S. federal income tax purposes. In such cases, we would likely be treated as owning our proportionate share of the borrower’s assets (if the borrower is a pass-through entity) or as owning corporate stock (if the borrower is a corporation), which could adversely affect our ability to comply with the asset tests.

As discussed above under “—Gross Income Tests,” there may be circumstances in which our mezzanine loans do not comply with the safe harbor under Revenue Procedure 2003-65. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans may not be real estate assets and could adversely affect our REIT status.

As discussed above under “—Gross Income Tests,” participation interests in loans that we acquire may not be treated as direct interests in the underlying mortgage loan, which may cause the participation interest to not qualify as a real estate asset. While we intend that any such participation interests will be structured in a manner so as to be treated for REIT purposes as equivalent to a direct interest in the loan, and therefore, as a real estate asset, there can be no guarantee that such treatment is respected by the IRS.

Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. The IRS has issued guidance providing that, among other things, if a REIT holds a regular or residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests. The remaining 20% of the value of the REIT’s interest in the REMIC would not qualify as a real estate asset for purposes of the REIT asset tests and could adversely affect our ability to qualify as a REIT. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent they are secured by real property. Investments in mortgage backed securities that are not interests in a grantor trust or REMIC or government securities will not be treated as qualifying assets for purposes of the 75% asset test and will be subject to the 5% asset test, the 10% value test, the 10% vote test and the 25% securities test described above.

We may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We generally believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, which could impact our REIT status.

We believe that our loan holdings and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets (or the value of the collateral securing our loans). We may not obtain independent appraisals to support our conclusions concerning the values of our assets, or in many cases, the values may not be susceptible to a precise determination and are subject to change in the future. In some cases, we may rely on our own valuation that differs from the value determined by an appraiser. There can be no assurance that the IRS will not disagree with the determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT.

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Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every shareholder of the class of shares with respect to which we make a distribution the same as every other shareholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one, and will seek to avoid dividend equivalent redemptions. (See “— Taxation of U.S. Shareholders — Redemptions of Common Shares” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.)

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our shareholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

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If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. See “—Gross Income Tests—Phantom Income” above. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, shareholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Excess Inclusion Income

If we directly or indirectly acquire a residual interest in a REMIC or equity interests in a taxable mortgage pool, a portion of our income from such arrangements may be treated as “excess inclusion income.” See “—Effect of Subsidiary Entities—Taxable Mortgage Pools.” We are required to allocate any excess inclusion income to our shareholders in proportion to their dividends. We would be subject to U.S. corporate tax to the extent of any excess inclusion income from the REMIC residual interest or taxable mortgage pool that is allocable to the percentage of our shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income. Our operating agreement allows us to deduct such taxes from the distributions otherwise payable to the responsible disqualified organizations. Because this tax would be imposed on our company, however, unless we can recover the tax out of distributions to the disqualified holders, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of our company or a portion of our assets as a taxable mortgage pool.

Shareholders who are not disqualified organizations will have to treat our dividends as excess inclusion income to the extent of their allocable shares of our excess inclusion income. This income cannot be offset by net operating losses of our shareholders. If the shareholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as unrelated business taxable income under Section 512 of the Code. If the shareholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the shareholder is a REIT, a regulated investment company (a “RIC”), common trust fund or other pass-through entity, the shareholder’s allocable share of our excess inclusion income could be considered excess inclusion income of such entity.

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Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying property is inventory or held for sale). The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates). Thus, we intend to conduct our operations so that loans or other assets owned by us (or assets that are the subject of a shared appreciation provision that we own) that are inventory or held primarily for sale to customers in the ordinary course of business are held through a TRS. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances, and no assurance can be given that we will be successful in isolating all investments subject to the 100% tax in our TRSs or that we will not engage in prohibited transactions outside of our TRSs. With respect to preferred equity investments and equity participation kickers treated as equity for U.S. federal income tax purposes, as well as any loans treated as equity interests in our borrowers for U.S. federal income tax purposes (see, “—Gross Income Tests—Treatment of Certain Debt Instruments as Equity”), our income from such interests may be income from a prohibited transaction subject to the 100% tax if the underlying real property is treated as held as inventory or primarily for sale to customers.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Shared Appreciation Mortgages/Equity Participations

In connection with our acquisition and/or origination of loans, we could obtain rights to share in the appreciation of the underlying collateral real property securing the mortgage loan. These participation features may be structured as “shared appreciation provisions” that are in connection with the loan itself or as a severable contingent right on the collateral. The participation features are sometimes referred to as “kickers.” To the extent the shared appreciation provision is in connection with the loan secured by real property, any income derived from the shared appreciation provision will be treated as gain from the sale of the collateral property for REIT income test purposes and for purposes of determining whether such income is income from a prohibited transaction. However, this treatment will not impact the character of the shared appreciation payment as contingent interest for other tax purposes. To the extent a participation feature is structured as a severable contingent right in the collateral property, or otherwise does not meet the definition of “shared appreciation provision,” we may either be treated as owning an equity interest in the collateral property for the REIT income and asset tests or as holding a loan that provides for interest based on net profits, which would not be qualifying income for both the 75% and 95% REIT income tests. We may hold severable contingent rights through a TRS, in which case they will be subject to corporate tax but will not generate non-qualifying income (except to the extent of TRS dividends for the 75% income test) or non-qualifying assets (except to the extent of the additional value in the TRS stock).

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our shareholders will generally be taxable in the case of U.S. shareholders (as defined above) who are individuals at a maximum rate of 20%, and dividends in the hands of our corporate U.S. shareholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

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Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. shareholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. shareholders who receive dividends from taxable subchapter C corporations. As discussed above, if we realize excess inclusion income and allocate it to a taxable U.S. shareholder, this income cannot be offset by net operating losses of such shareholder.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. shareholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. shareholders who are individuals and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. shareholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s shares of our common shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. shareholder’s common shares, they will be treated as gain from the disposition of the shares and thus will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of Our Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us.

Dispositions of Our Common Shares

In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of shares of our common shares will be subject to a maximum U.S. federal income tax rate of 20%, if such shares were held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if such shares were held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains.

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Capital losses recognized by a U.S. shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.

Redemptions of Common Shares

A redemption of shares will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the redeemed shares. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the shareholder, (ii) results in a “complete termination” of the shareholder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular redemption will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective shareholders are advised to consult their own tax advisers to determine such tax treatment.

If a redemption of shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the redeeming shareholder. In addition, although guidance is sparse, the IRS could take the position that shareholders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the redemption, even though such shareholder did not actually receive cash or other property as a result of such redemption. The amount of any such constructive dividend would be added to the nonredeeming shareholder’s basis in his shares. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that redemptions taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “— Qualification as a REIT — Annual Distribution Requirements”), we have implemented procedures designed to track our shareholders’ percentage interests in our common shares and identify any such dividend equivalent redemptions, and we will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. However, we cannot assure you that we will be successful in preventing all dividend equivalent redemptions.

Medicare Tax on Unearned Income

U.S. shareholders that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common shares.

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Taxation of Tax Exempt U.S. Shareholders

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. shareholder has not held our common shares as “debt financed property” within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt shareholder) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our common shares generally should not give rise to UBTI to a tax exempt U.S. shareholder. Excess inclusion income as allocated to a tax-exempt U.S. shareholder will be treated as UBTI (or, in the case of a disqualified organization, taxable to us). See “—Excess Inclusion Income.”

Tax exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

Tax exempt U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our common shares.

Taxation of Non-U.S. Shareholders

General

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where a non-U.S. shareholder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, dividend income received in respect of our common shares and gain from the sale of our common shares generally will be “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation. Additionally, non-U.S. shareholders that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our common shares is not effectively connected to a U.S. trade or business of the non-U.S. shareholder and that the non-U.S. shareholder is not present in the U.S. for more than 183 days during any taxable year.

FIRPTA

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. shareholders. USRPIs for purposes of FIRPTA generally include real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including REITs such as ourselves) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, our common shares will not be a USRPI if either (i) we are “domestically-controlled” or (ii) our common shares owned is of a class that is regularly traded on an established securities market and the selling non-U.S. shareholder owned, actually or constructively, 5% or less of our outstanding stock of that class at all times during a specified testing period. A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s shares of common shares or the period of the REIT’s existence), less than 50% in value of its outstanding shares of common shares is held directly or indirectly by non-U.S. persons.

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Our shares our not currently traded on an established securities market, and we have no current intent to list our shares for trading. We also cannot assure you that we will be domestically-controlled at all times in the future. Thus, although we expect that many of our assets will not themselves be USRPIs, we cannot assure you that our stock is not or will not become a USRPI in the future.

Ordinary Dividends

The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. shareholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

Non-Dividend Distributions

A non-U.S. shareholder should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. shareholder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock unless our stock constitutes a USRPI. If our stock is a USRPI, distributions in excess of our earnings and the non-U.S. shareholder’s basis in our stock will be treated as ECI subject to U.S. federal income tax. In such cases, we will be required to withhold 10% of any distributions to non-U.S. shareholders in excess of our current year and accumulated earnings (i.e. including distributions that represent a return of the non-U.S. shareholder’s tax basis in our stock). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. shareholder, and may be refundable to the extent such withheld amounts exceed that tax liability. Even in the event our stock is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Capital Gain Dividends

Under FIRPTA, any of our distributions to non-U.S. shareholders of gain attributable to the sale of a USRPI will be treated as ECI and subject to 35% withholding. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. shareholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax.

A capital gain dividend that would otherwise have been treated as gain from the sale of a USRPI will not be treated as ECI, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Non-U.S. Shareholders—Ordinary Dividends”), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. shareholder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We currently are not publicly traded and such rules will not apply unless and until our common shares become “regularly traded” on an established securities exchange in the future.

Dispositions of Our Common Shares

A sale of our common shares by a non-U.S. shareholder generally will not be subject to U.S. federal income tax unless our shares are a USRPI. If our shares are a USRPI, gain from the sale of our shares would be ECI to the non-U.S. shareholder.

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Backup Withholding and Information Reporting

We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. shareholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts

Federal legislation commonly referred to as “FATCA” currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities and will impose withholding taxes with respect to payments of disposition proceeds of U.S. securities realized after December 31, 2016. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. shareholders who own shares of our common shares through foreign accounts or foreign intermediaries and certain non-U.S. shareholders. The legislation imposes a 30% withholding tax on dividends currently on, and will impose a 30% withholding tax on gross proceeds from the sale or other disposition of, our common shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

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State, Local and Non-U.S. Taxes

We and our shareholders may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common shares.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common shares.

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our common shares (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making our common shares available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in our common shares (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our common shares, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in our common shares by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in our common shares is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in our common shares (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in our common shares should consult with their counsel to determine whether an investment in our common shares would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

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If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded. Our operating agreement provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per share. We intend to rely on this aspect of the Plan Assets Regulation.

Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

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If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to redeem their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in our common shares.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common shares.

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PLAN OF DISTRIBUTION

We are offering up to $50,000,000 in our common shares pursuant to this offering circular. Our common shares being offered hereby will be only be offered by us through the Fundrise Platform at www.fundrise.com. For additional information about the Fundrise Platform, please see “Offering Summary—About the Fundrise Platform.”

Concurrently with our offering to the public, we are selling 19,900 of our common shares at a price equal to the initial public offering price of our common shares as set forth on the cover of this offering circular, in a private placement to Fundrise, LP, an entity affiliated with our sponsor, Rise Companies Corp. Our sponsor previously acquired 100 common shares at a price equal to the initial public offering price in connection with our formation. Such additional common shares will not be sold in the concurrent sale unless this offering statement is declared “qualified” by the SEC.

The Fundrise Platform is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal.”

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Fundrise Platform website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase our common shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this offering circular as Appendix B, and wire funds for its subscription amount in accordance with the instructions provided therein.

Settlement may occur up to 15 days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received. An investor will become a member of our company, and the shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Manager accepts the investor as a member. The subscription amount will be calculated based on the price per share in effect on the date we receive the subscription.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

State Law Exemption and Offerings to “Qualified Purchasers”

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as, for non-accredited investors, their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Certificates Will Not be Issued

We will not issue certificates. Instead, our common shares will be recorded and maintained on our company’s membership register.

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Transferability of our Common Shares

Our common shares are generally freely transferable by our shareholders subject to any restrictions imposed by applicable securities laws or regulations and compliance with the transfer provisions of our operating agreement. The transfer of any our common shares in violation of the operating agreement will be deemed invalid, null and void, and of no force or effect. Any person to whom our common shares are attempted to be transferred in violation of the operating agreement will not be entitled to vote on matters coming before the shareholders, receive distributions from our company or have any other rights in or with respect to our common shares.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will hold all subscription payments in a segregated bank account until we have raised at least $1,000,000 in this offering (not including the $200,000 received in the private placements to our sponsor and Fundrise, LP). If we do not meet the minimum threshold, we will return all subscriptions, without interest, to any investors who have purchased common shares.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common shares, these materials will not give a complete understanding of this offering, us or our common shares and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our common shares.

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LEGAL MATTERS

Certain legal matters, including the validity of common shares offered hereby, have been passed upon for us by Goodwin Procter llp.

EXPERTS

The balance sheet of Fundrise Real Estate Investment Trust, LLC as of May 31, 2015 included in this preliminary offering circular and elsewhere in the offering statement has been so included in reliance upon the report of McGladrey LLP, independent auditor, upon the authority of said firm as experts in accounting and auditing in giving the said report.

We have not engaged an independent valuation services firm, and do not intend to do so until such time as we are required to do so. As further described under “Description of our Common Shares—Valuation Policies”, our accountants will use the estimated market values provided as well as inputs from other sources in its calculation of our quarterly net asset value (NAV) per share.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Fundrise Real Estate Investment Trust, LLC

c/o Fundrise, LLC

Attn: Investor Relations

1519 Connecticut Avenue NW

Suite 200

Washington, D.C. 20036

investments@fundrise.com

(202) 584-0550

Within 120 days after the end of each fiscal year we will provide to our shareholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

We also maintain a website at www.fundrise.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.

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INDEX TO FINANCIAL STATEMENTS OF Fundrise Real Estate Investment Trust, LLC

Balance Sheet as of May 31, 2015	F-2

Notes to Balance Sheet	F-3

Independent Auditor’s Report	F-7

F-1

Fundrise Real Estate Investment Trust, LLC

Balance Sheet

As of May 31, 2015

May 31,
2015
Assets
Subscription receivable	$1,000
Total current assets	1,000
Total Assets	$1,000
Commitments and contingencies (see Note 5 – Commitments and Contingencies)
Member’s Equity
Member’s equity (20,000 common shares at $10 per share)	$200,000
Member’s commitments	(199,000)
Total Fundrise Real Estate Investment Trust, LLC member’s equity	1,000
Total liabilities and member’s equity	$1,000

See accompanying notes to balance sheet.

F-2

FUNDRISE REAL ESTATE INVESTMENT TRUST, LLC

NOTES TO BALANCE SHEET

1.	Formation and Organization

Fundrise Real Estate Investment Trust, LLC (the “Company”) was formed on May 15, 2015, as a Delaware Limited Liability Company and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company was organized primarily to originate, invest in and manage a diversified portfolio of commercial real estate loans and senior preferred equity investments, and may also invest in commercial real estate-related debt securities, select commercial real estate equity investments and other real estate-related assets. Substantially all of the Company’s business will be managed by Fundrise Real Estate Investment Trust Manager, LLC, a Delaware limited liability company (the “Manager”).

As of May 31, 2015, the Company has not begun operations.

A maximum of $50 million in the Company’s common shares may be sold to the public in this offering. The Manager has the authority to issue an unlimited number of common shares. On May 15, 2015, the Company received a commitment from Rise Companies Corp. (the “Sponsor”), an indirect owner of the Manager, to purchase 100 common shares for an aggregate purchase price of $1,000. In addition, Fundrise, LP, an affiliate of the Sponsor, has committed to purchase an aggregate of 19,900 common shares at $10.00 per share in a private placement for an aggregate purchase price of $199,000 due on the date the offering statement is declared “qualified” by the Securities and Exchange Commission (the “SEC”). This subscription is shown as a reduction of member’s equity on the accompanying balance sheet.

The Company intends to file an offering statement on Form 1-A with the SEC with respect to an offering (the “Offering”) of up to $50 million in common shares, for an initial price of $10.00 per share.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying balance sheet and related notes of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could materially differ from those estimates..

F-3

FUNDRISE REAL ESTATE INVESTMENT TRUST, LLC

NOTES TO BALANCE SHEET — (Continued)

Organizational, Offering and Related Costs

Organization and offering costs of the Company are initially being paid by the Manager on behalf of the Company. These organization and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company anticipates that, pursuant to the Company’s amended and restated operating agreement (the “Operating Agreement”), the Company will be obligated to reimburse the Manager, or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, subject to a minimum offering raise, as described below.

Beginning on the date that the Company first receives offering proceeds, it will start to reimburse the Manager, without interest, for these organization and offering costs incurred both before and after that date. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from the Offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Manager has been reimbursed in full.

The Company will not commence any significant operations until it has raised $1,000,000 in the Offering from persons who are not affiliated with the Company or the Sponsor. In the event the minimum number of the Company’s common shares is not sold to the public within 12 months after commencing the Offering, the Company will terminate the offering and will have no obligation to reimburse the Manager or its affiliates for any organization and offering costs. As of May 31, 2015, the Manager has incurred organization and offering costs of approximately $82,000 on behalf of the Company. These costs are not recorded in the financial statements of the Company as of May 31, 2015 because such costs are not a liability of the Company until the minimum number of the Company’s common shares are issued. When recorded by the Company, organization costs will be expensed as incurred, and offering costs will be charged to members’ equity as such amounts are reimbursed to the Manager or its affiliates from the gross proceeds of the Offering.

Share Redemptions

The Company intends to adopt a redemption plan whereby on a quarterly basis, shareholders may request that the Company redeem at least 25% or more of their shares. Based on an assessment of the Company’s liquid resources and redemption requests, the Company’s Manager has the authority, in its sole discretion, to limit redemptions by each shareholder during any quarter, including if the Manager deems such action to be in the best interest of the shareholders.

Pursuant to the anticipated program, during the first 3 years following the record date of a purchase of common shares, the Company will redeem shares, effective as of the end of the fiscal quarter in which the redemption request is made, with a per share redemption price calculated based on to the lesser of $9.50 or the most current Net Asset Value (“NAV”). Beginning on the third anniversary of the record date of a purchase of common shares, the per share redemption price will be calculated based on the most current NAV per share value. The redemption price is subject to the following discounts, depending upon when the shares are redeemed:

F-4

FUNDRISE REAL ESTATE INVESTMENT TRUST, LLC

NOTES TO BALANCE SHEET — (Continued)

Holding Period from Date of Purchase	Effective Redemption Price (as percentage of per share redemption price)
Less than 6 months	No redemption allowed

6 months until 2 years	95.0%

2 years until 3 years	96.0%

3 years or more	97.0%

Because the Company’s NAV per share will be calculated at the end of each quarter, the redemption price may change between the date the Company receives the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a shareholder will receive may be different from the redemption price on the day the redemption request is made.

The Manager may amend, suspend, or terminate the redemption plan at any time in its sole discretion, without notice, inducing if it believes that such action is in the best interest of the shareholders.

Income Taxes

The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such, commencing with the taxable year ending December 31, 2015. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes qualifying dividends to its shareholders. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

3.	Related Party Arrangements

Fundrise Real Estate Investment Trust Manager, LLC

Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Manager and certain affiliates of the Manager will receive fees and compensation in connection with the Company’s public offering, and the acquisition, management and sale of the Company’s real estate investments.

The Manager will be reimbursed for organization and offering expenses incurred in conjunction with the Offering subject to achieving the minimum capital raise. The Company will reimburse the Manager, subject to the reimbursement limit previously described, for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, to the extent not reimbursed by the borrower, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket third party expenses in connection with providing services to the Company, other than the Manager’s overhead, including employee costs, utilities and technology costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor, including any increases in insurance attributable to the management or operation of the Company.

F-5

FUNDRISE REAL ESTATE INVESTMENT TRUST, LLC

NOTES TO BALANCE SHEET — (Continued)

The Company will pay the Manager a quarterly asset management fee of one-fourth of 1.00%, which will be based on our net offering proceeds as of the end of each quarter, and from six months after the date the offering is initially declared effective will be based on our NAV for such quarter.

The Company will also pay the Manager a special servicing fee for any non-performing asset at an annualized rate of 1.00%, which will be based on the original value of such non-performing asset. The Manager will determine, in its sole discretion, whether an asset is non-performing.

Fundrise Servicing, LLC

Fundrise Servicing, LLC may receive a fee from 0% to 0.50% for the ongoing servicing and administration of certain loans and investments held by Fundrise Real Estate Investment Trust, LLC. The servicing fee is calculated as an annual percentage of the stated value of the loan and is deducted at the time that payments on the loan are made. The fee is deducted from payments in proportion to the split between current and accrued payments. Servicing fees can be waived or modified at Fundrise Servicing, LLC’s discretion.

4.	Economic Dependency

Under various agreements, the Company has engaged or will engage Fundrise Real Estate Investment Trust Manager, LLC and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon Fundrise Real Estate Investment Trust Manager, LLC and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

5.	Commitments and Contingencies

Distribution Support Commitment

In order to provide additional funds to pay distributions to its shareholders at a rate of at least 15% per annum on shareholders’ invested capital before the Company has acquired a substantial portfolio of income-producing investments, Fundrise, LP, an affiliate of the Company’s sponsor, have agreed to purchase up to an aggregate of $1,000,000 in additional common shares during the two-year period following commencement of this offering. If the distributions paid by the Company for any calendar quarter exceed its Adjusted Funds From Operations (“AFFO”), as defined by the Company for such quarter, Fundrise, LP will purchase shares at the end of each quarter at the then NAV per share for an aggregate purchase price equal to the amount by which the distributions paid exceed the Company’s AFFO for such quarter, up to an amount equal to a 15% cumulative, non-compounded annual return on shareholders’ invested capital prorated for such quarter. If Fundrise, LP is unable to fulfill this commitment, the Company may not have the ability to pay distributions at an amount equal to 15% of the cumulative, non-compounded, annual return on shareholders’ invested capital on a prorated basis.

6.	Subsequent Events

The Company evaluated subsequent events through June 19, 2015, which is the date the financial statements were available to be issued. On June 18, 2015, the Company received $1,000 in cash for the initial subscription by the Sponsor.

F-6

INDEPENDENT AUDITOR'S REPORT

To the Members
Fundrise Real Estate Investment Trust, LLC
Washington D.C.

Report on the Financial Statements

We have audited the accompanying balance sheet of Fundrise Real Estate Investment Trust, LLC as of May 31, 2015, and the related notes to the balance sheet.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fundrise Real Estate Investment Trust, LLC as of May 31, 2015 in accordance with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

McLean, Virginia
June 19, 2015

F-7

APPENDIX A:

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by Rise Companies Corp. (the “Sponsor”) and its affiliates, collectively referred to herein as the “Prior Programs”. These Prior Programs focus on originating and/or facilitating investments in commercial real estate debt and equity securities. The general investment objectives for all Prior Programs include providing investors with (i) exposure to investment in commercial real estate-related securities with favorable risk-adjusted returns and (ii) current income.

The Sponsor views its Prior Programs as falling into two categories: (i) investment opportunities with respect to which it is not an issuer and is only acting as a facilitator by permitting issuers to list their projects on the Fundrise Platform (“Facilitated Program”) and (ii) investment opportunities originated by our sponsor for which it or its affiliates serve as the issuer (“Originated Program”) are listed on the Fundrise Platform. Through May 31, 2015, the Originated Program consists of eleven issuers, of which nine held single assets and two held multiple assets.

Each of the issuers affiliated with our sponsor within the Originated Program issued Project Dependent Notes (defined below).  With respect to each issuer, our sponsor originated loans or senior preferred equity that was either collateralized or backed by real estate assets and then offered investors the opportunity to invest in the economic performance of these real estate assets through the issuance of derivative debt that is wholly dependent upon the performance of such individual real estate asset.  Our sponsor refers to these derivative debt instruments as “Project Dependent Notes”.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this offering circular.

Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.

Description of the Tables

All information contained in the Tables in this Appendix A is as of May 31, 2015. The following tables are included herein:

Table I —	Experience in Raising and Investing Funds

Table III —	Annual Operating Results of Prior Real Estate Programs

Table V —	Sales or Disposals of Assets

Table VI	Acquisition of Assets

A-8

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Table I presents information showing the experience of the Sponsor and affiliates in raising and investing funds for Prior Programs. Information is included for offerings with similar investment objectives that have concluded through May 31, 2015. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are as of May 31, 2015.

	Originated		Facilitated
	Program (1)		Program

Dollar Amount Offered	$15,631,000	(2)	$6,606,000
Percentage Amount Raised	100	%(3)	100	%(3)
Less Offering Expenses:
Selling Commissions	—		N/A
Organizational Expenses	—		N/A
Other	—		N/A
Reserves	—		N/A
Percent available for investment	100%		N/A
Acquisition Costs:
Prepaid items and fees related to acquisition of investments	—		N/A
Cash Down Payment	—		N/A
Acquisition Fees	—		N/A
Other	—		N/A
Total Acquisition Cost	—		N/A
Percent leverage (mortgage financing divided by total acquisition cost)	0%		N/A
Date Offering Began	7/25/2014 - 5/26/2015		N/A
Length of Offering (In Months)	0		N/A
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	0		N/A

(1)

The Originated Program is comprised of eleven issuers that issued Project Dependent Notes. All assets were pre-identified so offering proceeds were invested immediately upon closing of the offering. The length of time the offerings were outstanding ranged from 1 day to 2 months.

(2)	The total dollar amount offered represents the investments which have been offered by our sponsor or its affiliates under the Project Dependent Note Program where raises have concluded through May 31, 2015. The total dollar amount offered but where raises had not concluded as of May 31, 2015 is $13,500,000.

(3)	The percentage amount raised represents 100% of the dollar amount offered on our sponsor’s platform.

A-9

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the combined operating results of the issuers comprising the Originated Program for real estate assets closed and offered on the Fundrise Platform during the three quarters ended March 31, 2015, December 31, 2014, and September 30, 2014. There were no operations prior to July 2014. Amounts are rounded to nearest 000’s.

Originated Program

	Q1 2015	Q4 2014	Q3 2014

Gross Revenues	$426,000	$153,000	$22,000
Profit on Sale of Properties	—	—	—
Less: Operating Expenses:
Interest expense	368,000	133,000	22,000
Real estate properties — operating expenses	—	—	—
Servicing Fees — related party	4,000	—	—
Fund raising fees and other joint venture costs	—	—	—
Impairment on operating real estate	—	—	—
Provision for loan losses	—	—	—
General and administrative	—	—	—
Auditing and professional fees	—	—	—
Other general and administrative	—	—	—

Total general and administrative	—	—	—
Depreciation and amortization	—	—	—

Total expenses	372,000	133,000	22,000
Income/(loss) from operations	54,000	20,000	—
Equity in (loss)/earnings of unconsolidated ventures	—	—	—
Unrealized gain/(loss) on investments and other	—	—	—
Realized gain on investments and other	—	—	—

Income/(loss) from continuing operations	54,000	20,000	—
Income from discontinued operations	—	—	—
Gain on sale of joint venture interest	—	—	—

Consolidated net income (loss)	54 000	20,000	—
Net income (loss) attributable to the non-controlling interests	—	—	—

Net (loss) income	54,000	20,000	—
Taxable Income	—	—	—
From Operations	54,000	20,000	22,000
From Gain on Sale	—	—	—
Cash Generated From Operations	37,000	2,000	—
Cash used in investing activities	(14,640,000)	(8,255,000)	(2,035,000)
Cash Generated from financing	13,400,000	6,015,000	2,035,000
activities
Total Cash Generated	(1,203,000)	(2,238,000)	—
Less Cash Distributions to Investors:
From Operating Cash Flow	(11,000)	(2,000)	—
From Sales and Refinancing	—	—	—
From Other	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	(1,214,000)	(2,240,000)	—
Less Special Items (not including sales and refinancing)	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	(1,214,000)	(2,240,000)	—
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	11	2	—
— from recapture	—	—	—
Capital Gain (loss)	—	—	—
Cash Distributions to Investors
Source (on GAAP Basis)
— Operations	11	—	—
— Return of Capital	104	2	—
Source (on Cash Basis)
— Sales	104	—	—
— Refinancing	—	—	—
— Operations	2	2	—
— Other	—	—	—

A-10

TABLE V

SALES OR DISPOSALS OF ASSETS

(UNAUDITED)

This Table sets forth summary information on the Project Dependent Notes and the properties underlying the loans/senior preferred equity in the Originated Program that were repaid through May 31, 2015.

Originated Program

				Selling Price, Net of Closing Costs and GAAP Adjustments
						Purchase			Cost of Properties Including Closing and Soft Costs			Excess (Deficiency) of Property
				Cash		Money	Adjustments			Total		Operating
				Received	Mortgage	Mortgage	Resulting			Acquisition		Cash
				Net of	Balance	Taken	From		Original	Cost,		Receipts
		Date	Date of	Closing	at Time	Back By	Application		Mortgage	Closing and		Over Cash
Property	Location	Acquired	Sale	Costs (1)	of Sale	Program	of GAAP	Total (1)	Financing	Soft Cost (1)	Total(1)	Expenditures

Westhampton Beach	NY	September 2014	April 2015	1,066,791	—	—	—	1,066,791	—	1,066,791	1,066,791	—
Seattle	WA	December 2014	March 2015	1,443,900	—	—	—	1,443,900	—	1,443,900	1,443,900	—
Santa Monica	CA	April 2015	March 2015	190,000	—	—	—	190,000	—	190,000	190,000	—

(1)	Represents the aggregate principal amount of Project Dependent Notes.

A-11

TABLE VI

ACQUISITION OF ASSETS

(UNAUDITED)

This Table sets forth summary information on the properties that are collateral for (or back) the loans/senior preferred equity originated by the Sponsor through the Originated Program as of May 31, 2015. Each of such loans/senior preferred equity constitutes the source of payment for the Project Dependent Notes.

Property	Location	Type of property	Date of purchase	Gross leasable square footage	Mortgage financing at date of purchase	Cash down Payment(1)	Contract purchase price plus acquisition fee (1)	Other cash expenditures expensed	Other cash expenditures capitalized	Total acquisition cost (1)

Miami	FL	Mixed-use	July 2014	13,353	$—	$135,000	$135,000	$—	$—	$135,000
Seattle	WA	Residential	July 2014	3,300	—	250,000	250,000	—	—	250,000
Westhampton Beach	NY	Residential	September 2014	3,500	—	1,000,000	1,000,000	—	—	1,000,000
Washington	DC	Residential	September 2014	37,279	—	650,000	650,000	—	—	650,000
Brooklyn	NY	Residential	October 2014	15,600	—	875,000	875,000	—	—	875,000
Brooklyn	NY	Residential	October 2014	3,600	—	250,000	250,000	—	—	250,000
Washington	DC	Residential	October 2014	3,788	—	380,000	380,000	—	—	380,000
Washington	DC	Residential	November 2014	19,000	—	500,000	500,000	—	—	500,000
Seattle	WA	Residential	December 2014	30,400	—	1,000,000	1,000,000	—	—	1,000,000
Seattle	WA	Mixed-use	December 2014	8,800	—	1,400,000	1,400,000	—	—	1,400,000
Denver	CO	Mixed-use	December 2014	60,526	—	1,000,000	1,000,000	—	—	1,000,000
Charlotte	NC	Commercial	December 2014	75,000	—	1,240,000	1,240,000	—	—	1,240,000
Brooklyn	NY	Mixed-use	January 2015	22,500	—	300,000	300,000	—	—	300,000
New York	NY	Commercial	January 2015	2,232,984	—	2,000,000	2,000,000	—	—	2,000,000
Washington	DC	Residential	January 2015	5,535	—	1,315,000	1,315,000	—	—	1,315,000
Brooklyn	NY	Mixed-use	January 2015	84,000	—	500,000	500,000	—	—	500,000
Bend	OR	Residential	March 2015	188,028	—	1,000,000	1,000,000	—	—	1,000,000
Washington	DC	Residential	March 2015	14,148	—	1,371,000	1,371,000	—	—	1,371,000
Manassas	VA	Commercial	March 2015	125,452	—	1,500,000	1,500,000	—	—	1,500,000
Palm Springs	CA	Residential	April 2015	71,667	—	1,500,000	1,500,000	—	—	1,500,000
Santa Monica	CA	Commercial	April 2015	23,557	—	4,000,000	4,000,000	—	—	4,000,000
Washington	DC	Residential	April 2015	10,721	—	965,000	965,000	—	—	965,000
Morristown	NJ	Commercial	May 2015	411,737	—	6,000,000	6,000,000	—	—	6,000,000

(1)	Represents the aggregate principal amount of Project Dependent Notes.

A-12

APPENDIX B

FORM OF SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

FOR Qualified Purchasers

FUNDRISE REAL ESTATE INVESTMENT TRUST, LLC

A DELAWARE LIMITED LIABILITY COMPANY

This is a Subscription for

Common Shares of

Fundrise Real Estate Investment Trust, LLC (“Fundrise”)

B-1

THIS SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription”) is made and entered into as of _____________________, by and between the undersigned (the “Subscriber,” “Investor,” or “you”) and Fundrise Real Estate Investment Trust, LLC, a Delaware limited liability company (“Fundrise” or “we” or “us” or “our”), with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by Fundrise) certain Common Shares (the “Common Shares”), as set forth in Section 1 and on the signature page hereto, offered pursuant to that certain Offering Circular, dated as of [DATE] (the “Offering Circular”) of Fundrise.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.          Subscription for and Purchase of the Common Shares.

1.1           Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the Common Shares (the “Purchase”) in the amount of the purchase price set forth below:

Total Subscription Price (the “Purchase Price”): __________________

Minimum Initial Investment	$1,000.00
Incremental Subscription Amount	$10.00

1.2           Fundrise has the right to raise the incremental subscription amount for any reason. In the event that Fundrise raises the incremental subscription amount after a subscription agreement has been submitted to Fundrise with an incremental subscription amount less than the raised incremental subscription amount, Fundrise shall have the option of rejecting the Subscriber’s Purchase request or adjusting the incremental subscription amount.

1.3           The offering of Common Shares is described in the Offering Circular, that is available through the online website platform www.fundrise.com (the “Site”), which is owned and operated by Fundrise, LLC, an affiliated entity of Fundrise, as well as on the SEC’s EDGAR website. Please read this Agreement, the Offering Circular, and Fundrise’s Operating Agreement (the “Operating Agreement”). While they are subject to change, as described below, Fundrise advises you to print and retain a copy of these documents for your records. By signing electronically below, you agree to the following terms together with the Terms and Conditions and the Terms of Use, consent to Fundrise, LLC’s Privacy Policy, and agree to transact business with us and to receive communications relating to the Common Shares electronically.

B-2

1.4           Fundrise has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not revoke the Agreement, and the Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive his death or disability and shall be binding upon the Subscriber, his heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

1.5           Once you make a funding commitment to purchase Common Shares, it is irrevocable until the Common Shares are issued, the Purchase is rejected by Fundrise, or Fundrise otherwise determines not to consummate the transaction.

1.6           The undersigned has received and read a copy of the Fundrise’s Operating Agreement and agrees that its execution of this Subscription Agreement constitutes its consent to such Operating Agreement, and, that upon acceptance of this Subscription Agreement by Fundrise, the undersigned will become a member of Fundrise as a holder of Common Shares. When this Subscription Agreement is countersigned by the Company, the Operating Agreement shall be binding upon the undersigned as of the settlement date.

2.          Purchase of the Common Shares.

2.1           The Subscriber understands that the Purchase Price is payable with the execution and submission of this Agreement, and accordingly, is submitting herewith to Fundrise the Purchase Price as agreed to by Fundrise on the Site.

2.2           If Fundrise returns the Subscriber’s Purchase Price to the Subscriber, Fundrise will not pay any interest to the Subscriber.

2.3           If this Subscription is accepted by Fundrise, the Subscriber agrees to comply fully with the terms of this Agreement, the Common Shares and all other applicable documents or instruments of Fundrise, including the Operating Agreement. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Common Shares.

2.4           In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber to Fundrise for the Common Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, Fundrise shall refund to the Subscriber any payment made by the Subscriber to Fundrise with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

B-3

3.          Investment Representations and Warranties of the Subscriber. The Subscriber represents and warrants to Fundrise the following:

3.1           The information that the Subscriber has furnished herein, including (without limitation) the information furnished by the Subscriber to Fundrise, LLC, an affiliate of Fundrise, upon signing up for the Site regarding whether Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that Fundrise accepts this subscription. Further, the Subscriber shall immediately notify Fundrise of any change in any statement made herein prior to the Subscriber’s receipt of Fundrise’s acceptance of this Subscription, including, without limitation, Subscriber’s status as an “accredited investor”. The representations and warranties made by the Subscriber may be fully relied upon by Fundrise and by any investigating party relying on them.

3.2           The Subscriber, if an entity, is, and shall at all times while it holds Common Shares remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen (18) years of age or older, competent to enter into a contractual obligation, and a citizen or resident of the United States of America. The principal place of business or principal residence of the Subscriber is as shown on the signature page of this Agreement.

3.3           The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by Fundrise, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

3.4           At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by Fundrise or any other person that:

a.         A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

B-4

b.         The past performance or experience on the part of Fundrise and/or its officers or directors does not in any way indicate the predictable or probable results of the ownership of the Common Shares or the overall Fundrise venture.

3.5           The Subscriber has received, carefully read and is familiar with the terms and provisions of this Agreement, the Offering Circular and the Operating Agreement. The Subscriber has received all information that it considers necessary or appropriate for deciding whether to purchase the Common Shares. The Subscriber and/or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by Fundrise or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with Fundrise and its business to evaluate the merits and risks of an investment, to make an informed investment decision and to protect Subscriber’s own interests in connection with the Purchase.

3.6           The Subscriber understands that the Common Shares being purchased are a speculative investment which involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Common Shares, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Common Shares. The Subscriber has read, reviewed and understood the risk factors set forth in the Offering Circular.

3.7           The Subscriber understands that any forecasts or predictions as to Fundrise’s performance are based on estimates, assumptions and forecasts that Fundrise believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

3.8           The Subscriber is able to bear the economic risk of this investment and, without limiting the generality of the foregoing, is able to hold this investment for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in Fundrise.

3.9           The amount of Common Shares being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth (for natural persons), or 10% of the Subscriber’s annual revenue or net assets at fiscal year end (for non-natural persons).

3.10         The Subscriber has had an opportunity to ask questions of Fundrise or anyone acting on its behalf and to receive answers concerning the terms of this Agreement and the Common Shares, as well as about Fundrise and its business generally, and to obtain any additional information that Fundrise possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

B-5

3.11         If the Subscriber is an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, the Subscriber agrees to provide any additional documentation Fundrise may reasonably request, including documentation as may be required by Fundrise to form a reasonable basis that the Subscriber qualifies as an “accredited investor”, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits.

3.12         The Subscriber understands that no state or federal authority has scrutinized this Agreement or the Common Shares offered pursuant hereto, has made any finding or determination relating to the fairness for investment of the Common Shares, or has recommended or endorsed the Common Shares, and that the Common Shares have not been registered or qualified under the Act or any state securities laws, in reliance upon exemptions from registration thereunder.

3.13         The Subscriber understands that Fundrise has not been registered under the Investment Company Act of 1940. In addition, the Subscriber understands that Fundrise is not registered as an investment adviser under the Investment Advisers Act of 1940.

3.14         The Subscriber is subscribing for and purchasing the Common Shares without being furnished any offering literature, other than the Offering Circular and this Agreement, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from Fundrise in writing, and without receiving any representations or warranties from Fundrise or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any investigation made by the Subscriber or Subscriber’s advisors.

3.15         The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to Fundrise. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

3.16         The Subscriber is subscribing for and purchasing the Common Shares solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Common Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Common Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

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3.17         The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

3.18         Fundrise’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge based on reasonable investigation:

(a)	None of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

(b)	To the extent within the Subscriber’s control, none of the Subscriber’s funds tendered for the Purchase Price will cause Fundrise or any of its personnel or affiliates to be in violation of federal anti-money laundering laws, including (without limitation) the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and/or any regulations promulgated thereunder.

(c)	When requested by Fundrise, the Subscriber will provide any and all additional information, and the Subscriber understands and agrees that Fundrise may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or Related Person[1] to U.S. regulators and law enforcement authorities, deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. Fundrise reserves the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to the Fund. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, the subscription by the Subscriber may be refused.

1 For purposes of this paragraph 6, the terms “Related Person”, “Prohibited Investor”, “Senior Foreign Political Figure”, “Close Associate”, “Non-Cooperative Jurisdiction” and “Foreign Shell Bank” shall have the meanings described below: “Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure; “Foreign Shell Bank” shall mean a Foreign

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(d)	Neither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, any of the Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment nor, in the case of an Subscriber which is an entity, any Related Person is: (i) a Prohibited Investor;

(ii)	a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;

(iii)	a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or Bank without a physical presence in any country, but does not include a regulated affiliate; “Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank; “Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur; “Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Fund in connection therewith; “Related Person” shall mean, with respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity, the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such plan; “Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

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(iv)	a person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(e)	The Subscriber hereby agrees to immediately notify Fundrise if the Subscriber knows, or has reason to suspect, that any of the representations in this Section 3.19 have become incorrect or if there is any change in the information affecting these representations and covenants.

(f)	The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations, Fundrise may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s interest in the Common Shares.

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3.19         The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning Fundrise and to consult with independent tax advisers regarding the tax consequences of investing through Fundrise. The Subscriber acknowledges that Subscriber understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. The Subscriber acknowledges and agrees that Fundrise is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Subscriber by reason of the Purchase.

4.	[Reserved].

5.	[Reserved].

6.	Indemnity. The Subscriber hereby indemnifies and holds harmless Fundrise and its officers, directors, managers, stockholders, partners, members, agents, counsel, servants, employees, affiliates, parent companies, subsidiaries, heirs, personal and legal representatives and administrators, successors and assigns from, of and against any and all losses, costs, claims, expenses and damages of every kind, known or unknown, contingent or otherwise (including, but not limited to, reasonable attorneys’ fees and court costs incurred), or liability due, which any one of them may incur by reason of (i) failure of the Subscriber to fulfill any of the terms or conditions of this Agreement, (ii) any breach of any representation or warranty of the Subscriber, whether contained in this Agreement or elsewhere, or (iii) Subscriber’s wrongful acts, omissions and representations (and those of your employees, agents or representatives). Your obligation to indemnify Fundrise shall survive termination of this Agreement, regardless of the reason for termination.

7.	No Advisory Relationship. You acknowledge and agree that the purchase and sale of the Common Shares pursuant to this Agreement is an arms-length transaction between you and Fundrise. In connection with the purchase and sale of the Common Shares, Fundrise is not acting as your agent or fiduciary. Fundrise assumes no advisory or fiduciary responsibility in your favor in connection with the Common Shares or the corresponding project investments. Fundrise has not provided you with any legal, accounting, regulatory or tax advice with respect to the Common Shares, and you have consulted your own respective legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

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8.	Bankruptcy. In the event that you file or enter bankruptcy, insolvency or other similar proceeding, you agree to use the best efforts possible to avoid Fundrise being named as a party or otherwise involved in the bankruptcy proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) you be allowed by Fundrise to return the Common Shares to Fundrise for a refund or (ii) Fundrise be mandated or ordered to redeem or withdraw Common Shares held or owned by you.

9.	Miscellaneous Provisions.

9.1           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the conflicts of laws principles thereof).

9.2           All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber at the records of Fundrise (or that you submitted to us via the Site). You shall send all notices or other communications required to be given hereunder to Fundrise via email at investments@fundrise.com (with a copy to be sent concurrently via prepaid certified mail to: Fundrise Servicing, LLC, 1519 Connecticut Ave., NW, Suite 200, Washington, DC 20036, Attention: Investor Relations.

Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the State of Delaware are legally closed for business.

9.3           This Agreement, or the rights, obligations or interests of the Subscriber hereunder, may not be assigned, transferred or delegated without the prior written consent of Fundrise. Any such assignment, transfer or delegation in violation of this section shall be null and void.

9.4           The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

9.5           Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

9.6           If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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9.7           In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

9.8           This Agreement (including the exhibits and schedules attached hereto) and the documents referred to herein (including without limitation the Common Shares) constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with Fundrise with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between us.

9.9           This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

9.10         The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

9.11         The parties acknowledge that there are no third party beneficiaries of this Agreement, except for any affiliates of Fundrise that may be involved in the issuance or servicing of Common Shares on Fundrise platform, which the parties expressly agree shall be third party beneficiaries hereof.

10.	Consent to Electronic Delivery. The Subscriber hereby agrees that Fundrise may deliver all notices, financial statements, tax reports, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of Fundrise and its investments, including, without limitation, information about the investment, required or permitted to be provided to the Subscriber under the Common Share or hereunder by means e-mail or by posting on an electronic message board or by other means of electronic communication. Because Fundrise operates principally on the Internet, you will need to consent to transact business with us online and electronically. As part of doing business with us, therefore, we also need you to consent to our giving you certain disclosures electronically, either via the Site or to the email address you provide to us. By entering into this Agreement, you consent to receive electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to your or our rights, obligations or services under this Agreement (each, a “Disclosure”). The decision to do business with us electronically is yours. This document informs you of your rights concerning Disclosures.

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(a)   Scope of Consent. Your consent to receive Disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such Disclosures relate.

(b)  Consenting to Do Business Electronically. Before you decide to do business electronically with us, you should consider whether you have the required hardware and software capabilities described below.

(c)   Hardware and Software Requirements. In order to access and retain Disclosures electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

(d)   How to Contact Us Regarding Electronic Disclosures. You can contact us via email at info@fundrise.com or by calling us at 202-584-0550. You may also reach us in writing at the following address: Fundrise, LLC, 1519 Connecticut Ave., NW, Suite 200, Washington, DC 20036, Attention: Investor Support. You agree to keep us informed of any change in your email or home mailing address so that you can continue to receive all Disclosures in a timely fashion. If your registered e-mail address changes, you must notify us of the change by sending an email to investments@fundrise.com. You also agree to update your registered residence address and telephone number on the Site if they change. You will print a copy of this Agreement for your records, and you agree and acknowledge that you can access, receive and retain all Disclosures electronically sent via email or posted on the Site.

11.	Limitations on Damages. IN NO EVENT SHALL FUNDRISE BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

12.	Arbitration.

(a)   Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 12 (this “Arbitration Provision”). The arbitration shall be conducted in Washington, DC. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and Fundrise (or persons claiming through or connected with Fundrise), on the other hand, relating to or arising out of this Agreement, any Common Share, the Site, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of Section (e) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

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(b)  The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

(c)   If we elect arbitration, we shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). If you elect arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. We shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or you request that we pay them and we agree to do so. Each party shall bear the expense of its own attorney’s fees, except as otherwise provided by law. If a statute gives you the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.

(d)  Within 30 days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

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(e)   We agree not to invoke our right to arbitrate an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

(f)  Unless otherwise provided in this Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (i) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party, or (ii) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this sub-section (e), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this sub-section (e) shall be determined exclusively by a court and not by the administrator or any arbitrator.

(g)  This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

(h)  This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party hereto or other party; and (iii) any transfer of any loan or Common Share or any amounts owed on such loans or notes, to any other party. If any portion of this Arbitration Provision other than sub-section (e) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in sub-section (e) are finally adjudicated pursuant to the last sentence of sub-section (e) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.

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13.	Waiver of Court & Jury Rights. THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER AGREEMENTS RELATED THERETO.

14.	Authority. By executing this Agreement, you expressly acknowledge that you have reviewed this Agreement and the Offering Circular for this particular subscription.

[Signature page to follow]

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IN WITNESS WHEREOF, the Subscriber, or its duly authorized representative(s), hereby acknowledges that it has read and understood the risk factors set forth in the Offering Circular, and has hereby executed and delivered this Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

THE SUBSCRIBER:

Print Name of Subscriber

Description of Entity (if applicable)

Signature of Subscriber

Name of Person Signing on behalf of Subscriber

Title (if applicable)

Address of Subscriber:

Telephone:

Email:

Purchase Price:

(Signature Page to Subscription Agreement)

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AGREED AND ACCEPTED BY

Fundrise Real Estate Investment Trust, LLC

By:	Fundrise Real Estate Investment Trust Manager, LLC,
a Delaware limited liability company
Title:	Manager

Name:	Benjamin Miller
Title:	Manager

Fundrise Real Estate Investment Trust, LLC

1519 Connecticut Ave., Suite 200

Washington, DC 20036

investments@fundrise.com

(202) 584-0550

(Signature Page to Subscription Agreement)

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Fundrise Real Estate Investment Trust, LLC

Sponsored by

Rise Companies Corp.

UP TO $50,000,000 IN COMMON SHARES

OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular. If any such information or statements are given or made, you should not rely upon such information or representation. This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This offering circular speaks as of the date set forth above. You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

[_______], 2015

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Certificate of Formation
2.2*	Amended and Restated Operating Agreement
4.1*	Form of Subscription Package
6.1*	Form of Servicing Agreement between Fundrise Real Estate Investment Trust, LLC and Fundrise Servicing, LLC
6.2*	Form of License Agreement between Fundrise Real Estate Investment Trust, LLC and Rise Companies Corp.
10.1*	Power of Attorney (included on signature page)
11.1*	Consent of Goodwin Procter LLP (included in Exhibit 12.1)
11.2*	Consent of McGladrey LLP
12.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified
15.1*	Draft offering statement previously submitted pursuant to Rule 252(d)

*	To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of ______, State of ________, on ____________, 2015.

Fundrise Real Estate Investment Trust, LLC
By:	Fundrise Real Estate Investment Trust Manager, LLC

By:
Name:
Title:

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of              and             , or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Offering Statement on Form 1-A (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer of Fundrise Real	, 2015
Benjamin S. Miller	Estate Investment Trust Manager, LLC (Principal Executive Officer)

	President of Fundrise Real Estate	, 2015
Investment Trust Manager, LLC
Daniel S. Miller

	Chief Financial Officer and Treasurer of	, 2015
Michael McCord	Fundrise Real Estate Investment Trust Manager, LLC
(Principal Financial Officer and Principal Accounting Officer)

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